Supplemental Indenture

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 26, 2018 (this “Supplemental Indenture”), is by and among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), each of the parties identified as a New Guarantor in Schedule 1 hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, certain guarantors listed on the signature pages thereto, the Trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as paying agent and authenticating agent, are parties to an indenture dated as of August 16, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 4.250% Senior Notes due 2024 (the “Euro Notes”) and the Issuer’s 4.875% Senior Notes due 2024 (the “Dollar Notes” and, together with the Euro Notes, the “Notes”);
WHEREAS, Section 9.1 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein;
WHEREAS, Section 9.2 of the Indenture provides that the Issuer and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”), amend or supplement the Indenture, the Notes and the Guarantees;
WHEREAS, the Issuer has solicited (the “Consent Solicitation”) consents (the “Consents”) from Holders to the adoption of certain amendments (the “Proposed Amendments”) to the Indenture as set forth in a consent solicitation statement of the Issuer, dated October 18, 2018 (the “Consent Solicitation Statement”);
WHEREAS, in connection with the Consent Solicitation, the Issuer intends, upon satisfaction of certain conditions set forth in the Consent Solicitation Statement, to pay a cash payment (the “Consent Fee”) equal to $2.50 per $1,000 principal amount of Dollar Notes and €2.50 per €1,000 principal amount of Euro Notes, as applicable, with respect to which a Holder as of October 17, 2018 (the “Record Date”) has delivered valid and unrevoked Consents to the Proposed Amendments on or prior to 5:00 P.M., New York City time, on October 29, 2018 (the “Expiration Date”);
WHEREAS, the Consent Solicitation is conditioned upon, among other things, the Proposed Amendments having been approved by Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the Record Date, with such Proposed Amendments becoming operative with respect to the Indenture upon the payment (the “Payment”) of the Consent Fee to Holders as of the Record Date who

US-DOCS\103762252.5

deliver valid and unrevoked Consents to the Proposed Amendments on or prior to the Expiration Date;
WHEREAS, the Issuer has received and delivered to the Trustee evidence of the Requisite Consents to effect the Proposed Amendments under the Indenture, and the Consent Solicitation Statement allows the Issuer and the Trustee to enter into this Supplemental Indenture upon receipt of the Requisite Consents on or prior to the Expiration Date; and
WHEREAS, pursuant to Sections 9.1 and 9.2 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreements to Become Guarantors. Each of the New Guarantors hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.
3.Amendments to the Indenture.
3.1.    The definition of “Guarantors” in Section 1.1 of the Indenture is deleted in its entirety and replaced with the following: ““Guarantors” means, collectively, (i) Parent Guarantor, (ii) each Restricted Subsidiary of Parent Guarantor (other than the Issuer) that executes (or otherwise becomes a party to) the Indenture on the Issue Date, (iii) each other Restricted Subsidiary of Parent Guarantor that Incurs a Guarantee of the Notes, including a Subsidiary of Parent Guarantor that, in connection with a designation of such Subsidiary (or any of its direct or indirect Subsidiaries) as a Successor Parent Guarantor, Guarantees the Notes pursuant to Section 3.11, (iv) any direct or indirect parent of Parent Guarantor that, in connection with a designation of such parent (or any of its direct or indirect parents) as a Successor Parent Guarantor, Guarantees the Notes pursuant to Section 3.11(b) and (v) each Parent Guarantor that becomes a Prior Parent Guarantor as a result of a New Parent Guarantor Designation; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall automatically cease to be a Guarantor; provided, further, that no CFC or CFC Holdco shall in any event be required to be a Guarantor.”;
3.2.    The term “New Parent Guarantor Designation” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““New Parent Guarantor

Designation” means a written notice provided by Parent Guarantor to the Trustee and the Holders pursuant to which (a) Parent Guarantor (which, following the effectiveness of such designation, shall be a Prior Parent Guarantor) designates a Guarantor to be “Parent Guarantor” (which, following the effectiveness of such designation, shall be a Successor Parent Guarantor) under this Indenture pursuant to a supplemental indenture, which will set forth the New Parent Guarantor Designation Effective Date, upon which all references to “Parent Guarantor” in this Indenture shall refer to such Successor Parent Guarantor, and (b) Parent Guarantor certifies that such Successor Parent Guarantor shall own, directly or indirectly, all or substantially all of the assets and operations owned by the Prior Parent Guarantor immediately before the effectiveness of such designation; provided that if any “Parent Guarantor” is designated and, as a direct result of such designation, any entity that was a Restricted Subsidiary immediately prior to such designation (a “Previous Restricted Subsidiary”) will no longer be a Restricted Subsidiary immediately following such designation, such Previous Restricted Subsidiary will be treated for purposes of this Indenture as having been designated an Unrestricted Subsidiary and the requirements set forth in the definition of “Unrestricted Subsidiary” and the requirements set forth in Section 3.4 of this Indenture (including, without limitation, the requirement set forth in the definition of “Investments” that the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated an Unrestricted Subsidiary shall be treated as an Investment) must be complied with in order for such New Parent Guarantor Designation to be effective. On the New Parent Guarantor Designation Effective Date, such Prior Parent Guarantor will no longer be “Parent Guarantor” under this Indenture but will continue to be a “Guarantor” (unless and until such Guarantee is released in accordance with the terms of this Indenture) and, if such Prior Parent Guarantor is a Subsidiary of such Successor Parent Guarantor, a “Restricted Subsidiary” under this Indenture.”;
3.3.    The term “New Parent Guarantor Designation Effective Date” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““New Parent Guarantor Designation Effective Date” means the date on which a New Parent Guarantor Designation becomes effective for purposes of this Indenture.”;
3.4.    The term “Parent” is deleted from Section 1.1 of the Indenture;
3.5.    The term “Parent Guarantor” is deleted in its entirety and replaced with the following: ““Parent Guarantor” means (i) prior to the Seventh Supplemental Indenture Operative Time, Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors, (ii) on and after the Seventh Supplemental Indenture Operative Time, (A) until a New Parent Guarantor Designation Effective Date, if any, is provided pursuant to a New Parent Guarantor Designation, Axalta Coating Systems Ltd., a Bermuda exempted limited liability company, and its successors and (B) after any New Parent Guarantor Designation Effective Date is provided pursuant to a New Parent Guarantor Designation, the Successor Parent Guarantor that is designated as such in the New Parent Guarantor Designation.”;

3.6.    The term “Prior Parent Guarantor” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““Prior Parent Guarantor” means a Parent Guarantor that has designated another Guarantor to be “Parent Guarantor” pursuant to a New Parent Guarantor Designation.”;
3.7.    The term “Seventh Supplemental Indenture” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““Seventh Supplemental Indenture” means the seventh supplemental indenture to the Indenture, dated as of October 26, 2018, by and among the Issuer, each of the parties identified as a new guarantor on the signature pages thereto and the Trustee.”;
3.8.    The term “Seventh Supplemental Indenture Operative Time” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““Seventh Supplemental Indenture Operative Time” means the date on which the amendments set forth in the Seventh Supplemental Indenture became operative.”;
3.9.    The term “Successor Parent Guarantor” is added as a defined term to Section 1.1 of the Indenture, to read as follows: ““Successor Parent Guarantor” means a Guarantor that has been designated as “Parent Guarantor” pursuant to a New Parent Guarantor Designation.”;
3.10.    The first sentence of Section 3.11 of the Indenture is deleted in its entirety and replaced with the following: “If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Receivables Subsidiary, any CFC, any CFC Holdco and the Issuer) that is not then the Issuer or a Guarantor guarantees or Incurs any Indebtedness under any Credit Agreement or (b) Parent Guarantor otherwise elects to have any Restricted Subsidiary or any direct or indirect parent of Parent Guarantor become a Guarantor, then, in each such case, Parent Guarantor shall cause such Restricted Subsidiary (in the case of clause (a) above, within 20 Business Days of the date that such Indebtedness under such Credit Agreement has been guaranteed or Incurred) or direct or indirect parent of Parent Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary or direct or indirect parent of Parent Guarantor shall become a Guarantor under this Indenture providing for a Guarantee by such Restricted Subsidiary or direct or indirect parent of Parent Guarantor on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors.”;
3.11.    The following new clause (f) is added to the last sentence of the last paragraph of Section 4.1(a) of the Indenture: “and (f) Parent Guarantor may designate any Guarantor (including any Person that becomes a Guarantor pursuant to Section 3.11(b) of this Indenture) to be “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.”;
3.12.    The following sentence is added to the end of Section 4.1(b) of the Indenture: “Notwithstanding the foregoing, Parent Guarantor may designate any Guarantor (including any Person that becomes a Guarantor pursuant to Section 3.11(b) of this Indenture) to be “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.”;
3.13.    The following new subclause (C) is added to clause (vi) of Section 9.1 of the Indenture: “(C) to designate a Guarantor as “Parent Guarantor” under the Indenture pursuant to a New Parent Guarantor Designation;”;
3.14.    The last sentence of Section 9.5 of the Indenture is deleted in its entirety and replaced with the following: “Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture or designating a Guarantor as “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.”;
3.15.    Clause (c) of Section 10.2 of the Indenture is deleted in its entirety and replaced with the following: “(c) [Reserved].”;
3.16.    The following provisions of the Indenture are amended to delete references to “Parent”: (i) definition of “Designated Preferred Stock” in Section 1.1 of the Indenture, (ii) definition of “Related Taxes” in Section 1.1 of the Indenture, (iii) Section 3.2(a)(iii) of the Indenture, (iv) preamble to Section 3.4(a)(xiii) and Sections 3.4(a)(xiii)(a)-(c) of the Indenture and (v) clause (b) of Section 3.8(b)(i) of the Indenture;
3.17.    The definitions of “Existing Secured Notes”, “Existing Secured Notes Indenture” and “Senior Credit Agreement” (each as defined in Section 1.1 of the Indenture) are amended to delete references to “Parent Guarantor” and such references are replaced with “Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors”;
3.18.    Section 10.1(l) of the Indenture is deleted in its entirety and replaced with the following: “(l) The obligations and liabilities of each Guarantor incorporated in Sweden (each a “Swedish Guarantor”) incurred under its Guarantee shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) governing distribution of assets (Chapter 17, Sections 1-4 of the Swedish Companies Act) and also taking into account any other security granted and/or guarantee given by such Swedish Guarantor subject to the corresponding limitation, and it is understood that the obligations and liabilities of each such Swedish Guarantor in its capacity as Guarantor under its Guarantee shall only apply to the extent permitted by the above-mentioned provisions, and the obligations and liabilities shall be limited in accordance herewith.”;
3.19.    Section 10.1(o) of the Indenture is deleted in its entirety and replaced with the following:
“(o)(i)     Notwithstanding anything to the contrary contained in this Indenture, the aggregate maximum amount payable by any Guarantor incorporated in Luxembourg (each, a “Luxembourg Guarantor”) in respect of the aggregate amount of its Guarantee obligations under this Indenture for the obligations of any Issuer which is not its direct or indirect subsidiary shall be limited at any time to an amount (the “Amount”) not exceeding the higher of:
(A)    95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the subordinated debt (dettes subordonnées) owed by such Luxembourg Guarantor (excluding however any amounts borrowed by such Luxembourg Guarantor as per Section 10.1(o)(ii)) (the “Luxembourg Subordinated Debt”), as referred to in annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended (“Annex I”) at the Seventh Supplemental Indenture Operative Time; and
(B)    95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the Luxembourg Subordinated Debt as referred to in Annex I at the date the guarantee is called.
(ii)    The above limitation shall not apply to any amounts (if any) issued by the Issuer under this Indenture where the issued amounts have been directly or indirectly lent or otherwise made available by the Issuer to a Luxembourg Guarantor or to any direct or indirect subsidiary of a Luxembourg Guarantor.
(iii)    Any Amount called under the Guarantee of a Luxembourg Guarantor is to be deducted from the Amount as defined in the Subsidiary Guaranty (as defined in the Senior Credit Agreement) and from the Amount as defined in the Existing Secured Notes Indenture at the moment of such calling.”;
3.20.    The following clause is added as a new clause (p) to Section 10.1 of the Indenture:
(p)(i)     The obligations, covenants, acknowledgments, consents, agreements, representations and warranties contained in the Notes or this Indenture shall, with respect to any Guarantor which is (A) a public company or (B) a company incorporated in Singapore whose holding company is a public company (each such Guarantor, a “Relevant Singapore Guarantor”), only be effective and deemed to be given by such Relevant Singapore Guarantor on and from, but not prior to, such time that the Singapore Whitewash Process is completed in accordance with the applicable provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”); and
(ii)    The obligations of any Relevant Singapore Guarantor under the Notes or this Indenture shall not at any time extend to or include any liability or obligation which would, if so extended to or included, result in any violation of Section 76 of the Singapore Companies Act.
(iii)    For the purposes of this Section 10.1(p),
(A)    “holding company” has the meaning given to it in the Singapore Companies Act;
(B)    “public company” has the meaning given to it in the Singapore Companies Act; and

(C)    “Singapore Whitewash Process” means the approval by the shareholders and/or (as the case may be) the board of directors of the relevant Relevant Singapore Guarantor of the provision of financial assistance (being financial assistance which would otherwise be prohibited by Section 76 of the Singapore Companies Act) by that Relevant Singapore Guarantor in relation to its undertaking of any obligations under the Notes or this Indenture, and the satisfaction by that Relevant Singapore Guarantor of all other conditions required to be fulfilled under Singapore law prior to the provision of such financial assistance by that Relevant Singapore Guarantor, in accordance with the requirements of Section 76 of the Singapore Companies Act.”;
3.21    The following section is added as a new Section 1.4 of the Indenture:
“SECTION 1.4    The Proposed Restructuring. Notwithstanding anything herein to the contrary, Axalta Coating Systems Ltd., a Bermuda exempted limited liability company and its Subsidiaries may undertake those certain transactions to be undertaken for tax planning and reorganization purposes as set forth in the Consent Solicitation Statement, dated as of October 18, 2018, relating to the proposed amendments to this Indenture.”; and
3.22.    The Indenture is amended to make certain conforming or other changes to the Indenture as set forth in Exhibit A to this Supplemental Indenture.
4.Effectiveness of this Supplemental Indenture; Supplemental Indenture Part of Indenture. Upon the execution of this Supplemental Indenture by the Issuer, the New Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby; provided, however, that the Guarantees by the New Guarantors referenced in Section 2 above shall only become operative upon the Payment; provided, further, however, that the provisions of the Indenture referred to in Section 3 above (such provisions being referred to as the “Amended Provisions”) will remain in effect in the form they existed prior to the execution of this Supplemental Indenture until, and the Amended Provisions shall only become operative upon, the Payment. The Issuer shall give the Trustee and Holders prompt written notice of the occurrence of the Payment (or failure by the Issuer to make the Payment).
5.Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
6.No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in Parent Guarantor, the Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a

Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
7.Notices. For purposes of Section 12.1 of the Indenture, the address for notices to each of the New Guarantors shall be:
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
8.Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
9.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
10.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
11.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors and the Issuer and the rights, protections and indemnities afforded to the Trustee under the Indenture shall apply to the execution of this Supplemental Indenture.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
AXALTA COATING SYSTEMS, LLC

By:        /s/ Karyn Rodriguez
    Name: Karyn Rodriguez
    Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]
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AXALTA COATING SYSTEMS LTD., as a New Guarantor and Parent Guarantor

By:        /s/ Karyn Rodriguez
    Name: Karyn Rodriguez
    Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]
US-DOCS\103762252.5

AXALTA COATING SYSTEMS BERMUDA FINANCE 1 LTD., as a New Guarantor

By:        /s/ Karyn Rodriguez
    Name: Karyn Rodriguez
    Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]
US-DOCS\103762252.5

AXALTA COATING SYSTEMS DUTCH HOLDING A B.V., as a New Guarantor

By:        /s/ Annemiek van Leuven
    Name: Annemiek van Leuven
    Title: Managing Director

[Signature Page to Seventh Supplemental Indenture]
US-DOCS\103762252.5

AXALTA COATING SYSTEMS LUXEMBOURG TOP S.À R.L., as a New Guarantor

By:        /s/ Maximilian Moellmann
    Name: Maximilian Moellmann
    Title: Manager

[Signature Page to Seventh Supplemental Indenture]
US-DOCS\103762252.5

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:        /s/ Joseph P. O’Donnell
    Name: Joseph P. O’Donnell
    Title: Vice President

[Signature Page to Seventh Supplemental Indenture]
US-DOCS\103762252.5

Schedule 1

New Guarantors

1.	Axalta Coating Systems Ltd., a Bermuda exempted company limited by shares

2.	Axalta Coating Systems Bermuda Finance 1 Ltd, a Bermuda exempted company limited by shares

3.	Axalta Coating Systems Dutch Holding A B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands

4.
Axalta Coating Systems Luxembourg Top S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 197808 and having its registered office at 10A, rue Henri M. Schnadt, L-2530 Luxembourg, Grand Duchy of Luxembourg

US-DOCS\103762252.5

~~EXECUTION VERSION~~Exhibit A

AXALTA COATING SYSTEMS, LLC
as Issuer

INDENTURE
Dated as of August 16, 2016

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG,
as Registrar

CITIBANK N.A., LONDON BRANCH,
as a Paying Agent and Authenticating Agent

[[NYCORP:3609736v11:3626W: 08/16/2016--05:12 AM]]

TABLE OF CONTENTS
ARTICLE I
Definitions and Incorporation by Reference

		Page
SECTION 1.1.	Definitions.................................................................................................................................		1
SECTION 1.2.	Other Definitions......................................................................................................................	~~38~~	39
SECTION 1.3.	Rules of Construction...............................................................................................................	~~40~~	41
SECTION 1.4.	The Proposed Restructuring..................................................................................................		42
ARTICLE II
The Notes

		Page
SECTION 2.1.	Form and Dating...............................................................................................................................	~~41~~	42
SECTION 2.2.	Form of Execution and Authentication............................................................................................	~~46~~	47
SECTION 2.3.	Registrar and Paying Agent..............................................................................................................	47	48
SECTION 2.4.	Paying Agent to Hold Money...........................................................................................................	~~47~~	48
SECTION 2.5.	Lists of Holders of the Notes............................................................................................................	~~48~~	49
SECTION 2.6.	Transfer and Exchange.....................................................................................................................	~~48~~	49
SECTION 2.7.	Replacement Notes...........................................................................................................................	~~57~~	58
SECTION 2.8.	Outstanding Notes............................................................................................................................	~~57~~	59
SECTION 2.9.	Treasury Notes..................................................................................................................................	58	59
SECTION 2.10.	Temporary Notes..............................................................................................................................	58	59
SECTION 2.11.	Cancellation......................................................................................................................................	58	59
SECTION 2.12.	Payment of Interest, Defaulted Interest............................................................................................	58	60
SECTION 2.13.	CUSIP, ISIN and Common Code Numbers......................................................................................	59	60
SECTION 2.14.	Record Date......................................................................................................................................	60	61
SECTION 2.15.	[Reserved]........................................................................................................................................	60	61
SECTION 2.16.	Conversion of Currency....................................................................................................................	60	61
ARTICLE III
Covenants

		Page
SECTION 3.1.	Payment of Notes................................................................................................................................	~~60~~	61
SECTION 3.2.	Reports and Other Information............................................................................................................	~~61~~	62
SECTION 3.3.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock....................................................................................................................................................	~~63~~	65
SECTION 3.4.	Limitation on Restricted Payments.....................................................................................................	~~70~~	71
SECTION 3.5.	Liens....................................................................................................................................................	~~77~~	78
SECTION 3.6.	Dividend and Other Payment Restrictions Affecting Subsidiaries......................................................	~~77~~	78
SECTION 3.7.	Asset Sales...........................................................................................................................................	~~79~~	80
SECTION 3.8.	Transactions with Affiliates.................................................................................................................	~~82~~	84
SECTION 3.9.	Change of Control...............................................................................................................................	~~85~~	87
SECTION 3.10.	Maintenance of Insurance...................................................................................................................	~~88~~	89
SECTION 3.11.	Additional Guarantors.........................................................................................................................	~~88~~	89
SECTION 3.12.	Compliance Certificate; Statement by Officers as to Default.............................................................	~~88~~	89
SECTION 3.13.	[Reserved]...........................................................................................................................................	~~88~~	90
SECTION 3.14.	Designation of Restricted and Unrestricted Subsidiaries....................................................................	~~88~~	90
SECTION 3.15.	Covenant Suspension..........................................................................................................................	~~89~~	90
SECTION 3.16.	Stay, Extension and Usury Law...........................................................................................................	~~90~~	91
SECTION 3.17.	Listing..................................................................................................................................................	~~90~~	91

-i-

ARTICLE IV
Merger; Consolidation or Sale of Assets

Page
SECTION 4.1.	When the Issuer, Parent Guarantor and the Guarantors May Merge or Otherwise Dispose of Assets.................................................................................................................................................	~~90~~	92
ARTICLE V
Redemption of Notes

		Page
SECTION 5.1.	Optional Redemption............................................................................................................	~~93~~	94
SECTION 5.2.	Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions...............	~~93~~	95
SECTION 5.3.	Selection by Applicable Paying Agent of Notes to Be Redeemed........................................	~~93~~	95
SECTION 5.4.	Notice of Redemption...........................................................................................................	~~94~~	95
SECTION 5.5.	Deposit of Redemption Price................................................................................................	~~95~~	96
SECTION 5.6.	Notes Payable on Redemption Date.....................................................................................	~~95~~	97
SECTION 5.7.	Notes Redeemed in Part........................................................................................................	~~95~~	97
SECTION 5.8.	Offer to Repurchase..............................................................................................................	~~96~~	97
ARTICLE VI
Defaults and Remedies

		Page
SECTION 6.1.	Events of Default..............................................................................................................	~~97~~	99
SECTION 6.2.	Acceleration......................................................................................................................	~~98~~	100
SECTION 6.3.	Other Remedies.................................................................................................................	~~99~~	100
SECTION 6.4.	Waiver of Past Defaults.....................................................................................................	~~99~~	100
SECTION 6.5.	Control by Majority...........................................................................................................	~~99~~	101
SECTION 6.6.	Limitation on Suits............................................................................................................	~~99~~	101
SECTION 6.7.	[Reserved].........................................................................................................................	~~100~~	101
SECTION 6.8.	Collection Suit by Trustee.................................................................................................	~~100~~	101
SECTION 6.9.	Trustee May File Proofs of Claim.....................................................................................	~~100~~	101
SECTION 6.10.	Priorities............................................................................................................................	~~100~~	102
SECTION 6.11.	Undertaking for Costs.......................................................................................................	~~100~~	102
ARTICLE VII
Trustee

		Page
SECTION 7.1.	Duties of Trustee..........................................................................................................	~~101~~	102
SECTION 7.2.	Rights of Trustee..........................................................................................................	~~102~~	103
SECTION 7.3.	Individual Rights of Trustee........................................................................................	~~103~~	105
SECTION 7.4.	Disclaimer....................................................................................................................	~~104~~	105
SECTION 7.5.	Notice of Defaults........................................................................................................	~~104~~	105
SECTION 7.6.	Compensation and Indemnity.......................................................................................	~~104~~	105
SECTION 7.7.	Replacement of Trustee................................................................................................	~~104~~	106
SECTION 7.8.	Successor Trustee by Merger........................................................................................	~~106~~	107
SECTION 7.9.	Eligibility; Disqualification..........................................................................................	~~106~~	107
SECTION 7.10.	Limitation on Duty of Trustee.....................................................................................	~~106~~	107
SECTION 7.11.	Preferential Collection of Claims Against the Issuer...................................................	~~106~~	108
SECTION 7.12.	Reports by Trustee to Holders of the Notes.................................................................	~~106~~	108

ARTICLE VIII
Discharge of Indenture; Defeasance

		Page
SECTION 8.1.	Discharge of Liability on Notes; Defeasance...............................................................	~~106~~	108
SECTION 8.2.	Conditions to Defeasance.............................................................................................	~~107~~	109
SECTION 8.3.	Application of Trust Money.........................................................................................	~~108~~	110

-ii-

SECTION 8.4.	Reayment to Issuer.......................................................................................................	~~109~~	110
SECTION 8.5.	Indemnity for U.S. Government Obligations...............................................................	~~109~~	110
SECTION 8.6.	Reinstatement...............................................................................................................	~~109~~	110
ARTICLE IX
Amendments

		Page
SECTION 9.1.	Without Consent of Holders.........................................................................................	~~109~~	111
SECTION 9.2.	With Consent of Holders..............................................................................................	~~110~~	112
SECTION 9.3.	Effect of Consents and Waivers....................................................................................	~~111~~	113
SECTION 9.4.	Notation on or Exchange of Notes...............................................................................	~~111~~	113
SECTION 9.5.	Trustee To Sign Amendments.......................................................................................	~~112~~	113
ARTICLE X
Guarantees

		Page
SECTION 10.1.	Guarantees....................................................................................................................	~~112~~	114
SECTION 10.2.	Limitation on Liability; Termination, Release and Discharge.....................................	~~118~~	120
SECTION 10.3.	Right of Contribution...................................................................................................	~~119~~	122
SECTION 10.4.	No Subrogation.............................................................................................................	~~120~~	122
ARTICLE XI
INTENTIONALLY OMITTED

ARTICLE XII
Miscellaneous

		Page
SECTION 12.1.	Notices.....................................................................................................................................	~~120~~	122
SECTION 12.2.	Certificate and Opinion as to Conditions Precedent...............................................................	~~121~~	123
SECTION 12.3.	Statements Required in Certificate or Opinion.......................................................................	~~121~~	124
SECTION 12.4.	[Reserved]...............................................................................................................................	~~122~~	124
SECTION 12.5.	Rules by Trustee, Paying Agent and Registrar........................................................................	~~122~~	124
SECTION 12.6.	Days Other than Business Days..............................................................................................	~~122~~	124
SECTION 12.7.	Governing Law........................................................................................................................	~~122~~	124
SECTION 12.8.	Jurisdiction and Service...........................................................................................................	~~122~~	124
SECTION 12.9.	Waiver of Jury Trial.................................................................................................................	~~122~~	124
SECTION 12.10.	No Recourse Against Others...................................................................................................	~~122~~	125
SECTION 12.11.	Successors...............................................................................................................................	~~122~~	125
SECTION 12.12.	Multiple Originals...................................................................................................................	~~122~~	125
SECTION 12.13.	Variable Provisions..................................................................................................................	~~123~~	125
SECTION 12.14.	Table of Contents; Headings...................................................................................................	~~123~~	125
SECTION 12.15.	Force Majeure..........................................................................................................................	~~123~~	125
SECTION 12.16.	USA Patriot Act.......................................................................................................................	~~123~~	125
SECTION 12.17.	Information Reporting and Collection....................................................................................	~~123~~	125
SECTION 12.18.	Tax Forms................................................................................................................................	~~123~~	126
SECTION 12.19.	Withholding.............................................................................................................................	~~123~~	126
SECTION 12.20.	Illegality...................................................................................................................................	~~124~~	126
SECTION 12.21.	Communication by Holders with Other Holders.....................................................................	~~124~~	126
SECTION 12.22.	Australian Code of Banking Practice......................................................................................	~~124~~	126
ARTICLE XIII
Measuring Compliance

Page
SECTION 13.1.	Compliance in Connection with Certain Investments and Repayments............................................	~~124~~	126

-iii-

EXHIBITS

EXHIBIT A-1    Form of Dollar Note
EXHIBIT A-2    Form of Euro Note
EXHIBIT B-1    Form of Certificate of Transfer for Dollar Notes
EXHIBIT B-2    Form of Certificate of Transfer for Euro Notes
EXHIBIT C-1    Form of Certificate of Exchange for Dollar Notes
EXHIBIT C-2    Form of Certificate of Exchange for Euro Notes

EXHIBIT D-1	Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors for Dollar Notes

EXHIBIT D-2	Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors for Euro Notes
EXHIBIT E-1    Form of Supplemental Indenture for Dollar Notes
EXHIBIT E-2    Form of Supplemental Indenture for Euro Notes

-iv-

INDENTURE, dated as of August 16, 2016, as amended or supplemented from time to time (this “Indenture”), among AXALTA COATING SYSTEMS, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG, as registrar (“Citigroup AG”) and CITIBANK N.A., LONDON BRANCH, as a paying agent and authenticating agent (“Citibank N.A.”).
Recitals
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1.    Definitions.
“144A Global Note” means a global note substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes bearing the Global Note Legend and the Private Placement Legend and (a) with respect to the Dollar Notes, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and (b) with respect to the Euro Notes, deposited with or on behalf of the Common Depositary for the accounts of Euroclear and Clearstream and registered in the name of Citivic Nominees Limited, as the nominee of the Common Depositary, in each case that shall be issued in a denomination equal to the outstanding principal amount of such Notes sold in reliance on Rule 144A.
“Acquired Indebtedness” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any applicable Registrar, applicable Paying Agent, Authenticating Agent, co-registrar or additional paying agent.
“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(1)    1.0% of the then outstanding principal amount of such Note; and
(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of the Note at August 15, 2019, in the case of the Initial Notes, or at such first optional redemption date as may be specified by the Issuer in accordance with the provisions of Section 2.2 hereof, in the case of any Additional Notes, in each case, as set forth in Section 5.1(a), plus (ii) all required interest payments due on such Note through August 15, 2019 (excluding accrued but unpaid interest to (but not including) the Redemption Date), computed using a discount rate equal to, with respect to the Dollar Notes, the Treasury Rate and, with respect to the

Euro Notes, the Bund Rate, in each case as of such Redemption Date, plus 50 basis points; over (b) the then outstanding principal amount of such Note.
“Applicable Law” means any law or regulation.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the applicable Depositary that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of Parent Guarantor or any Restricted Subsidiary, or
(2)    the issuance or sale of Equity Interests (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 3.3 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Parent Guarantor or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),
(each of the foregoing referred to in this definition as a “disposition”), in each case, other than:
(a)    a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of Parent Guarantor and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);
(b)    the sale, conveyance, lease or other disposition of all or substantially all of the assets of Parent Guarantor in compliance with Section 4.1 or any disposition that constitutes a Change of Control;
(c)    any Restricted Payment that is permitted to be made, and is made, under Section 3.4 or any Permitted Investment;
(d)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to $60.0 million;
(e)    any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to Parent Guarantor or by Parent Guarantor or a Restricted Subsidiary to another Restricted Subsidiary;
(f)    the creation of any Lien permitted under this Indenture;
(g)    any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)    the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;
(i)    the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j)    a sale or transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;
(k)    a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;
(l)    any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by Parent Guarantor;
(m)    (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business of Parent Guarantor and its Restricted Subsidiaries;
(n)    any Sale/Leaseback Transaction with respect to property constructed or acquired by Parent Guarantor or any of its Restricted Subsidiaries after the Issue Date within twelve months of the construction or acquisition of such property, as applicable;
(o)    the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of Parent Guarantor or any Restricted Subsidiary of Parent Guarantor, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(p)    dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under Sections 3.7(b) and 3.7(d) hereof) dispositions necessary or advisable (as determined by Parent Guarantor in good faith) in order to consummate any acquisition of any Person, business or assets;
(q)    dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(r)     to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(s)    the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;
(t)    dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition; and
(u)     a sale or transfer of equipment receivables, or participations therein, and related assets.
For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.
“Associate” has the meaning given to it in Section 128(F)(9) of the Australian Tax Act.
“Australian Code of Banking Practice” shall mean the Code of Banking Practice published by the Australian Bankers’ Association.

“Australian Party” means Axalta Coating Systems Australia Pty Ltd (ACN 158 497 655) or any other Guarantor or Restricted Subsidiary incorporated, organized or established under the laws of the Commonwealth of Australia.
“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth) of Australia.
“Authority” means any competent regulatory, prosecuting, Tax (as defined herein) or governmental authority in any jurisdiction.
“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.
“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member or other governing body of such entity, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.
“Bund Rate” means, with respect to the Euro Notes, the rate per annum equal to the equivalent yield to maturity as of the date of the relevant redemption notice of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date where:
(1)    “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from the date of such redemption notice to August 15, 2019, and that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro Notes and of a maturity most nearly equal to August 15, 2019; provided, however, that, if the period from such date to August 15, 2019 is less than one year, a fixed maturity of one year shall be used;
(2)    “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or, if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;
(3)     “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by Parent Guarantor in good faith; and
(4)     “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by Parent Guarantor of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in (a) with respect to the Dollar Notes, the State of New York, and (b) with respect to the Euro Notes, London, England or Amsterdam, The Netherlands, or, with respect to any payments to be made under this Indenture, the place of payment.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”
“Cash Equivalents” means:
(1)    U.S. Dollars, Canadian Dollars, Japanese yen, pounds sterling, Euros or the national currency of any participating member state of the European Union and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union (as of the Issue Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3)    money market deposits, certificates of deposit, time deposits and Eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million in the case of domestic banks or $100.0 million (or the dollar equivalent thereof) in the case of foreign banks;
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;
(5)    commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of Parent Guarantor) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;
(6)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8)    investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;
(9)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and
(10)    in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, treasury, depository, pooling, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.
“CFC” means any Subsidiary of the Issuer or any Subsidiary of a Guarantor organized in the United States, any state thereof or the District of Columbia, in each case, which Subsidiary is a “controlled foreign corporation” within the meaning of Section 957 of the Code and any of such Subsidiary’s direct or indirect Subsidiaries.
“CFC Holdco” means any Subsidiary of the Issuer or any Subsidiary of a Guarantor organized in the United States, any state thereof or the District of Columbia, in each case, which Subsidiary owns no material assets other than equity interests of one or more CFCs and any of such Subsidiary’s direct or indirect Subsidiaries.
“Change of Control” means (a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, acquires beneficial ownership of Voting Stock of Parent Guarantor representing more than 50.0% of the aggregate ordinary voting power for the election of directors of Parent Guarantor; or (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent Guarantor and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder.
“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations, including gradations within ratings categories as well as between ratings categories (unless after any such downgrade, the Notes maintain an Investment grade Rating from either Rating Agency), or withdrawal of the rating of the Notes within the Ratings Decline Period, in each case by both of the Rating Agencies, as a result of which the rating of the Notes on the last day of such Ratings Decline Period is below the rating by each Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement or has been withdrawn).
“Citibank N.A.” has the meaning set forth in the preamble hereto.
“Citigroup AG” has the meaning set forth in the preamble hereto.

“Clearing Systems” means Euroclear and Clearstream.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Common Depositary” means, for purposes of the Euro Notes, a depositary common to Euroclear and Clearstream or any successor Person thereto, which shall initially be Citibank Europe plc.
“Company Order” means a written request or order signed in the name of the Issuer by any Officer of the Issuer.
“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:
(1)    increased, in each case to the extent deducted and not added back in calculating such Consolidated Net Income (and without duplication), by:
(a)     provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Restricted Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus
(b)     Consolidated Interest Expense; plus
(c)     all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus
(d)     the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly owned Restricted Subsidiary of such Person; plus
(e)     earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus
(f)     all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any direct or indirect parent of Parent Guarantor in connection with, or as a result of, any distribution being made to equity holders of such Person or any of its direct or indirect parents, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(g)     all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(h)     all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income; plus
(i)     restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus
(j)     Pro Forma Cost Savings; plus
(k)     all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” and “Pro Forma Adjusted EBITDA” (or similar pro forma non-GAAP measures) as set forth in the “Offering Memorandum Summary” section in the Offering Memorandum relating to the offering of the Notes that contains a reconciliation of net income to such measure to the extent such adjustments continue to be applicable during the period in which Consolidated EBITDA is being calculated; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”; plus
(l)     the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus
(m)     with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby;
(1)    decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(2)    increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and
(3)     increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);
provided that Parent Guarantor may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (4) above if any such item individually is less than $1.0 million in any fiscal quarter.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and all discounts, commissions, fees and other charges associated with any Receivables Financing); plus
(2)    consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(3)     interest income of the referent Person and its Restricted Subsidiaries for such period;
provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):
(1)    all net after-tax extraordinary, nonrecurring, exceptional or unusual gains, losses, income, expenses and charges, in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Issue Date), will be excluded;
(2)    (i) transaction fees, costs and expenses incurred in connection with the consummation of any equity issuances, investments, acquisition transaction, dispositions, recapitalizations, mergers, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under the Indenture (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;
(3)    [Reserved];
(4)    all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;
(5)    all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(6)    all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(7)    any non-cash or unrealized currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;

(8)    (i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period and (ii) the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(9)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(10)    the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Issue Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(11)     all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP, will be excluded;
(12)    all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;
(13)    any costs or expenses incurred in connection with the payment of dividend equivalent rights to optionholders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(14)    all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;
(15)    all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing will be excluded;
(16)    (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(17)    expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (17);
(18)     losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(19)    non-cash charges or income related to adjustments to deferred tax asset valuation allowances will be excluded;
(20)    cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Issue Date, will be included;
(21)    solely for the purpose of determining the amount available for Restricted Payments under Section 3.4(a)(C) and without duplication of provisions under Section 3.4(a)(C) with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Issuer or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than the Issuer or a Guarantor), to the limitation contained in this clause (21));
(22)    [Reserved]; and
(23)    any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the earlier of the maturity date of the Notes and the date on which all the Notes cease to be outstanding, shall be excluded;
provided that Parent Guarantor may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (1) through (23) above if any such item individually is less than $1.0 million in any fiscal quarter.
Notwithstanding the foregoing, for the purpose of Section 3.4 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under Section 3.4(a)(C)(5) or 3.4(a)(C)(6).
“Consolidated Net Tangible Assets” means the aggregate amount of assets (including deferred tax assets (without reducing such deferred tax assets by deferred tax liabilities), and less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, investments, and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent Guarantor and its Restricted Subsidiaries and computed in accordance with GAAP, determined on a Pro Forma Basis.
“Consolidated Senior Secured Net Debt Ratio” means, as of any date of determination, the ratio of (1) (x) Consolidated Total Indebtedness of Parent Guarantor that is secured by a Lien as of such date and not subordinated in right of payment to the Notes minus (y) the amount of unrestricted cash and Cash Equivalents that would be stated on balance sheet of Parent Guarantor and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by Parent Guarantor and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis, to (2) the Consolidated EBITDA of Parent Guarantor for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis; provided that, in the event that Parent Guarantor shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (24) of the definition of “Permitted Liens” and in part pursuant to one or more other clauses of such definition (other than Liens Incurred under clause (6) thereof securing Indebtedness Incurred under clause (a)(B) of the definition of “Permitted Debt”) as provided in the final paragraph of such definition, any calculation of Consolidated Total Indebtedness that is secured by a Lien for purposes of clause (x) above on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of such definition. For purposes of calculating the Consolidated Senior Secured Net Debt Ratio with respect to any revolving Indebtedness, Parent Guarantor may elect, at any time (which election may not be changed with respect to such revolving Indebtedness), to either (x) give pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Senior Secured Net Debt Ratio component of any provision hereunder, or (y) give pro forma effect to the Incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to Incur the amounts committed to under such Indebtedness will be subject to the Consolidated Senior Secured Net Debt Ratio (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence.
“Consolidated Total Assets” means the total consolidated assets of Parent Guarantor and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of Parent Guarantor and its Restricted Subsidiaries, determined on a Pro Forma Basis.
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of Indebtedness of Parent Guarantor and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of funded Indebtedness for borrowed money or Capitalized Lease Obligations (other than Indebtedness with respect to a Qualified Receivables Financing or Cash Management Services, if any, or that are otherwise removed in consolidation) and (2) the aggregate amount of all outstanding Disqualified Stock of Parent Guarantor and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP, in each case of clauses (1) and (2) above, based on internal financial statements that are available immediately preceding such date and calculated on a Pro Forma Basis.
“Consolidated Total Net Debt Ratio” means, as of any date of determination, the ratio of (1) (x) Consolidated Total Indebtedness of Parent Guarantor as of such date minus (y) the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of Parent Guarantor and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by Parent Guarantor and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis, to (2) the Consolidated EBITDA of Parent Guarantor for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contribution Indebtedness” means Indebtedness of Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of Parent Guarantor or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by Parent Guarantor or any other

Restricted Subsidiary to its capital) after the Issue Date and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.
“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Issuer or Holders pursuant to the procedures set forth in Section 12.1.
“Credit Agreement” means (i) the Senior Credit Agreement and (ii) whether or not the Senior Credit Agreement remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Indenture), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Note” attached thereto.
“Depositary” means (a) with respect to the Dollar Notes, The Depository Trust Company, its nominees and their respective successors and assigns and (b) with respect to the Euro Notes issuable or issued in whole or in part in global form, Euroclear and Clearstream and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of Parent Guarantor or any direct or indirect parent of Parent Guarantor, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are contributed to the capital of Parent Guarantor (if issued by ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor) and excluded from the calculation set forth in Section 3.4(a)(C).
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)    is redeemable at the option of the holder thereof, in whole or in part, in each case, prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided, that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Parent Guarantor or its Subsidiaries or a direct or indirect parent of Parent Guarantor or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent Guarantor or its Subsidiaries or a direct or indirect parent of Parent Guarantor in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollar Notes” means the $500,000,000 aggregate principal amount of 4.875 % Senior Notes due 2024 of the Issuer issued under this Indenture on the Issue Date and any Additional Dollar Notes.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale on or after the Issue Date of Capital Stock or Preferred Stock of Parent Guarantor or any direct or indirect parent of Parent Guarantor, as applicable (other than Disqualified Stock), other than:
(1)    public offerings with respect to Parent Guarantor’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8 or successor form thereto;
(2)    issuances to any Subsidiary of Parent Guarantor; and
(3)    any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“European Government Obligations” means any security that is (i) a direct obligation of Ireland, Belgium, the Netherlands, France, Germany or any country that is a member of the European Monetary Union on the date of this Indenture, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
“Euro Notes” means the €335,000,000 aggregate principal amount of 4.250 % Senior Notes due 2024 of the Issuer issued under this Indenture on the Issue Date and any Additional Euro Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, on any day, the rate at which the currency other than the Required Currency may be exchanged into the Required Currency at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by Parent Guarantor in good faith.
“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by Parent Guarantor after the Issue Date from:
(1)    contributions to its common equity capital, and
(2)    the sale of Capital Stock (other than Excluded Equity) of Parent Guarantor, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, or that are utilized to make a Restricted Payment pursuant to Section 3.4(b)(ii) excluded from the calculation set forth in Section 3.4(a)(C).
“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by Parent Guarantor or any of its Subsidiaries or a direct or indirect parent of Parent Guarantor (to the extent such employee stock ownership plan or trust has been funded by Parent Guarantor or any Subsidiary or a direct or indirect parent of Parent Guarantor) and (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under Section 3.4(b)(iv)(a) or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in Section 3.4(b)(xiii)(b) and (iv) the Equity Contribution.
“Existing Secured Notes” means the 7.375% senior secured notes due 2021 issued previously by ~~Parent Guarantor~~Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors and the Existing Secured Notes Co-Issuer.
“Existing Secured Notes Indenture” means the indenture, dated as of February 1, 2013, among ~~Parent Guarantor~~Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors, the Existing Secured Notes Co-Issuer, Wilmington Trust, National Association, as trustee and collateral agent, and certain other parties party thereto governing the Existing Secured Notes, as amended or supplemented from time to time.
“Existing Secured Notes Co-Issuer” means Axalta Coating Systems U.S. Holdings, Inc. (f/k/a U.S. Coatings Acquisition Inc.), a corporation incorporated under the laws of the state of Delaware, and its successors.
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor, whose determination shall be conclusive for all purposes under this Indenture and the Notes).
“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period, to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that Parent Guarantor or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to, substantially simultaneously with, or in connection with, the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis with respect thereto; provided that, in the event that Parent Guarantor shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt and in part pursuant to one or more clauses of the definition of “Permitted Debt” in Section 3.3(b)(other than in respect of clause (xv) of Section 3.3(b)) as provided in Section 3.3(c), any calculation of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of such definition.
“Fixed Charges” means, with respect to any Person for any period, the sum of:
(1)    Consolidated Interest Expense of such Person for such period, and
(2)    the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
“Fixed GAAP Date” means the Issue Date; provided that at any time after the Issue Date, Parent Guarantor may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.
“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Net Tangible Assets,” “Consolidated Total Assets,” “Consolidated Senior Secured Net Debt Ratio,” “Consolidated Total Net Debt Ratio,” “Consolidated Total Indebtedness,” “Consolidated EBITDA” and “Indebtedness,” (b) all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Notes that, at Parent Guarantor’s election, may be specified by Parent Guarantor by written notice to the Trustee from time to time; provided that Parent Guarantor may elect to remove any term from constituting a Fixed GAAP Term.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that, Parent Guarantor may at any time elect by written notice to the Trustee to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition (prior to this proviso). All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“Global Note Legend” means the legend set forth in Section 2.1(b) hereof for the Dollar Notes and the legend set forth in Section 2.1(c) hereof for the Euro Notes, each of which is required to be placed on all Global Notes issued under this Indenture, as applicable.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, issued in accordance with Section 2.1 or 2.6 hereof.
“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means any guarantee of the Obligations of the Issuer under this Indenture and the Notes in accordance with the provisions of this Indenture.
“Guarantors” means, collectively, (i) Parent Guarantor, (ii) each Restricted Subsidiary of Parent Guarantor (other than the Issuer) that executes (or otherwise becomes a party to) the Indenture on the Issue Date ~~and~~, (iii) each other Restricted Subsidiary of Parent Guarantor that Incurs a Guarantee of the Notes, including a Subsidiary of Parent Guarantor that, in connection with a designation of such Subsidiary (or any of its direct or indirect Subsidiaries) as a Successor Parent Guarantor, Guarantees the Notes pursuant to Section 3.11, (iv) any direct or indirect parent of Parent Guarantor that, in connection with a designation of such parent (or any of its direct or indirect parents) as a Successor Parent Guarantor, Guarantees the Notes pursuant to Section 3.11(b) and (v) each Parent Guarantor that becomes a Prior Parent Guarantor as a result of a New Parent Guarantor Designation; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall automatically ~~ceases~~cease to be a Guarantor; provided, further, that ~~neither any~~no CFC ~~nor any~~or CFC Holdco shall in any event be required to be a Guarantor.
“Holder” means the Person in whose name a Note is registered on the applicable Registrar’s books.
“IAI Global Note” means a global note substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the applicable Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person, without duplication:

(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, (d) in respect of Capitalized Lease Obligations or (e) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.
The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(a)    Contingent Obligations Incurred in the ordinary course of business or consistent with past practice;
(b)     [Reserved];
(c)    any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(d)    intercompany liabilities that would be eliminated on the consolidated balance sheet of Parent Guarantor and its consolidated Subsidiaries;
(e)    prepaid or deferred revenue arising in the ordinary course of business;
(f)    Cash Management Services;
(g)    in connection with the purchase by Parent Guarantor or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
(h)    for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or
(i)     Capital Stock (other than Disqualified Stock and Preferred Stock).
“Indenture” has the meaning set forth in the preamble hereto.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of Parent Guarantor, qualified to perform the task for which it has been engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Dollar Notes” means the Dollar Notes issued under this Indenture on the Issue Date.
“Initial Euro Notes” means the Euro Notes issued under this Indenture on the Issue Date.
“Initial Notes” means the Initial Dollar Notes and the Initial Euro Notes.
“Initial Purchasers” means (a) with respect to the Dollar Notes, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., (b) with respect to the Euro Notes, Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities plc, Merrill Lynch International, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc. and (c) such other initial purchasers party to future purchase agreements entered into in connection with an offer and sale of any Additional Notes.
“Interest Payment Date” means, in the case of the Initial Notes, February 15 and August 15 of each year, commencing on February 15, 2017 and, in the case of any Additional Notes, such interest payment dates as may be designated by the Issuer in accordance with the provisions of Section 2.2 hereof and, in each case, ending at the Stated Maturity of the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)    securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent Guarantor and its Subsidiaries,
(3)    investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of Parent Guarantor in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of Parent Guarantor and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Parent Guarantor, Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of Parent Guarantor or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 3.4:
(1)    “Investments” shall include the portion (proportionate to Parent Guarantor’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Parent Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent Guarantor shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)    Parent Guarantor’s “Investment” in such Subsidiary at the time of such redesignation less
(b)    the portion (proportionate to Parent Guarantor’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 3.4 and otherwise determining compliance with Section 3.4) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of Parent Guarantor or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Parent Guarantor or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Parent Guarantor or any Restricted Subsidiary.
“Issue Date” means August 16, 2016.
“Issuer” has the meaning set forth in the preamble hereto.
“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Swap Contracts in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 3.7(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Swap Contracts in connection with such transaction and any deduction of appropriate amounts to be provided by Parent Guarantor or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent Guarantor or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“New Parent Guarantor Designation” means a written notice provided by Parent Guarantor to the Trustee and the Holders pursuant to which (a) Parent Guarantor (which, following the effectiveness of such designation, shall be a Prior Parent Guarantor) designates a Guarantor to be “Parent Guarantor” (which, following the effectiveness of such designation, shall be a Successor Parent Guarantor) under this Indenture pursuant to a supplemental indenture, which will set forth the New Parent Guarantor Designation Effective Date, upon which all references to “Parent Guarantor” in this Indenture shall refer to such Successor Parent Guarantor, and (b) Parent Guarantor certifies that such Successor Parent Guarantor shall own, directly or indirectly, all or substantially all of the assets and operations owned by the Prior Parent Guarantor immediately before the effectiveness of such designation; provided that if any “Parent Guarantor” is designated and, as a direct result of such designation, any entity that was a Restricted Subsidiary immediately prior to such designation (a “Previous Restricted Subsidiary”) will no longer be a Restricted Subsidiary immediately following such designation, such Previous Restricted Subsidiary will be treated for purposes of this Indenture as having been designated an Unrestricted Subsidiary and the requirements set forth in the definition of “Unrestricted Subsidiary” and the requirements set forth in Section 3.4 of this Indenture (including, without limitation, the requirement set forth in the definition of “Investments” that the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated an Unrestricted Subsidiary shall be treated as an Investment) must be complied with in order for such New Parent Guarantor Designation to be effective. On the New Parent Guarantor Designation Effective Date, such Prior Parent Guarantor will no longer be “Parent Guarantor” under this Indenture but will continue to be a “Guarantor” (unless and until such Guarantee is released in accordance with the terms of this Indenture) and, if such Prior Parent Guarantor is a Subsidiary of such Successor Parent Guarantor, a “Restricted Subsidiary” under this Indenture.
“New Parent Guarantor Designation Effective Date” means the date on which a New Parent Guarantor Designation becomes effective for purposes of this Indenture.
“Non-Guarantor Subsidiary” means any Restricted Subsidiary of Parent Guarantor (other than the Issuer) that is not a Guarantor.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means the Initial Notes and any Additional Notes, treated as a single class of securities except as otherwise provided in Section 2.2 and Section 9.2(a).

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the applicable Depositary), or any successor Person thereto and shall initially be, for the Dollar Notes, the Trustee.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum related to the offering of Initial Notes, dated August 2, 2016.
“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any Person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent or the general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).
“Officer’s Certificate” means a certificate signed on behalf of any Person required to deliver an Officer’s Certificate under this Indenture by an Officer of such Person.
“Offshore Associate” means an Associate which:
(1)    is a non-resident of Australia and does not acquire the Notes or receive a payment in carrying on a business in Australia at or through a Permanent Establishment of the Associate in Australia; or
(2)    is a resident of Australia and acquires the Notes or receives a payment in carrying on a business in a country outside Australia at or through a Permanent Establishment of the Associate in that country, which in either case does not acquire the Notes in the capacity of dealer, manager or underwriter in relation to the placement of the Notes or acquire the Notes or receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.
~~“Parent” means Axalta Coating Systems Dutch Holding A B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors.~~
“Parent Guarantor” means (i) prior to the Seventh Supplemental Indenture Operative Time, Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors~~.~~, (ii) on and after the Seventh Supplemental Indenture Operative Time, (A) until a New Parent Guarantor Designation Effective Date, if any, is provided pursuant to a New Parent Guarantor Designation, Axalta Coating Systems Ltd., a Bermuda exempted limited liability company, and its successors and (B) after any New Parent Guarantor Designation Effective Date is provided pursuant to a New Parent Guarantor Designation, the Successor Parent Guarantor that is designated as such in the New Parent Guarantor Designation.

“Pari Passu Indebtedness” means:
(1)    with respect to the Issuer, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and
(2)    with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee.
“Participant” means a Person who has an account with the applicable Depositary, Euroclear, Clearstream or the Common Depositary, as applicable (and, with respect to DTC, shall include Euroclear or Clearstream).
“Permanent Establishment” has the meaning given to it in the Australian Tax Act.
“Permanent Regulation S Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, in each case bearing the Global Note Legend and the Private Placement Legend and (a) with respect to the Dollar Notes, deposited with or on behalf of and registered in the name of the applicable Depositary or its nominee and (b) with respect to the Euro Notes, deposited with or on behalf of the Common Depositary and registered in the name of Citivic Nominees Limited, as the nominee of the Common Depositary, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.
“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent Guarantor or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 3.7.
“Permitted Debt” shall have the meaning assigned thereto in Section 3.3.
“Permitted Holder” means (a) any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market (or any Subsidiary of such Person) unless (and until such time as) any other Person or group is deemed to be or becomes a beneficial owner of Voting Stock of such Person that is traded on a stock exchange or on the over-the-counter market representing more than 50% of the total voting power of the Voting Stock of such Person, and (b) any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer has been made in accordance with the requirements of this Indenture.
“Permitted Investments” means:
(1)    any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)    any Investment in Parent Guarantor (including the Notes) or any Restricted Subsidiary;
(3)    any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(4)    any Investment by Parent Guarantor or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Parent Guarantor or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(5)    any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 3.7 or any other disposition of assets not constituting an Asset Sale;
(6)    any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or under Section 3.4;
(7)    loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $15.0 million outstanding at any one time in the aggregate;
(8)    loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;
(9)    any Investment (x) acquired by Parent Guarantor or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Parent Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by Parent Guarantor or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by Parent Guarantor or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent Guarantor or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;
(10)    Swap Contracts and Cash Management Services permitted under Section 3.3(b)(x);
(11)    any Investment by Parent Guarantor or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $250.0 million and (y) 4.25% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;
(12)    additional Investments by Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $300.0 million and (y) 5.25% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;
(13)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 3.8(b) (except transactions described in clause (ii), (iii), (iv), (viii), (ix), (xiii) or (xiv) of such Section 3.8(b));

(14)    Investments the payment for which consists of Equity Interests (other than Excluded Equity) of Parent Guarantor or any direct or indirect parent of Parent Guarantor, as applicable; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 3.4(a)(C);
(15)    Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;
(16)    Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;
(17)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(18)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged or amalgamated into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 4.1 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)    repurchases of the Notes and of the Existing Secured Notes;
(20)    guarantees of Indebtedness permitted to be Incurred under Section 3.3, and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;
(21)    advances, loans or extensions of trade credit in the ordinary course of business by Parent Guarantor or any of its Restricted Subsidiaries;
(22)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(23)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(24)    intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of Parent Guarantor and its Subsidiaries;
(25)    Investments in joint ventures of Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $250.0 million and (y) 4.25% of Consolidated Total Assets;
(26)    [Reserved];
(27)    accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(28)    Investments acquired as a result of a foreclosure by Parent Guarantor or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29)    Investments resulting from pledges and deposits that are Permitted Liens;
(30)    acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of Parent Guarantor, Parent Guarantor or any Subsidiary of Parent Guarantor in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of Parent Guarantor, so long as no cash is actually advanced by Parent Guarantor or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(31)    Guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by Parent Guarantor or any Restricted Subsidiary in the ordinary course of business;
(32)    Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 3.4;
(33)    non-cash Investments made in connection with tax planning and reorganization activities;
(34)    Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted; and
(35)    Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.
“Permitted Liens” means, with respect to any Person:
(1)    Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP);
(3)    Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due or payable or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
(4)    Liens in favor of the Issuer of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;
(6)    Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (i) or (iv) of the definition of “Permitted Debt”; provided that, in the case of clause (iv) of such definition, such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;
(7)    Liens of the Issuer or any of the Guarantors existing on the Issue Date (other than Liens Incurred to secure Obligations under the Senior Credit Agreement);
(8)    Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary of Parent Guarantor; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary of Parent Guarantor, any Subsidiary of such Person shall be deemed to become a Subsidiary of Parent Guarantor, and any assets of such Person or any Subsidiary of such Person shall be deemed acquired by Parent Guarantor at the time of such merger, amalgamation or consolidation;
(9)    Liens on assets at the time Parent Guarantor or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent Guarantor or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into Parent Guarantor or any Restricted Subsidiary, a Person other than Parent Guarantor or a Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of Parent Guarantor or any Restricted Subsidiary, and any assets of such Person or any such Subsidiary of such Person shall be deemed acquired by Parent Guarantor or any Restricted Subsidiary, at the time of such merger, amalgamation or consolidation;
(10)    Liens securing Indebtedness or other obligations of the Issuer or a Guarantor owing to the Issuer or another Guarantor permitted to be Incurred in accordance with Section 3.3;
(11)    Liens securing Swap Contracts Incurred in compliance with Section 3.3;
(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(14)    Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Issuer and the Guarantors in the ordinary course of business;
(15)    Liens in favor of the Issuer, Parent Guarantor or any Guarantor;

(16)    Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
(17)    deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)    Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)    grants of intellectual property, software and other technology licenses;
(20)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(21)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)    Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Section 3.3(b)(x) and (xxiii));
(23)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (7), (8), (9), (11), (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including unpaid accrued interest and the aggregate amount of premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith, related to such refinancing, refunding, extension, renewal or replacement, and (z) any Liens Incurred pursuant to this clause (23) to secure any such refinancing of Indebtedness secured by a Lien pursuant to clause (25) hereunder shall reduce the amount of Obligations permitted to be secured by Liens pursuant to such clause (25);
(24)    Liens securing Pari Passu Indebtedness permitted to be Incurred pursuant Section 3.3 if, at the time of any Incurrence of such Pari Passu Indebtedness on a Pro Forma Basis, the Consolidated Senior Secured Net Debt Ratio would not exceed 4.25 to 1.00;
(25)    other Liens securing Obligations the principal amount of which does not exceed the greater of (x) $375.0 million and (y) 6.50% of Consolidated Total Assets, at any one time outstanding;
(26)    Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (xxi) of the definition of “Permitted Debt”;
(27)    Liens on equipment of the Issuer or any Guarantor granted in the ordinary course of business to the Issuer’s or such Guarantor’s client at which such equipment is located;
(28)    Liens created for the benefit of (or to secure) all of the Notes or the related Guarantees;

(29)    Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Indenture;
(30)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(32)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Issuer or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Issuer and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Guarantor in the ordinary course of business;
(33)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(34)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(35)    Liens on vehicles or equipment of the Issuer or any of the Guarantors granted in the ordinary course of business;
(36)    Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness Incurred in accordance with clause (xx) of the definition of “Permitted Debt”;
(37)    Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(38)     Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(39)    (a) Liens solely on any cash earnest money deposits made by Parent Guarantor or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment and (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;
(40)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(41)     Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(43)     rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent Guarantor or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)    restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;
(45)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(46)    zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(47)    Liens created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect; and
(48)    Liens on cash proceeds (and the related escrow accounts) in connection with the issuance into (and pending the release from) a customary escrow arrangement of any Indebtedness Incurred pursuant to the definition of “Permitted Debt,” any Ratio Debt and, in each case, any refinancing thereof.
For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, Parent Guarantor shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) or (24) above (giving effect to the Incurrence of such portion of such Indebtedness), Parent Guarantor, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (6) or (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Prior Parent Guarantor” means a Parent Guarantor that has designated another Guarantor to be “Parent Guarantor” pursuant to a New Parent Guarantor Designation.
“Private Placement Legend” means the legend set forth in Section 2.1(d) for the Dollar Notes and the legend set forth in Section 2.1(e) for the Euro Notes, as applicable, to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.
“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Senior Secured Net Debt Ratio, the Consolidated Total Net Debt Ratio and the Fixed Charge Coverage Ratio and the calculation of Consolidated Net Tangible Assets and Consolidated Total Assets, of any Person and its Restricted

Subsidiaries, as of any date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to factually reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.
For purposes of making any computation referred to above:
(1)    if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);
(2)    interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Parent Guarantor or a direct or indirect parent of Parent Guarantor to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
(3)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent Guarantor may designate;
(4)    interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)    to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.
Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” and “Pro Forma Adjusted EBITDA” as set forth in footnote (5) to “Offering Memorandum Summary—Summary Historical Combined and Unaudited Pro Forma Combined Financial Information and Other Data” in the Offering Memorandum, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”
“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by Parent Guarantor (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Parent Guarantor (or any successor thereto) or of any direct or indirect parent of Parent Guarantor and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided; further; that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)    the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Parent Guarantor and its Restricted Subsidiaries,
(2)    all sales of accounts receivable and related assets by Parent Guarantor or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Parent Guarantor), and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Parent Guarantor) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of Parent Guarantor or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of Parent Guarantor’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by Parent Guarantor or any direct or indirect parent of Parent Guarantor as a replacement agency for Moody’s or S&P, as the case may be.
“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends on the date that is 90 days following consummation of such Change of Control.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent Guarantor or any of its Subsidiaries pursuant to which Parent Guarantor or any of its

Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Parent Guarantor or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent Guarantor or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Swap Contracts entered into by Parent Guarantor or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Parent Guarantor (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Parent Guarantor in which Parent Guarantor or any Subsidiary of Parent Guarantor or a direct or indirect parent of Parent Guarantor makes an Investment and to which Parent Guarantor or any Subsidiary of Parent Guarantor or a direct or indirect parent of Parent Guarantor transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Parent Guarantor and its Subsidiaries or a direct or indirect parent of Parent Guarantor and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor (as provided below) as a Receivables Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent Guarantor or any other Subsidiary of Parent Guarantor (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent Guarantor or any other Subsidiary of Parent Guarantor in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent Guarantor or any other Subsidiary of Parent Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(b)    with which neither Parent Guarantor nor any other Subsidiary of Parent Guarantor has any material contract, agreement, arrangement or understanding other than on terms which Parent Guarantor reasonably believes to be no less favorable to Parent Guarantor or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent Guarantor, and
(c)    to which neither Parent Guarantor nor any other Subsidiary of Parent Guarantor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Record Date” for the interest payable on any applicable Interest Payment Date means, in the case of the Initial Notes, February 1 and August 1 (whether or not a Business Day) and, in the case of any Additional Notes, such record date (whether or not a Business Day) as may be designated by the Issuer in accordance with the provisions Section 2.2, in each case, next preceding such Interest Payment Date.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as applicable.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Parent Guarantor or a Restricted Subsidiary in exchange for assets transferred by Parent Guarantor or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.
“Related Taxes” means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than U.S. federal, state or local income taxes), required to be paid by ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than Parent Guarantor, any of its Subsidiaries or any other direct or indirect parent of Parent Guarantor), or being a holding company parent of Parent Guarantor, any of its Subsidiaries or any other direct or indirect parent of Parent Guarantor or receiving dividends from or other distributions in respect of the Capital Stock of Parent Guarantor, any of its Subsidiaries or any other direct or indirect parent of Parent Guarantor, or having guaranteed any obligations of Parent Guarantor or any Subsidiary thereof, or having made any payment in respect of any of the items for which Parent Guarantor or any of its Subsidiaries is permitted to make payments to any parent entity pursuant to Section 3.4 or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of Parent Guarantor or any Subsidiary thereof.
“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, the comparable period of 40 consecutive days.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Parent Guarantor (including the Issuer).
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Parent Guarantor or a Restricted Subsidiary whereby Parent Guarantor or a Restricted Subsidiary transfers such property to a Person and Parent Guarantor or such Restricted Subsidiary leases it from such Person, other than leases between Parent Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Credit Agreement” means the credit agreement, dated as of February 1, 2013, among ~~Parent Guarantor~~Axalta Coating Systems Dutch Holding B B.V., a private company with limited liability (besloten vennotschap met beperkte aansprakelijheid) organized under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands, and its successors, the Existing Secured Notes Co-Issuer, the guarantors from time to time party thereto, the financial institutions named therein and Bank of America, N.A., as Administrative Agent, as described under “Description of Other Indebtedness” in the Offering Memorandum, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by Parent Guarantor) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by Parent Guarantor) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted by Section 3.3 of this Indenture or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, investors or group of investors.
“Seventh Supplemental Indenture” means the seventh supplemental indenture to this Indenture, dated as of October 26, 2018, by and among the Issuer, the Guarantors party thereto and the Trustee.
“Seventh Supplemental Indenture Operative Time” means the date on which the proposed amendments set forth in the Seventh Supplemental Indenture became operative.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of Parent Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Similar Business” means any business engaged or proposed to be engaged in by Parent Guarantor and its Subsidiaries on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which Parent Guarantor and its Subsidiaries are engaged following the Acquisition on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent Guarantor or any Subsidiary of Parent Guarantor which Parent Guarantor has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms expressly subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee.
“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.
“Successor Parent Guarantor” means a Guarantor that has been designated as “Parent Guarantor” pursuant to a New Parent Guarantor Designation.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“Temporary Regulation S Global Note” means a temporary Global Note in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, in each case bearing the Global Note Legend, the Private Placement Legend, and the Temporary Regulation S Legend and (a) with respect to the Dollar Notes, deposited with or on behalf of and registered in the name of the applicable Depositary or its nominee and (b) with respect to the Euro Notes, deposited with or on behalf of the Common Depositary and registered in the name of Citivic Nominees Limited, as the nominee of the Common Depositary, in each case issued in a denomination equal to the outstanding principal amount of such Notes sold in reliance on Rule 903.
“Temporary Regulation S Legend” means the legend set forth in Section 2.1(f).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.
“Treasury Rate” means, with respect to the Dollar Notes, the yield to maturity as of the date of the relevant redemption notice of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such redemption notice to August 15, 2019, in the case of the Initial Notes, or to such other first optional redemption date as may be designated by the Issuer in accordance with the provisions of Section 2.2, in the case of any Additional Notes; provided, however, that if the period from such redemption notice to August 15, 2019 or to such other first optional redemption date, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means any officer within the corporate trust administration department of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” has the meaning set forth in the preamble hereto.
“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, in each case that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Note” attached thereto, and (a) with respect to the Dollar Notes, that is deposited with or on behalf of and registered in the name of the applicable Depositary and (b) with respect to the Euro Notes, that is deposited with or on behalf of the Common Depositary and registered in the name of Citivic Nominees Limited, as nominee of the Common Depositary, in each case representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of Parent Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor pursuant to Section 3.14; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Obligations” means securities that are:
(3)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(4)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.2.    Other Definitions.

Term	Defined in Section
Actual knowledge	7.2(g)
Additional Dollar Notes	2.2
Additional Euro Notes	2.2
Additional Notes	2.2
Affiliate Transaction	3.8(a)
Agent Members	2.1(f)
Amount	10.1(o)(i)
Annex I	10.1(o)(i)(A)
Asset Sale Offer	3.7(d)
Auditor’s Determination	10.1(n)(v)
Authenticating Agent	2.2
Authentication Order	2.2
Change of Control Offer	3.9(b)
Change of Control Payment	3.9(a)
Change of Control Payment Date	3.9(b)(iii)
Citibank NA	Preamble
Citigroup AG	Preamble
covenant defeasance option	8.1(c)
Covenant Suspension Event	3.15(a)
Cross-stream Guarantee	10.1(n)(i)(B)
Defaulted Interest	2.12
Directive	2.3
DTC	2.1(b)
ERISA	2.1(e)
Excess Proceeds	3.7(d)
FCA Rules	7.1(g)
Foreign Disposition	3.7(c)
French Guarantor	10.1(m)
German Guarantor	10.1(n)
Guarantor Obligations	10.1(a)

Term	Defined in Section
HGB	10.1(n)(i)
IAIs	2.2
Indenture	Preamble
Issuer	Preamble
legal defeasance option	8.1(c)
Luxembourg Guarantor	10.1(o)
Luxembourg Subordinated Debt	10.1(o)(i)(A)
Management Determination	10.1(n)(iv)
Maximum Fixed Repurchase Price	13.1(b)
Net Assets	10.1(n)(i)
Offer Amount	5.8(a)
Offer Period	5.8(a)
Offer to Repurchase	5.8
Paying Agent	2.3
Payor	3.1
Permitted Debt	3.3(b)
Purchase Date	5.8(a)
Ratio Debt	3.3(a)
Redemption Date	5.4
Refinancing Indebtedness	3.3(b)(xiv)
Refunding Capital Stock	3.4(b)(ii)
Registrar	2.3
Regulation	10.1(o)(A)
Reporting Party	12.17
Required Currency	2.16
Resale Restriction Termination Date	2.1(e)
Restricted Obligations	10.1(k)
Restricted Payments	3.4(a)(iv)
Retained Declined Proceeds	3.7(d)
Retired Capital Stock	3.4(b)(ii)
Reversion Date	3.15(b)
Rule 144a	2.1(f)
Securities Act	2.1(f)
Similar Laws	2.1(d)
Special Interest Payment Date	2.12(a)
Special Record Date	2.12(a)
Successor Company	4.1(a)(i)
Successor Guarantor	4.1(b)(i)
Suspended Covenants	3.15(a)
Suspension Period	3.15(b)
Swedish Guarantor	10.1(l)
Swiss Guarantor	10.1(k)
Transaction Agreement Date	13.1(a)(4)

Unpaid Amount	3.4(b)(ii)(c)
Up-stream Guarantee	10.1(n)(i)(B)

SECTION 1.3.    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    (i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (ii) Secured Indebtedness shall not be deemed to be subordinated or junior to other Secured Indebtedness merely because it has a junior priority with respect to the same collateral; and (iii) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral;
(g)    references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(i)    the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.4.    The Proposed Restructuring. Notwithstanding anything herein to the contrary, Axalta Coating Systems Ltd., a Bermuda exempted limited liability company and its Subsidiaries may undertake those certain transactions to be undertaken for tax planning and reorganization purposes as set forth in the Consent Solicitation Statement, dated as of October 18, 2018, relating to the proposed amendments to this Indenture.
ARTICLE II

THE NOTES
SECTION 2.1.    Form and Dating.
(a)    The Notes and the Trustee’s (or, as applicable, the Authenticating Agent’s) certificate of authentication shall be substantially in the form of Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Dollar Notes shall be issuable only in minimum denominations of $150,000 and integral multiples of $1,000 in excess thereof and the Euro Notes shall be issuable only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
(b)    The Dollar Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the applicable Depositary with respect thereto. Each such Global Note (i) shall be registered in the name of the applicable Depositary for such Global Note or the nominee of such applicable Depositary, (ii) shall be delivered by the Trustee to such applicable Depositary or held by the Trustee as custodian for the applicable Depositary pursuant to such applicable Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE

DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
(c)    The Euro Notes shall initially be issued in the form of one or more Global Notes. Each such Global Note (i) shall be deposited with, or on behalf of, the Common Depositary for the accounts of Euroclear and Clearstream, (ii) registered in the name of Citivic Nominees Limited, as the nominee of the Common Depositary and (iii) shall bear a Global Note Legend in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
(d)    Except as permitted by Section 2.6(g), any Dollar Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING

OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S OR THE APPLICABLE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

(e)    Except as permitted by Section 2.6(g), any Euro Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER

THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S OR THE APPLICABLE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

(f)    The Temporary Regulation S Global Note shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 of REGULATION S) IN RELIANCE ON REGULATION S, (A) TO THE ISSUER OR

ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S OR THE APPLICABLE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.
Members of, or Participants in, the applicable Depositary, or, with respect to the Euro Notes, the Common Depositary (in each case, “Agent Members”), shall have no rights under this Indenture with respect to any Global Note held on their behalf by (a) with respect to the Dollar Notes, the Depositary, or the Trustee as its custodian and (b) with respect to the Euro Notes, the Common Depositary or by the Trustee, and the applicable Depositary or the Common Depositary, as applicable, may be treated by the Issuer, the Trustee, Citibank N.A. and Citigroup AG and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by (a) with respect to the Dollar Notes, the applicable Depositary and (b) with respect to the Euro Notes,

Euroclear or Clearstream, or impair, as between (a) with respect to the Dollar Notes, the applicable Depositary and its Agent Members and (b) with respect to the Euro Notes, Euroclear and Clearstream and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuer in accordance with applicable procedures of DTC.
SECTION 2.2.    Form of Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee or Authenticating Agent. The signature of the Trustee or of the Authenticating Agent shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate, or cause the Authenticating Agent to authenticate, as applicable, (i) Dollar Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, (ii) Euro Notes for original issue on the Issue Date in an aggregate principal amount of €335,000,000 and (iii) subject to compliance with Section 3.3, one or more series of Dollar Notes (“Additional Dollar Notes”) and one or more series of Euro Notes (“Additional Euro Notes”, and together with the Additional Dollar Notes, “Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A-1 hereto for Additional Dollar Notes and in the form of Exhibit A‑2 hereto for Additional Euro Notes) in an unlimited amount, in each case upon written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), which Authentication Order shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 3.3. In addition, each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes.
The Dollar Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be held by the Trustee as Notes Custodian. The Euro Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of Citivic Nominees Limited, as the nominee of the Common Depositary and (iii) shall be deposited with, or at the direction of, the Common Depositary for the accounts of Euroclear and Clearstream.
The Issuer shall have the right to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Initial Notes. Additional Dollar Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Initial Dollar Notes will constitute a different series of Notes from such Initial Dollar Notes. Additional Euro Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Initial Euro Notes will constitute a different series of Notes from such Initial Euro Notes. Additional Dollar Notes that have the same maturity date, interest rate and optional redemption provisions as the Initial Dollar Notes will be treated as the same series as such Initial Dollar Notes unless otherwise designated by the Issuer. Additional Euro Notes that have the same maturity date, interest rate and optional redemption provisions as the Initial Euro Notes will be treated as the same series as such Initial Euro Notes unless otherwise designated by the Issuer. Except as otherwise provided in Section 9.2(a), (a) the Initial Dollar Notes and any Additional Dollar Notes issued under this Indenture shall vote and consent together on all matters as one class and (b) the Initial Euro Notes and any Additional Euro Notes issued under this Indenture shall vote and consent together on all matters as one class, and no other series of Notes shall have the right to vote or consent as a separate class on any matter. The Issuer shall also have, subject to the provisions of Section 9.2(a), the right to vary the application of the provisions of this Indenture to any series of Additional Notes.
The Initial Notes and any Additional Notes shall be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes and Additional Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedures described herein.
The Trustee may appoint an authenticating agent (each, an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer. The Trustee hereby initially appoints Citibank N.A. as Authenticating Agent.

Citibank N.A. hereby accepts such initial appointment and the Issuer hereby confirms that such initial appointment is acceptable to it.
SECTION 2.3.    Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) to the extent required, (A) with respect to the Dollar Notes, an office or agency in the United States where Notes may be presented for payment and (B) with respect to the Euro Notes, an office or agency in a city to be determined where Notes may be presented for payment (each, a “Paying Agent”). With respect to the Dollar Notes, the Issuer may elect to maintain a Paying Agent in a member state of the European Union; provided that the Issuer may not elect to maintain a paying agent in any European Union member state if the maintenance of the Paying Agent in such member state requires or permits the withholding or deduction of tax pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income (the “Directive”). With respect to the Euro Notes, the Issuer shall ensure, to the extent reasonably practicable and permitted as a matter of law, that it maintains a Paying Agent in a European Union member state (if such a state exists) that will not be obligated to withhold or deduct tax pursuant to the Directive. For purposes of the Euro Notes, the Issuer initially appoints Citigroup AG as Registrar and Citibank N.A. as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange and, upon written request from the Issuer, the Registrar shall provide the Issuer with a copy of such register to enable them to maintain a register of the Notes at their registered offices. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Issuer shall notify the Trustee or the applicable Registrar in writing and the Trustee or the applicable Registrar shall notify the Holders of the name and address of any Agent not a party to this Indenture. Parent Guarantor or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, in accordance with this Section 2.3, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.
With respect to the Dollar Notes, the Issuer initially appoints the Trustee as Registrar, Paying Agent and to act as Notes Custodian. To the extent that and for so long as the Euro Notes are listed on the Irish Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market of the Irish Stock Exchange, copies of this Indenture and any supplement thereto may be inspected at the office of the Ireland listing agent appointed by the Issuer.
SECTION 2.4.    Paying Agent to Hold Money. The Issuer shall require each applicable Paying Agent (other than, solely with respect to the Dollar Notes, the Trustee) to agree in writing that the applicable Paying Agent shall hold, and with regards to the Dollar Notes, hold in trust, for the benefit of the Holders or the Trustee all money held by the applicable Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by such applicable Paying Agent to the Trustee. Upon payment over to the Trustee, the applicable Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5.    Lists of Holders of the Notes. The Trustee or the applicable Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar and Paying Agent, the Issuer shall furnish to the Trustee and applicable Paying Agent at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee and applicable Paying Agent may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Issuer shall otherwise comply with TIA § 312(a).
SECTION 2.6.    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except, as a whole, by the applicable Depositary or the Common Depositary, as applicable, to a nominee of the applicable Depositary or the Common Depositary, as applicable, by a nominee of the applicable Depositary or the Common Depositary, as applicable, to the applicable Depositary or the Common Depositary, as applicable, or to another nominee of the applicable Depositary or the Common Depositary, as applicable, or by the applicable Depositary or the Common Depositary, as applicable, or any such nominee to a successor applicable Depositary or the Common Depositary, as applicable, or a nominee of such successor applicable Depositary or the Common Depositary, as applicable. Global Notes shall be exchanged by the Issuer for Definitive Notes, subject to any applicable laws, only (i) if the Issuer delivers to the Trustee written notice from the applicable Depositary or the Common Depositary, as applicable, that the applicable Depositary or the Common Depositary, as applicable, is unwilling or unable to continue to act as Depositary or Common Depositary, as applicable, for the Global Notes or that is it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary or the Common Depositary, as applicable, within 120 days after the date of such notice from the applicable Depositary or the Common Depositary, as applicable; (ii) with respect to the Dollar Notes, the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the applicable Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; (iii) if an Event of Default shall have occurred and is continuing with respect to the Notes and the applicable Depositary shall have requested in writing (or a beneficial owner shall have requested in writing delivered through the applicable Depositary) the issuance of Definitive Notes following such occurrence; or (iv) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes. In any such case, the Issuer shall notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes shall be issued to each Person that such Participants, Indirect Participants and the applicable Depositary jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) below.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the applicable Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Temporary Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Sections 2.6(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the applicable Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the applicable Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the applicable Depositary to the applicable Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the applicable Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, with respect to the Dollar Notes, the Trustee, and with respect to the Euro Notes, the applicable Registrar, shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the applicable Registrar receives the following:
(A)    if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes , including the certifications in item (1) thereof;
(B)    if the transferee shall take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (2) thereof; and
(C)    if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and
(A)    the applicable Registrar receives the following:
(y)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (1)(a) thereof; or

(z)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the applicable Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)    Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the applicable Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes , including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B-1 hereto including the certifications in item (3) thereof, if applicable, for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes;
(F)    if such beneficial interest is being transferred to Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(c) thereof;
with respect to the Dollar Notes, the Trustee, and with respect to the Euro Notes, the applicable Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the applicable Registrar through instructions from the applicable Depositary or the Common Depositary, as applicable, and the Participant or Indirect Participant. The Trustee or the applicable Registrar shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the applicable Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)    Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)    the applicable Registrar receives the following:
(y)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (1)(b) thereof; or
(z)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the applicable Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the applicable Registrar through instructions from the applicable Depositary and the Participant or Indirect Participant. The Trustee or the applicable Registrar shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)    Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the applicable Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (3)(c) thereof, with respect to the Dollar Notes, the Trustee shall cancel the Restricted Definitive Note and shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note. With respect to the Euro Notes, the applicable Paying Agent shall cancel the Restricted Definitive Note and the applicable Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii)    Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)    the applicable Registrar receives the following:

(y)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (1)(c) thereof; or
(z)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the applicable Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), (a) for purposes of the Dollar Notes, the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note and (b) for purposes of the Euro Notes, the applicable Paying Agent shall cancel the Definitive Notes and the applicable Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, (a) with respect to the Dollar Notes, the Trustee shall cancel the applicable Unrestricted Definitive Note and shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes and (b) with respect to the Euro Notes, the applicable Paying Agent shall cancel the applicable Unrestricted Definitive Note and the applicable Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to (d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee or the Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the applicable Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the applicable Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the applicable Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).
(i)    Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the applicable Registrar receives the following:
(A)    if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (1) thereof;
(B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the certifications in item (2) thereof; and
(C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including, if the Issuer so requests, a certification and/or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.
(ii)    Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if
(A)    the applicable Registrar receives the following:
(y)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 hereto for the Dollar Notes and in the form of Exhibit C-2 hereto for the Euro Notes, including the certifications in item (1)(d) thereof; or
(z)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 hereto for the Dollar Notes and in the form of Exhibit B-2 hereto for the Euro Notes, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the applicable Registrar or the Issuer so request, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer so requests) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the applicable Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Temporary Regulation S Global Note.
(i)    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with (a) for purposes of the Dollar Notes, the Notes Custodian and registered in the name of the applicable Depositary or the nominee of the applicable Depositary and (b) for purposes of the Euro Notes, the Common Depositary and registered in the name of the nominee of the Common Depositary, for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.
(ii)    During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred (A) to the Issuer, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to, with respect to the Dollar Notes, the Trustee, and with respect to the Euro Notes, the applicable Registrar, a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
(iii)    Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Temporary Regulation S Global Note shall be exchanged for beneficial interests in a Permanent Regulation S Global Note upon delivery to DTC or the Common Depositary, as applicable, of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Permanent Regulation S Global Note, with respect to the Dollar Notes, the Trustee, and with respect to the Euro Notes, the applicable Paying Agent, shall cancel the corresponding Temporary Regulation S Global Note. The aggregate principal amount of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee or the applicable Registrar and the applicable Depositary or the Common Depositary, as applicable, or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(iv)    Notwithstanding anything to the contrary in this Section 2.6, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the applicable Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(g)    Private Placement Legend.
(i)    Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.
(ii)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(h)    Global Note Legend. Each Global Note shall bear the Global Note Legend.
(i)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee or the applicable Paying Agent, as applicable, in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, the applicable Registrar, the applicable Depositary or the Common Depositary, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, the applicable Registrar, the applicable Depositary or the Common Depositary, as applicable, at the direction of the Trustee to reflect such increase.
(j)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the applicable Registrar’s request.
(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 3.9, 5.7, 5.8 and 9.4).
(iii)    [Intentionally omitted].
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the applicable Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the applicable Registrar, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the applicable Registrar, the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.
(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the applicable Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.
(ix)    The Trustee or the applicable Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(x)    Neither the Trustee, the Issuer nor any Agent shall have any responsibility for any actions taken or not taken by the applicable Depositary or the Common Depositary, as applicable.
(xi)    Affiliates of the Issuer may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture).
(k)    Public Offer Test.
(i)    Neither the Notes nor any interest in the Notes may be acquired by or transferred to any person known or suspected by the Issuer or any Australian Party to be an Associate of any Issuer, any Australian Party or any other Guarantor that is a tax resident in Australia or acting as Guarantor through a Permanent Establishment in Australia.
(ii)    Each Holder that acquires Notes (or an interest in the Notes) or to whom Notes are (or an interest in the Notes is) transferred is deemed to represent and warrant that, except as disclosed to the Issuer and each Australian Party, it is not, so far as its relevant officers involved in the transaction on a day to day basis are actually aware, an Offshore Associate of any Issuer, any Australian Party or any other Guarantor that is a tax resident in Australia or acting as Guarantor through a Permanent Establishment in Australia.

SECTION 2.7.    Replacement Notes. If any mutilated Note is surrendered to the Trustee or the applicable Registrar, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuer (with respect to the Issuer) to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.
Every replacement Note is an obligation of the Issuer.

SECTION 2.8.    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for the Dollar Notes canceled by it or the applicable Paying Agent, as applicable, or the Euro Notes delivered to it or the applicable Registrar, as applicable, for cancellation and those described in this Section 2.8 as not outstanding.
If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 3.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
Subject to Section 2.9, a Note does not cease to be outstanding because Parent Guarantor, a Subsidiary of Parent Guarantor or an Affiliate of Parent Guarantor holds the Note.
SECTION 2.9.    Treasury Notes. In determining whether the Holders of the requisite majority of outstanding Notes have concurred in any request, demand, authorization, direction, notice, waiver or consent (other than in respect of any action pursuant to Section 9.2(a), which requires the consent of each Holder of an affected Note), Notes owned by Parent Guarantor, any Subsidiary of Parent Guarantor or any Affiliate of Parent Guarantor shall be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Trust Officer actually knows to be owned by Parent Guarantor, any Subsidiary of Parent Guarantor, or any Affiliate of Parent Guarantor shall be considered as not outstanding. Upon request of the Trustee, the Issuer shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
SECTION 2.10.    Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall upon receipt of an Authentication Order authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
SECTION 2.11.    Cancellation. %3. For purposes of the Dollar Notes, the Issuer at any time may deliver such Notes to the Trustee for cancellation. The applicable Registrar and applicable Paying Agent shall forward to the Trustee any such Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all such Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuer, the Trustee shall deliver copies of such canceled Notes to the Issuer. The Issuer may not issue new Dollar Notes to replace Dollar Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.
(a)    For purposes of the Euro Notes, the Issuer at any time may deliver such Notes to the applicable Paying Agent for cancellation. The applicable Paying Agent shall cancel all such Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Paying Agent), and shall request that the applicable Registrar makes the corresponding entries in the register. Upon the written request of the Issuer, the applicable Paying Agent shall deliver copies of such canceled Notes to the Issuer. The Issuer may not issue new Euro Notes to replace Euro Notes that it has redeemed or paid or that have been delivered to the applicable Paying Agent for cancellation.

SECTION 2.12.    Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:
(a)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee or the applicable Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period shall be acceptable to the Trustee or the applicable Paying Agent) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the applicable Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee or the applicable Paying Agent of the notice of the proposed payment. The Issuer shall promptly notify the Trustee or the applicable Paying Agent of such Special Record Date and shall, or at the written request and in the name and expense of the Issuer, the Trustee or the applicable Paying Agent shall, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)    The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee or the applicable Paying Agent of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee or the applicable Paying Agent.
Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13.    CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use “CUSIP”, “ISIN” and/or “Common Code” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP, ISIN or Common Code numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or Common Code numbers. A separate CUSIP, ISIN or Common Code number will be issued for any Additional Notes, unless (i) the applicable Initial Notes and such Additional Notes have the same maturity date, interest rate and optional redemption provisions and are treated as “fungible” for U.S. federal income tax purposes, (ii) both the Initial Notes and such Additional Notes are issued in the same series (as set forth in Section 2.2 without (or with less than a de minimis amount of) original issue discount for U.S. federal income tax purposes or (iii) another then-recognized identifier is used.

SECTION 2.14.    Record Date. The Record Date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).
SECTION 2.15.    [Reserved].
SECTION 2.16.    Conversion of Currency. For purposes of the Dollar Notes, the U.S. dollar and for purposes of the Euro Notes, the Euro, respectively, is the sole currency (each, a “Required Currency”) of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, this Indenture and the Guarantees, including damages. Any amount with respect to the Notes, Indenture or Guarantees received or recovered in a currency other than the Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the Required Currency amount, as applicable, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, is the first date on which it is practicable to do so).
If that Required Currency amount is less than the Required Currency amount, as applicable, expressed to be due to the recipient or the Trustee, the Issuer and each Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuer and each Guarantor will indemnify the recipient and/or Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee to advise in writing in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and each Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note or to the Trustee. For the purposes of determining the amount in a currency other than the Required Currency, such amount shall be determined using the Exchange Rate then in effect.
ARTICLE III

COVENANTS
SECTION 3.1.    Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 10:00 a.m. (New York City time for the Dollar Notes and London time for the Euro Notes) on such date the Trustee or the applicable Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the applicable Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes.

Solely with respect to the Euro Notes, the Issuer shall procure payment confirmation on or prior to the second Business Day preceding payment. The Paying Agent for the Euro Notes shall not be bound to make payment until satisfied that full payment has been received by such Paying Agent from the Issuer in cleared funds by 10:00 a.m. London time on the date due. If such Agent determines in its absolute discretion that payment in accordance with this Section 3.1 is required to be made earlier, it will provide the Issuer with no less than 21 days prior notice in writing of such requirement.
Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder. The Issuer or any Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) may withhold from any interest payment made on any Note to or for the benefit of any Person who is not a “United States person” (as such term is defined for U.S. federal income tax purposes) U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such Person provides documentation to the Issuer or other Payor such that an exemption from U.S. federal withholding tax would apply to such payment if interest on such Note were treated entirely as income from sources within the United States for U.S. federal income tax purposes.
SECTION 3.2.    Reports and Other Information.
(a)    Parent Guarantor will provide to the Trustee and, upon request, to Holders of the Notes a copy of all of the information and reports referred to below:
(i)    within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if Parent Guarantor were then subject to SEC reporting requirements as a non-accelerated filer), annual audited financial statements for such fiscal year including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and a report on the annual financial statements by Parent Guarantor’s independent registered public accounting firm (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum),
(ii)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if Parent Guarantor were then subject to SEC reporting requirements as a non-accelerated filer), unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum), and
(iii)    within the time period specified for filing current reports on Form 8-K by the SEC, current reports that would be required to be filed with the SEC on Form 8-K if Parent Guarantor were required to file such reports for any of the following events: (1) significant acquisitions or dispositions, (2) the bankruptcy of Parent Guarantor or a Significant Subsidiary, (3) the acceleration of any Indebtedness of Parent Guarantor or any Restricted Subsidiary having a principal amount in excess of $100.0 million, (4) a change in Parent Guarantor’s certifying independent auditor, (e) the appointment or departure of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer or President (or persons fulfilling similar duties) of ~~the Parent or~~ Parent Guarantor, (5) resignation of a director of ~~the~~ Parent ~~or Parent~~ Guarantor on disagreeable terms, (6) change in fiscal year, (h) non-reliance on previously issued financial statements or audit reports, (i) change of control transactions, (7) entry into or termination of material agreements, (8) entry into material financial obligations and (9) historical financial statements of an acquired business (relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K to the extent and in the form available to Parent Guarantor (as determined by Parent Guarantor in good faith) if Parent Guarantor were a domestic reporting company under the Exchange Act); provided that no such current report will be required to be furnished if Parent Guarantor determines in its good faith judgment that such event is not material to Holders of the Notes or to the business, assets, operations, financial position or prospects of Parent Guarantor and its Restricted Subsidiaries, taken as a whole, or if Parent Guarantor determines in its good faith judgment that such disclosure would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of Parent Guarantor and its Restricted Subsidiaries, taken as a whole;
provided, further, that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself; provided, further, however, that in addition to providing such information to the Trustee and, upon request, Holders of the Notes, the Issuer will, to the extent the requirements set forth in Section 3.2(h) are satisfied, make available to the Holders of the Notes, bona fide prospective investors in the Notes, bona fide market makers in the Notes affiliated with any Initial Purchaser and bona fide securities analysts (to the extent providing analysis of investment in the Notes) such information by (i) posting to the website of Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor or on a non-public, password-protected website maintained by Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor or a third party, in each case, within 15 days after the time Parent Guarantor would be required to provide such information pursuant to clause (i), (ii) or (iii) above, as applicable, or (ii) otherwise providing substantially comparable availability of such reports (as determined by Parent Guarantor in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another comparable private electronic information service shall constitute substantially comparable availability).
(b)    Notwithstanding the foregoing, (i) Parent Guarantor will not be required to furnish any information, certificates or reports required by (A) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (B) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (ii) the information and reports referred to in Section 3.2(a) will not be required to contain the separate financial statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (iii) to the extent pro forma financial information is required to be provided by Parent Guarantor, Parent Guarantor may provide only pro forma revenues, net income, income before extraordinary items and the cumulative effect of accounting changes, EBITDA, Adjusted EBITDA, senior secured debt, total debt and capital expenditures (or equivalent financial information) in lieu thereof, (iv) the information and reports referred to in Section 3.2(a) shall not be required to present compensation or beneficial ownership information and (v) the information and reports referred to in Section 3.2(a) shall not be required to include any exhibits required by Item 15 of Form 10-K, Item 6 of Form 10-Q or Item 9.01 of Form 8-K.
(c)    For so long as Parent Guarantor has designated certain of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required to be provided by Section 3.2(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent Guarantor.
(d)    In addition, to the extent not satisfied by the foregoing, Parent Guarantor will agree that, for so long as any Notes are outstanding, Parent Guarantor will furnish to Holders of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).

(e)    Notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents required to be provided as described above, may be, rather than those of Parent Guarantor, those of (i) any predecessor or successor of Parent Guarantor or any entity meeting the requirements of clause (ii) of this Section 3.2(e) or (ii) any direct or indirect parent of Parent Guarantor; provided that, if the financial information so furnished relates to such direct or indirect parent of Parent Guarantor, the same is accompanied by consolidating information, which may be posted to the website of Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor on a non-public, password-protected website maintained by Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor or a third party that explains in reasonable detail the differences between the information relating to such parent entity (as the case may be), on the one hand, and the information relating to Parent Guarantor and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.
(f)    Parent Guarantor will be deemed to have satisfied the information and reporting requirements of Section 3.2(a) if Parent Guarantor or any direct or indirect parent of Parent Guarantor (i) has filed reports or registration statements containing such information (including the information required pursuant to the first sentence of Section 3.2(e), which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders pursuant to this Section 3.2) with the SEC via the EDGAR (or successor) filing system within the applicable time periods after giving effect to any extensions permitted by the SEC and that are publicly available or (ii) if Parent Guarantor or any direct or indirect parent of Parent Guarantor is no longer subject to the reporting requirements provided by the Exchange Act, with respect to the Holders of the Notes only, Parent Guarantor or such parent entity has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 3.2.
(g)    So long as Notes are outstanding, Parent Guarantor will also:
(i)    promptly after furnishing to the Trustee the annual and quarterly reports required by Sections 3.2(a)(i) and (ii), hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and
(ii)    announce by press release or post to the website of Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor or on a non-public, password-protected website maintained by Parent Guarantor, the Issuer or any direct or indirect parent of Parent Guarantor or a third party, which will require a confidentiality acknowledgment (but not restrict the recipients of such information from trading securities of Parent Guarantor or its respective affiliates), prior to the date of the conference call required to be held in accordance with Section 3.2(g)(i), the time and date of such conference call and either all information necessary to access the call or informing Holders of Notes, bona fide prospective investors in the Notes, bona fide market makers in the Notes affiliated with any Initial Purchaser and bona fide securities analysts (to the extent providing analysis of an investment in the Notes) how they can obtain such information, including, without limitation, the applicable password or other login information.
(h)    Any person who requests or accesses such financial information or seeks to participate in any conference calls required by this Section 3.2 will be required to provide its email address, employer name and other information reasonably requested by the Issuer and represent to the Issuer (to the Issuer’s reasonable good faith satisfaction) that:
(i)    it is a Holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor in the Notes, a bona fide market maker in the Notes affiliated with any Initial Purchaser or a bona fide securities analyst providing an analysis of investment in the Notes;
(ii)    it will not use the information in violation of applicable securities laws or regulations;
(iii)    it will keep such provided information confidential and will not communicate the information to any Person; and
(iv)    it (1) will not use such information in any manner intended to compete with the business of Parent Guarantor and its Subsidiaries and (2) is not a Person (which includes such Person’s Affiliates) that (A) is principally engaged in a Similar Business or (B) derives a significant portion of its revenues from operating or owning a Similar Business.
(v)    Delivery of reports, information and documents (including without limitation reports contemplated under this Section 3.2) to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and Parent Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 3.3.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)    Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and Parent Guarantor will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Parent Guarantor and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio for Parent Guarantor and its Restricted Subsidiaries, calculated as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, would have been 2.00 to 1.00 or greater (“Ratio Debt”); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed the greater of (x) $300.0 million and (y) 5.25% of Consolidated Total Assets, at any one time outstanding, on a Pro Forma Basis (including pro forma application of the proceeds therefrom).
(b)    The foregoing limitations shall not apply to (collectively, “Permitted Debt”):
(i)    the Incurrence or issuance by Parent Guarantor or its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance by its Restricted Subsidiaries of Preferred Stock under any Credit Agreement, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount not to exceed (1) $3,750.0 million at any one time outstanding (with any amounts Incurred pursuant to subclause (2) hereof reducing the amount permitted to be Incurred under this subclause (1), with the exception of the greater of (A) $200.0 million and (B) 25% of Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis) or (2) an unlimited amount so long as the Consolidated Senior Secured Net Debt Ratio does not exceed 4.25 to 1.00 (with any Indebtedness up to the greater of (i) $200.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis, Incurred under subclause (1) hereof on the date of determination (in the same transaction or series of transactions) of the Consolidated Senior Secured Net Debt Ratio not being included in the calculation of the Consolidated Senior Secured Net Debt Ratio under this subclause (B) on such date but not, for the avoidance of doubt, excluded from any such calculation made on any such subsequent date); provided that solely for the purpose of calculating the Consolidated Senior Secured Net Debt Ratio under this clause (i), any outstanding Indebtedness Incurred under this clause (i) that is unsecured shall nevertheless be deemed to be secured by a Lien;
(ii)    the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees thereof, as applicable;
(iii)    (1) Indebtedness and Disqualified Stock of Parent Guarantor and its Restricted Subsidiaries and Preferred Stock of its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness described in clause (i) or (ii) above) and (2) the Existing Secured Notes and the guarantees thereof;
(iv)    Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by Parent Guarantor or any of its Restricted Subsidiaries, Disqualified Stock issued by Parent Guarantor or any of its Restricted Subsidiaries and Preferred Stock issued by any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of Parent Guarantor or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Parent Guarantor or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv), not to exceed the greater of (x) $300.0 million and (y) 5.25% of Consolidated Total Assets, at any one time outstanding;
(v)    Indebtedness Incurred by Parent Guarantor or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (x) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (y) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;
(vi)    the Incurrence of Indebtedness arising from agreements of Parent Guarantor or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of Parent Guarantor in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(vii)    Indebtedness or Disqualified Stock of Parent Guarantor to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a Non-Guarantor Subsidiary shall be subordinated in right of payment to the Issuer’s Obligations with respect to the Notes and (y) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause (vii);
(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to Parent Guarantor or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent Guarantor or another

Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)    Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary owing to Parent Guarantor or another Restricted Subsidiary; provided that (x) if the Issuer or a Guarantor Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Guarantor Subsidiary, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Issuer’s Obligations with respect to this Indenture or the Guarantee of such Guarantor, as applicable and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (ix);
(x)    Swap Contracts or Cash Management Services not Incurred for speculative purposes;
(xi)    obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent Guarantor or any Restricted Subsidiary;
(xii)    Indebtedness or Disqualified Stock of Parent Guarantor or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of (x) $375.0 million and (y) 6.50% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xii) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xii) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xii) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which Parent Guarantor or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Liens related thereto are Permitted Liens after such reclassification));
(xiii)    any guarantee by Parent Guarantor or a Restricted Subsidiary of Indebtedness or other obligations of Parent Guarantor or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by Parent Guarantor or such Restricted Subsidiary is permitted under the terms of this Indenture;
(xiv)    the Incurrence by Parent Guarantor or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under Section 3.3(a) or Section 3.3(b)(ii), (iii), (xiv), (xv) or (xviii) or subclause (y) of any of clauses (iv), (xii), (xx), (xxix) or (xxx) of this Section 3.3(b) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock issued to pay unpaid accrued interest and aggregate amount of premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that any amounts incurred under this clause (xiv) as Refinancing Indebtedness of Indebtedness originally Incurred pursuant to subclause (y) of any of the above mentioned clauses shall reduce the amount available under such subclause (y) so long as such Refinancing

Indebtedness remains outstanding; provided, further, however, that such Refinancing Indebtedness:
(1)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;
(2)    has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
(3)     to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively; and
(4)     shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor, or (y) Indebtedness or Disqualified Stock of Parent Guarantor or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
provided that subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness;
(xv)    Indebtedness, Disqualified Stock or Preferred Stock (1) of Parent Guarantor or any of its Restricted Subsidiaries Incurred or assumed in anticipation of, or in connection with, an acquisition of any assets (including Capital Stock), business or Person and (2) of any Person that is acquired by Parent Guarantor or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with Parent Guarantor or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:
(1)    Parent Guarantor would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or
(2)    the Fixed Charge Coverage Ratio of Parent Guarantor is equal to or greater than immediately prior to such acquisition, merger, consolidation or amalgamation;
(xvi)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xvii)    Indebtedness of Parent Guarantor or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(xviii)    Contribution Indebtedness;
(xix)    Indebtedness of Parent Guarantor or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xx)    Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $375.0 million and (y) 6.5% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xx) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing, outstanding at any one time (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xx) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xx) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Guarantor Subsidiary could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred

Stock as Ratio Debt (to the extent any Liens related thereto are Permitted Liens after such reclassification));
(xxi)    Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to Parent Guarantor or a Restricted Subsidiary and to the other holders of Equity Interests of, or participants in, such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;
(xxii)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Parent Guarantor or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
(xxiii)    Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of Parent Guarantor and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of Parent Guarantor and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;
(xxiv)    Indebtedness consisting of Indebtedness issued by Parent Guarantor or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor to the extent permitted by Section 3.4;
(xxv)    customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(xxvi)    Indebtedness Incurred by Parent Guarantor or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;
(xxvii)    Indebtedness Incurred or Disqualified Stock issued by Parent Guarantor or any Restricted Subsidiary or Preferred Stock issued by any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture;
(xxviii)    (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by Parent Guarantor or a Restricted Subsidiary as a result of leases entered into by Parent Guarantor or such Restricted Subsidiary or any direct or indirect parent of Parent Guarantor in the ordinary course of business;
(xxix)    the incurrence by Parent Guarantor or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf of, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (xxix) does not exceed the greater of (x) $150.0 million and (y) 2.50% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xxix) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xxix) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xxix) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which Parent Guarantor or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Liens related thereto are Permitted Liens after such reclassification));
(xxx)    Indebtedness, Disqualified Stock or Preferred Stock of Parent Guarantor or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $250.0 million and (y) 4.25% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xxx) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xxx) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xxx) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which Parent Guarantor or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Liens related thereto are Permitted Liens after such reclassification));
(xxxi)    Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of Parent Guarantor or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment;
(xxxii)     unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(xxxiii)    Indebtedness arising as a result of (the establishment of) a Dutch law fiscal unity for corporate income tax or turnover tax purposes (fiscale eenheid) of which any Restricted Subsidiary is a member; and
(xxxiv)    Indebtedness pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code).
(c)    For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Issuer shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 3.3, provided that all Indebtedness under the Senior Credit Agreement Incurred on or prior to the Issue Date shall be deemed to have been Incurred pursuant to Section 3.3(b)(i)(1) and Parent Guarantor shall not be permitted to reclassify all or any portion of Indebtedness Incurred on or prior to the Issue Date pursuant to Section 3.3(b)(i). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 3.3. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 3.3.

(d)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt, or such Disqualified Stock or Preferred Stock was issued; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus unpaid accrued interest and the aggregate amount of premiums (including tender premiums) and underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).
(e)    The principal amount of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.
SECTION 3.4.    Limitation on Restricted Payments.
(a)    Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any payment or distribution on account of Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Parent Guarantor (other than (A) dividends or distributions by Parent Guarantor payable solely in Equity Interests (other than Disqualified Stock) of Parent Guarantor; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor, including in connection with any merger, amalgamation or consolidation;
(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (vii), (viii) or (ix) of the definition of “Permitted Debt”); or
(iv)    make any Restricted Investment;
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(A)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)    immediately after giving effect to such transaction on a Pro Forma Basis, Parent Guarantor could Incur $1.00 of Ratio Debt; and
(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent Guarantor and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (i) or (viii) of Section 3.4(b), but excluding all other Restricted Payments permitted by Section 3.4(b)), is less than the sum of, without duplication:
(1)    50.0% of the Consolidated Net Income of Parent Guarantor for the period (taken as one accounting period) beginning on January 1, 2013 to the end of Parent Guarantor’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case that such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus
(2)    100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by Parent Guarantor after the Issue Date from the issue or sale of Equity Interests of Parent Guarantor (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options; plus
(3)    100.0% of the aggregate amount of contributions to the capital of Parent Guarantor received in cash and the Fair Market Value of assets (other than cash) after the Issue Date (other than Excluded Equity); plus
(4)    the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of Parent Guarantor or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by Parent Guarantor or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by Parent Guarantor or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in Parent Guarantor or any direct or indirect parent of Parent Guarantor (other than Excluded Equity); plus
(5)    100.0% of the aggregate amount received by Parent Guarantor or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by Parent Guarantor or any Restricted Subsidiary from:
(A)    the sale or other disposition (other than to Parent Guarantor or a Restricted Subsidiary of Parent Guarantor) of Restricted Investments made by Parent Guarantor and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Parent Guarantor and its Restricted Subsidiaries by any Person (other than Parent Guarantor or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments;
(B)    the sale (other than to Parent Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by Parent Guarantor or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by Parent Guarantor or any Restricted Subsidiary)) of the Capital Stock of an Unrestricted Subsidiary; or
(C)    any distribution or dividend from an Unrestricted Subsidiary; plus
(6)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into,

or transfers or conveys its assets to, or is liquidated into, Parent Guarantor or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of Parent Guarantor in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 3.4(b)(x) or constituted a Permitted Investment, plus
(7)    the aggregate amount of Retained Declined Proceeds since the Issue Date (to the extent Holders were provided notice in connection with the Asset Sale Offer related thereto that any Excess Proceeds not accepted by the Holders shall constitute Retained Declined Proceeds and such Retained Declined Proceeds will increase the amount available for Restricted Payments under Section 3.4(a)(C), to the extent not otherwise applied in accordance with Section 3.4(b)(xi))
(b)    The provisions of Section 3.4(a) shall not prohibit:
(i)    the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;
(ii)    (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Parent Guarantor or any direct or indirect parent of Parent Guarantor, or Subordinated Indebtedness of the Issuer or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor or contributions to the equity capital of Parent Guarantor (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);
(b)    the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of Parent Guarantor or to an employee stock ownership plan or any trust established by Parent Guarantor or any of its Restricted Subsidiaries) of Refunding Capital Stock; and
(c)    if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 3.4(b)(vi) and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor) in an aggregate amount no greater than the Unpaid Amount;
(i)    the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;
(ii)    the purchase, retirement, redemption or other acquisition (or Restricted Payments to Parent Guarantor or any direct or indirect parent of Parent Guarantor to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of Parent Guarantor or any direct or indirect parent of Parent Guarantor held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of Parent Guarantor or any direct or indirect parent of Parent Guarantor or any Subsidiary of Parent Guarantor or their estates, heirs, family members, former spouses or permitted transferees (including for all purposes of this clause (iv), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (iv) shall not exceed $40.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years up to a maximum of $50.0 million in the aggregate in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed;
(a)    the cash proceeds received by Parent Guarantor from the issuance or sale of Equity Interests (other than Disqualified Stock) of Parent Guarantor or any direct or indirect parent of Parent Guarantor (to the extent contributed to Parent Guarantor), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of Parent Guarantor or its Restricted Subsidiaries or any direct or indirect parent of Parent Guarantor that occurs on or after the Issue Date, other than in connection with, or pursuant to, the Equity Contribution; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 3.4(a)(C); plus
(b)    the cash proceeds of key man life insurance policies received by Parent Guarantor or any of its Restricted Subsidiaries or any direct or indirect parent of Parent Guarantor (to the extent contributed to Parent Guarantor) after the Issue Date; plus
(c)    the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of Parent Guarantor or any of its Restricted Subsidiaries or any direct or indirect parent of Parent Guarantor that are foregone in return for the receipt of Equity Interests; less
(d)    the amount of cash proceeds described in clause (a), (b) or (c) of this clause (iv) previously used to make Restricted Payments pursuant to this clause (iv) provided that Parent Guarantor may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a), (b) and (c) above in any calendar year; provided, further, that cancellation of Indebtedness owing to Parent Guarantor or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of Parent Guarantor or any of its Restricted Subsidiaries or any direct or indirect parent of Parent Guarantor, in connection with a repurchase of Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 3.4 or any other provisions of this Indenture;
(iii)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Parent Guarantor or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 3.3;
(iv)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to Parent Guarantor or any direct or indirect parent of Parent Guarantor, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of Parent Guarantor or any direct or indirect parent of Parent Guarantor issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, the Fixed Charge Coverage Ratio of Parent Guarantor is 2.00 to 1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by Parent Guarantor from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;
(v)    [Reserved];
(vi)    the declaration and payment of dividends on Parent Guarantor’s common stock (or the payment of dividends to any direct or indirect parent of Parent Guarantor to fund the payment by any direct or indirect parent of Parent Guarantor of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received by Parent Guarantor from any public offering of common stock or contributed to Parent Guarantor by any direct or indirect parent of Parent Guarantor from any public offering of common stock, other than public offerings with respect to Parent Guarantor’s common stock registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions;
(vii)    Restricted Payments that are made with Excluded Contributions;
(viii)    other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (x) not to exceed the greater of (x) $350.0 million and (y) 6.00% of Consolidated Total Assets;
(ix)    the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of Parent Guarantor and its Restricted Subsidiaries pursuant to provisions similar to those described under Sections 3.7 and 3.9; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third party to the extent permitted by this Indenture) have made any Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes, and have repurchased, redeemed, defeased, acquired or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;
(x)    for so long as Parent Guarantor or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income (or franchise in lieu of income) tax return with any direct or indirect parent of Parent Guarantor, Restricted Payments to such direct or indirect parent of Parent Guarantor in amounts required for or such parent entity to pay federal, national, foreign, state and local income taxes (and franchise taxes) imposed on such entity to the extent such income taxes (and franchise taxes) are attributable to the income of Parent Guarantor and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that Parent Guarantor and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of federal, national, foreign, state and local income and/or franchise taxes (as the case may be) in respect of such year if Parent Guarantor and its Subsidiaries paid such income (and franchise) taxes directly on a separate company basis or as a standalone consolidated, combined, affiliated or unitary income (or franchise in lieu of income) tax group (reduced by any such taxes paid directly by Parent Guarantor or any of its Subsidiaries);
(xi)    the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor, in the amount required for such entity to, if applicable:
(a)    pay amounts equal to the amounts required for ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor to pay fees and expenses (including Related Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of Parent Guarantor or any direct or indirect parent of Parent Guarantor, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of Parent Guarantor and its Subsidiaries;
(b)    pay, if applicable, amounts equal to amounts required for ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Parent Guarantor (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, Parent Guarantor or any Restricted Subsidiary Incurred in accordance with Section 3.3 (except to the extent any such payments have otherwise been made by any such Guarantor);
(c)    pay fees and expenses incurred by ~~Parent or~~ any ~~other~~ direct or indirect parent of Parent Guarantor related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Indenture and similar obligations under the Senior Credit Agreement and the Existing Secured Notes Indenture, (ii) any unsuccessful equity or debt offering of such parent entity (or any equity or debt offering from which such parent entity does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by Parent Guarantor or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to Parent Guarantor or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Indenture;
(d)     [Reserved];
(e)    pay franchise and excise taxes and other fees, taxes and expenses required to maintain its organizational existence;
(f)    make payments for the benefit of Parent Guarantor or any of its Restricted Subsidiaries to the extent such payments could have been made by Parent Guarantor or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and (y) would be permitted by Section 3.8; and
(g)    make Restricted Payments to any direct or indirect parent of Parent Guarantor to finance, or to any direct or indirect parent of Parent Guarantor for the purpose of paying to any other direct or indirect parent of Parent Guarantor to finance, any Investment that, if consummated by Parent Guarantor or any Restricted Subsidiary, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of Parent Guarantor causes (i) all property acquired (whether assets or Equity Interests) to be contributed to Parent Guarantor or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 4.1) of the Person formed or acquired into Parent Guarantor or any Restricted Subsidiary in order to consummate such acquisition or Investment;
(xii)    (a) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (b) payments made or expected to be made by Parent Guarantor or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of Parent Guarantor or any direct or indirect parent of Parent Guarantor or any Subsidiary of Parent Guarantor (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of Parent Guarantor or any direct or indirect parent of Parent Guarantor or any Subsidiary of Parent Guarantor in connection with such Person’s purchase of Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor; provided that no cash is actually advanced pursuant to this subclause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(xiii)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(xiv)    payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Indenture;
(xv)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent Guarantor or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
(xvi)    the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of Parent Guarantor or any direct or indirect parent of Parent Guarantor;
(xvii)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $350.0 million and (y) 6.00% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(xviii)    [Reserved]; and
(xix)    any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, Parent Guarantor’s Consolidated Total Net Debt Ratio does not exceed 3.00 to 1.00;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (x) or clause (xxi) of this Section 3.4(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (xii) and (xiii) of this Section 3.4(b), taxes and Related Taxes shall include all interest and penalties with respect thereto and all additions thereto.
(c)    As of the Issue Date, all of Parent Guarantor’s Subsidiaries will be Restricted Subsidiaries. Parent Guarantor will not permit (i) any Unrestricted Subsidiary to become a Restricted Subsidiary, or (ii) any Restricted Subsidiary to become an Unrestricted Subsidiary, in each case except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent Guarantor and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

(d)    For purposes of this Section 3.4, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Parent Guarantor may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 3.4 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
SECTION 3.5.    Liens.
(a)    Parent Guarantor will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) on any asset or property (or the proceeds thereof) of the Issuer or such Guarantor, unless (1) in the case of Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantee are secured by a Lien on such property or assets (and the proceeds thereof) that is senior in priority to such Liens; or (2) in all other cases, the Notes and the applicable Guarantee are secured by a Lien on such property or assets (and the proceeds thereof) equally and ratably with or prior to such Liens.
(b)    Any Lien that is granted to secure the Notes or the applicable Guarantee pursuant to Section 3.5(a) shall be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or the applicable Guarantee under Section 3.5(a) (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien).
SECTION 3.6.    Dividend and Other Payment Restrictions Affecting Subsidiaries. Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries (other than the Issuer or the Guarantors) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer or the Guarantors) to:
(a)    (i) pay dividends or make any other distributions to Parent Guarantor or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to Parent Guarantor or any of its Restricted Subsidiaries;
(b)    make loans or advances to Parent Guarantor or any of its Restricted Subsidiaries; or
(c)    sell, lease or transfer any of its properties or assets to Parent Guarantor or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(i)    contractual encumbrances or restrictions of Parent Guarantor or any of its Restricted Subsidiaries in effect on the Issue Date, including (1) pursuant to the Senior Credit Agreement and the other documents relating to the Senior Credit Agreement, (2) the Existing Secured Notes Indenture, the Existing Secured Notes, the guarantees thereof and other documents relating to the Existing Secured Notes Indenture, the Existing Secured Notes and the related guarantees and security documents, intercreditor agreement and other documents relating to the Existing Secured Notes Indenture and (3) related Swap Contracts;
(ii)    this Indenture, the Notes, the Guarantees and other documents relating to this Indenture;
(iii)    applicable law or any applicable rule, regulation or order;
(iv)    any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into Parent Guarantor or any Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into Parent Guarantor or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (iv), if a Person other than Parent Guarantor or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by Parent Guarantor or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(v)    customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;
(vi)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(vii)    customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(viii)    purchase money obligations for property acquired and Capitalized Lease Obligations entered into in the ordinary course of business, to the extent such obligations impose restrictions of the nature discussed in clause (c) above on the property so acquired;
(ix)    customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) above on the property subject to such lease;
(x)    any encumbrance or restriction effected in connection with a Qualified Receivables Financing that, in the good faith determination of the Issuer, is necessary or advisable to effect such Qualified Receivables Financing;
(xi)    other Indebtedness, Disqualified Stock or Preferred Stock of Parent Guarantor or any Restricted Subsidiary that is Incurred subsequent to the Issue

Date pursuant to Section 3.3; provided that (1) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined by Parent Guarantor or a direct or indirect parent of Parent Guarantor in good faith) or (2) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in this Indenture, the Existing Secured Notes Indenture or the Senior Credit Agreement (as determined by Parent Guarantor in good faith);
(xii)    any encumbrance or restriction contained in Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 3.3 and 3.5 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
(xiii)    any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of Parent Guarantor or any Restricted Subsidiary in any manner material to Parent Guarantor or any Restricted Subsidiary or (y) materially affect the Issuer’s ability to make future principal or interest payments on the Notes, in each case, as determined by Parent Guarantor in good faith;
(xiv)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and
(xv)    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of Parent Guarantor, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 3.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Parent Guarantor or a Restricted Subsidiary to other Indebtedness Incurred by Parent Guarantor or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 3.7.    Asset Sales.
(a)    Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:
(i)    Parent Guarantor or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(ii)    except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by Parent Guarantor or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided that the amount of:
(1)    any liabilities (as shown on Parent Guarantor’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent Guarantor’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of Parent Guarantor) of Parent Guarantor or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies Parent Guarantor or such Restricted Subsidiary, as the case may be, from further liability;
(2)    any notes or other obligations or other securities or assets received by Parent Guarantor or such Restricted Subsidiary from such transferee that are converted by Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and
(3)    any Designated Non-cash Consideration received by Parent Guarantor or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 2.50% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
shall each be deemed to be Cash Equivalents for the purposes of this clause (ii).
(b)    Within 365 days after Parent Guarantor’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, Parent Guarantor or such Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale, at its option:
(i)    to reduce Obligations under the Senior Credit Agreement and in the case of revolving loans, to correspondingly reduce commitments with respect thereto;
(ii)    to reduce Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien (including the Existing Secured Notes), which Lien is permitted by this Indenture and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;
(iii)    to reduce Obligations under (x) Pari Passu Indebtedness of the Issuer or the Guarantors (provided that if the Issuer or any Guarantor shall so reduce such Obligations under Pari Passu Indebtedness other than the Notes, the Issuer shall (1) reduce Obligations under the Notes as provided in Section 5.1 or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) ratably with such other Pari Passu Indebtedness or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (1) above), or (y) Indebtedness of a Non-Guarantor Subsidiary, in each case, other than Indebtedness owed to Parent Guarantor or another Restricted Subsidiary (and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto);
(iv)    to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar

Business; provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary;
(v)    to make an investment in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; or
(vi)    any combination of the foregoing;
provided that Parent Guarantor and its Restricted Subsidiaries shall be deemed to have complied with the provisions described in clause (iv) or (v) of this Section 3.7(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, Parent Guarantor or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (iv) and (v) of this Section 3.7(b), and that investment is thereafter completed within 180 days after the end of such 365-day period.
(c)    Notwithstanding the foregoing, to the extent that any of or all the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (a “Foreign Disposition”) (x) are prohibited or delayed by applicable local law from being repatriated to the United States or (y) would have a material adverse Tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Issuer in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 3.7, and such amounts may be retained by the applicable Foreign Subsidiary; provided that clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this Section 3.7(c), then such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be applied (whether or not repatriation actually occurs) in compliance with this Section 3.7; provided, further, that the aggregate amount of such Net Cash Proceeds retained pursuant to clause (y) of this Section 3.7(c) shall not exceed $200.0 million at any one time outstanding. The time periods set forth in this Section 3.7 shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

(d)    Pending the final application of any such amount of Net Cash Proceeds, Parent Guarantor or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 3.7(b) shall be deemed to constitute “Excess Proceeds” (provided that any amount of proceeds offered to Holders pursuant to Section 3.7(b)(iii)(x) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders). When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to all Holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of such Notes and Pari Passu Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100.0% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100.0% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Pari Passu Indebtedness, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that such Excess Proceeds exceed $75.0 million by transmitting electronically or by mailing to the Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee and the applicable Paying Agent or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream, as applicable. For Notes that are represented by global certificates held on behalf of DTC, Euroclear or Clearstream, as applicable, such notice may be given by delivery of such notice to DTC, Euroclear or Clearstream, as applicable, for communication to entitled account holders in substitution of the aforementioned mailing. The Issuer may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds exceeds $75.0 million.
To the extent that the aggregate amount of Notes and any other Pari Passu Indebtedness tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered or otherwise surrendered by Holders thereof exceeds the amount offered in an Asset Sale Offer, the Dollar Notes Trustee shall select the Dollar Notes and the applicable Paying Agent shall select the Euro Notes (and the Issuer or its agents shall select such Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Pari Passu Indebtedness), the Issuer need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Pari Passu Indebtedness), and any additional Excess Proceeds shall not be subject to this Section 3.7 and shall be permitted to be used for any purpose in the Issuer’s discretion.
(e)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.7 by virtue of such compliance.
(f)    The provisions of this Section 3.7 relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(g)    If more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Trustee or the applicable Paying Agent knows of such listing) or, if such Notes are not listed, on a pro rata basis based on the total amount of Notes and Pari Passu Indebtedness tendered in connection with an Asset Sale Offer (with adjustments so that only (i) Dollar Notes in denominations of the minimum denomination of $150,000 or integral multiples of $1,000 in excess thereof shall be purchased and (ii) Euro Notes in denominations of the minimum denomination of €100,000 or integral multiples of €1,000 in excess thereof shall be purchased) by lot or by such other method as the Trustee or the applicable Paying Agent shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and, (i) in the case of global Dollar Notes, the procedures of DTC, and (ii) in the case of global Euro Notes, the procedures of Euroclear and Clearstream); provided that the selection of (i) Dollar Notes for purchase shall not result in a Holder with a principal amount of Dollar Notes less than the minimum denomination of $150,000 and (ii) Euro Notes for purchase shall not result in a Holder with a principal amount of Euro Notes less than the minimum denomination of €100,000. No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.
(h)    Notices of an Asset Sale Offer shall be sent by first class mail, postage prepaid, or sent electronically, at least ten days but not more than 60 days before the purchase date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with DTC, Euroclear or Clearstream procedures, as applicable. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.
(i)    A new Note in principal amount equal to the unpurchased portion of any Note (other than a Global Note) purchased in part will be issued in the name of the Holder thereof upon cancellation of the Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.
(j)    In the event of an Asset Sale in accordance with all of the provisions of this Indenture as a result of which the Issuer is no longer a Restricted Subsidiary of Parent Guarantor, upon completion of such Asset Sale, an entity that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia shall become an obligor of the Notes.
SECTION 3.8.    Transactions with Affiliates.
(a)    Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent Guarantor involving aggregate consideration in excess of $50.0 million (each of the foregoing, an “Affiliate Transaction”), unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to Parent Guarantor or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent Guarantor or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor, approving such Affiliate Transaction, together with an Officer’s Certificate certifying that the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor determined or resolved that such Affiliate Transaction complies with Section 3.8(a)(i).
(b)    The provisions of Section 3.8(a) shall not apply to the following:
(i)    (a) transactions between or among Parent Guarantor and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of Parent Guarantor ~~and Parent~~ or any ~~other~~ direct or indirect parent of Parent Guarantor; provided that ~~Parent or~~ such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital

Stock of Parent Guarantor) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
(ii)    (a) Restricted Payments permitted by this Indenture and (b) Permitted Investments;
(iii)    transactions in which Parent Guarantor or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent Guarantor or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.8(a)(i);
(iv)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;
(v)    any agreement or arrangement as in effect as of the Issue Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous to the Holders of the Notes when taken as a whole as compared to the original agreement or arrangement as in effect on the Issue Date) or any transaction or payments contemplated thereby;
(vi)    [Reserved];
(vii)    the existence of, or the performance by Parent Guarantor or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent Guarantor or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous to the Holders of the Notes, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Issue Date;
(viii)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Parent Guarantor and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Parent Guarantor, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(ix)    any transaction effected as part of a Qualified Receivables Financing;
(x)    the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent Guarantor;
(xi)    [Reserved];
(xii)    any contribution to the capital of Parent Guarantor (other than Disqualified Stock) or any investments by a direct or indirect parent of Parent Guarantor in Equity Interests (other than Disqualified Stock of Parent Guarantor) of Parent Guarantor (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of Parent Guarantor in connection therewith);
(xiii)    any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because Parent Guarantor or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of Parent Guarantor or any of its Subsidiaries (other than Parent Guarantor or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;
(xiv)    transactions between Parent Guarantor or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director, or such Person has a director who is also a director, of Parent Guarantor or any direct or indirect parent of Parent Guarantor; provided, however, that such director abstains from voting as a director of Parent Guarantor or such direct or indirect parent of Parent Guarantor, as the case may be, on any matter involving such other Person;
(xv)    the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 3.4(b)(xii), (xiii)(a) or (xiii)(e);
(xvi)    [Reserved];
(xvii)    pledges of Equity Interests of Unrestricted Subsidiaries;
(xviii)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor in good faith;
(xix)    (1) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Parent Guarantor or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of Parent Guarantor or any of its Restricted Subsidiaries (or of any direct or indirect parent of Parent Guarantor to the extent such agreements or arrangements are in respect of services performed for Parent Guarantor or any of the Restricted Subsidiaries), (2) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of Parent Guarantor or any of its Restricted Subsidiaries or of any direct or indirect parent of Parent Guarantor and (3) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of Parent Guarantor or any of its Restricted Subsidiaries or any direct or indirect parent of Parent Guarantor (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of ~~the Issuer~~Parent Guarantor or any direct or indirect parent of Parent Guarantor or of a Restricted Subsidiary, as appropriate;
(xx)    investments by Affiliates in Indebtedness or preferred Equity Interests of Parent Guarantor or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of Parent Guarantor or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xxi)    the existence of, or the performance by Parent Guarantor or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement to which they are a party or become a party in the future;
(xxii)    investments by a direct or indirect parent of Parent Guarantor in debt securities of Parent Guarantor or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of Parent Guarantor in connection therewith);
(xxiii)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(xxiv)    any lease entered into between Parent Guarantor or any Restricted Subsidiary, as lessee, and any Affiliate of Parent Guarantor, as lessor, in the ordinary course of business;
(xxv)    (1) intellectual property licenses in the ordinary course of business and (2) intercompany intellectual property licenses and research and development agreements;
(xxvi)    [Reserved]; and
(xxvii)    intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Parent Guarantor and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.
SECTION 3.9.    Change of Control.
(a)    Upon the occurrence of a Change of Control Triggering Event after the Issue Date, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date), except to the extent the Issuer has previously elected to redeem Notes pursuant to Article V of this Indenture.
(b)    Prior to or within 30 days following any Change of Control Triggering Event, except to the extent that the Issuer has exercised its right to redeem the Notes as described under Section 5.1, the Issuer shall deliver a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee and the applicable Paying Agent, or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream, describing:
(i)    that a Change of Control Triggering Event has occurred or, if the Change of Control Offer is being made in advance of a Change of Control Triggering Event, that a Change of Control Triggering Event is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date falling prior to or on the purchase date);
(ii)    the transaction or transactions that constitute, or are expected to constitute, such Change of Control Triggering Event;
(iii)    the purchase date (which shall be no earlier than ten days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);
(iv)    that any Note not properly tendered shall remain outstanding and continue to accrue interest;
(v)    that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(vi)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the applicable Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vii)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the applicable Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(viii)    that if a Holder (other than a Holder of a Global Note) is tendering for purchase less than all of its Notes, the Issuer will issue new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered and the unpurchased portion of the (i) Dollar Notes must be equal to $150,000 or an integral multiple of $1,000 in excess thereof and (ii) Euro Notes must be equal to €100,000 or an integral multiple of €1,000 in excess thereof;
(ix)    that if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;
(x)    the other instructions determined by the Issuer, consistent with this Section 3.9, that a Holder must follow in order to have its Notes purchased; and
(xi)    if at the time of such notice the Euro Notes are listed on the Irish Stock Exchange, or any other securities exchange, and admitted for trading on the Global Exchange Market of the Irish Stock Exchange, to the extent the rules of the Irish Stock Exchange or such other securities exchange so require, cause a notice of the Change of Control Offer to be published by the Issuer in a leading newspaper of general circulation in Ireland (which is expected to be The Irish Times) or, to the extent and in a manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange (www.ise.ie) or through other methods permitted by such rules.
While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder of the Notes may exercise its option to elect for the purchase of the Notes to be made through the facilities of DTC, Euroclear or Clearstream, as applicable, in accordance with the rules and regulations thereof.
(c)    On the Change of Control Payment Date, all Notes purchased by the Issuer under this Section 3.9 shall be delivered by the Issuer to the Trustee or the applicable Registrar for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. With respect to any Note purchased in part, the Issuer shall issue a new Note in a principal amount equal at maturity to the unpurchased portion of the original Note in the name of the Holder upon cancellation of the original Note.
(d)    Notwithstanding the foregoing provisions of this Section 3.9, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Additionally, the Issuer will not be required to make a Change of Control Offer if the Issuer has previously issued a notice of a full redemption pursuant to Section 5.1.
(e)    Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.
(f)    The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.9 by virtue of such compliance.
(g)    A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event.
(h)    On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,
(i)    accept for payment all Notes issued by the Issuer or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;;

(ii)    deposit with the applicable Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(iii)    deliver, or cause to be delivered, to the applicable Registrar for cancellation the Notes so accepted together with an Officer’s Certificate to the applicable Registrar stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
(i)    At any time, the Issuer or a third party will have the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date) following the consummation of a Change of Control if at least 90.0% of the applicable series of the Dollar Notes or the Euro Notes, as applicable, outstanding prior to such date of purchase are purchased pursuant to a Change of Control Offer with respect to such Change of Control Offer.
(j)    The provisions of this Section 3.9 relating to the Issuer’s obligation to make an offer to purchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” may be waived or modified at any time (including after a Change of Control) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.
SECTION 3.10.    Maintenance of Insurance. The Issuer and the Guarantors shall maintain with financially sound and reputable insurance companies not Affiliates of the Issuer, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
SECTION 3.11.    Additional Guarantors. If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Receivables Subsidiary, any CFC, any CFC Holdco and the Issuer) that is not then the Issuer or a Guarantor guarantees or Incurs any Indebtedness under any Credit Agreement or (b) Parent Guarantor otherwise elects to have any Restricted Subsidiary or any direct or indirect parent of Parent Guarantor become a Guarantor, then, in each such case, Parent Guarantor shall cause such Restricted Subsidiary~~,~~ (in the case of clause (a) above, within 20 Business Days of the date that such Indebtedness under such Credit Agreement has been guaranteed or Incurred~~,~~) or direct or indirect parent of Parent Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary or direct or indirect parent of Parent Guarantor shall become a Guarantor under this Indenture providing for a Guarantee by such Restricted Subsidiary or direct or indirect parent of Parent Guarantor on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors. Such supplemental indenture shall include local law limitations to the extent applicable. A form of supplemental indenture for such purpose is attached as Exhibit E-1 hereto for the Dollar Notes and in the form of Exhibit E-2 hereto for the Euro Notes.
Each Guarantee shall be released in accordance with Section 10.2(b).
SECTION 3.12.    Compliance Certificate; Statement by Officers as to Default. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of Parent Guarantor ending after the Issue Date, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof on behalf of the Issuer, the Issuer is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer (through its own action or omission or through the action or omission of any Guarantor as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. The individual signing any certificate given by any Person pursuant to this Section 3.12 shall be the principal executive, financial or accounting officer of such Person or the direct or indirect parent of such Person, in compliance with TIA § 314(a)(4).
So long as any of the Notes are outstanding, upon any Officer becoming aware of any Default or Event of Default, the Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

SECTION 3.13.    [Reserved].
SECTION 3.14.    Designation of Restricted and Unrestricted Subsidiaries.
(a)    The Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor may designate any Subsidiary of Parent Guarantor (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of Parent Guarantor but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Parent Guarantor or any other Subsidiary of Parent Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent Guarantor or any of its Restricted Subsidiaries; provided, further, however, that either:
(i)    the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(ii)    if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 3.4.
(b)    The Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)    (1) Parent Guarantor could Incur $1.00 of Ratio Debt or (2) the Fixed Charge Coverage Ratio for Parent Guarantor and its Restricted Subsidiaries would be equal to or greater than such ratio for Parent Guarantor and its Restricted Subsidiaries immediately prior to such designation, in each case on a Pro Forma Basis taking into account such designation, and
(y)    no Event of Default shall have occurred and be continuing.
(c)    Any designation by the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor pursuant to this Section 3.14 shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Parent Guarantor or any direct or indirect parent of Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such designation complied with this Section 3.14.
SECTION 3.15.    Covenant Suspension.
(a)    If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Sections 3.3, 3.4, 3.6, 3.7, 3.8, and 4.1(a)(iv) (collectively, the “Suspended Covenants”) shall no longer be applicable to such Notes.
(b)    In the event that Parent Guarantor and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time pursuant to Section 3.15(a) (any such period, a “Suspension Period”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Parent Guarantor and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.
(c)    Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero.

(d)    With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made shall be calculated as though Section 3.4 had been in effect prior to, but not during the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period unless such designation would have complied with Section 3.4 as if Section 3.4 were in effect during such period. In addition, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been Incurred or issued pursuant to Section 3.3(b)(iii). In addition, for purposes of Section 3.8, all agreements and arrangements entered into by Parent Guarantor and any Restricted Subsidiary with an Affiliate of Parent Guarantor during the Suspension Period prior to such Reversion Date shall be deemed to have been entered into pursuant to Section 3.8(b)(i), and for purposes of Section 3.6, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section shall be deemed to have been entered into pursuant to Section 3.6(b)(i).
(e)    During the Suspension Period, any reference in the definitions of “Permitted Liens” or “Unrestricted Subsidiary” to Section 3.3 or any provision thereof shall be construed as if Section 3.3 had remained in effect since the Issue Date and during the Suspension Period.
(f)    Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period, and Parent Guarantor and any Subsidiary of Parent Guarantor will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 3.4(a)(C) or Section 3.4(b) and if not permitted by Section 3.4(a)(C) or Section 3.4(b), such Restricted Payment shall be deemed permitted by Section 3.4(a)(C) and shall be deducted for purposes of calculating the amount pursuant to Section 3.4(a)(C) (so that the amount available under Section 3.4(a)(C) immediately following such Restricted Payment shall be negative).
The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on Parent Guarantor and its Restricted Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of any Covenant Suspension Event or Reversion Date.
SECTION 3.16.    Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 3.17.    Listing. The Issuer will use all commercially reasonable efforts to list and maintain the listing of the Euro Notes on the Irish Stock Exchange; provided that if (x) the Issuer is unable to list the Euro Notes on the Irish Stock Exchange, (y) maintenance of such listing becomes unduly onerous (as determined by Parent Guarantor in good faith), or (z) the Irish Stock Exchange requires additional financial information from the Issuer, Parent Guarantor or any direct or indirect parent of Parent Guarantor, then the Issuer will, prior to the delisting of the Euro Notes from the Irish Stock Exchange (if then listed on the Irish Stock Exchange), use all commercially reasonable efforts to list and maintain a listing of Euro Notes on another internationally recognized stock exchange (as determined by Parent Guarantor in good faith).

ARTICLE IV

MERGER; CONSOLIDATION OR SALE OF ASSETS
SECTION 4.1.    When the Issuer, Parent Guarantor and the Guarantors May Merge or Otherwise Dispose of Assets.
(a)    Neither Parent Guarantor nor the Issuer may consolidate, merge or amalgamate with or into or wind up into (whether or not Parent Guarantor or the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than the merger, amalgamation or consolidation of the Issuer into Parent Guarantor or any other Guarantor or of Parent Guarantor into the Issuer or any other Guarantor); provided that to the extent the Issuer merges into Parent Guarantor or any other Guarantor, after such merger, an entity that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia shall become an obligor of the Notes) unless:
(i)    Parent Guarantor or the Issuer, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than Parent Guarantor or the Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, or any member of the European Union (as it is constituted on the Issue Date) (Parent Guarantor, the Issuer or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, an obligor of the Notes is organized or existing under such laws;
(ii)    the Successor Company (if other than Parent Guarantor or the Issuer) expressly assumes all the obligations of Parent Guarantor or the Issuer, as applicable, under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;
(iii)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(iv)    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:
(1)    Parent Guarantor (or a Successor Company to Parent Guarantor, if applicable) would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or
(2)    the Fixed Charge Coverage Ratio for Parent Guarantor (or a Successor Company to Parent Guarantor, if applicable) and its Restricted Subsidiaries would be equal to or greater than such ratio for Parent Guarantor and its Restricted Subsidiaries immediately prior to such transaction;
(v)    each Guarantor, unless it is the other party to the transactions described above shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s Obligations under this Indenture and the Notes; and
(vi)    Parent Guarantor or the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.
The Successor Company (if other than Parent Guarantor or the Issuer) will succeed to, and be substituted for, Parent Guarantor or the Issuer, as the case may be, under this Indenture and the Notes, and (if the Successor Company is other than Parent Guarantor or the Issuer) the Issuer or Parent Guarantor, as applicable, will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv), (a) Parent Guarantor or the Issuer may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Guarantor, (b) Parent Guarantor or the Issuer may merge, consolidate or amalgamate with an Affiliate of Parent Guarantor or the Issuer, as the case may be, incorporated or organized solely for the purpose of reincorporating or reorganizing Parent Guarantor or the Issuer in another state of the United States, the District of Columbia or any territory of the United States or any member of the European Union (as it is constituted on the Issue Date), so long as the principal amount of Indebtedness of Parent Guarantor and its Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Indenture), (c) Parent Guarantor or the Issuer, as the case may be, may convert into a corporation, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of Parent Guarantor or the Issuer, as the case may be, or the laws of the United States, any state or territory thereof or the District of Columbia; provided that, in the case of each of clauses (a), (b) or (c), if the resulting entity is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, an obligor of the Notes remains in existence or is organized or existing under such laws, (d) the Issuer or any Guarantor may change its name ~~and~~, (e) any Restricted Subsidiary may merge, amalgamate or consolidate with Parent Guarantor or the Issuer; provided that Parent Guarantor or the Issuer is the Successor Company in such merger, amalgamation or consolidation~~.~~ and (f) Parent Guarantor may designate any Guarantor (including any Person that becomes a Guarantor pursuant to Section 3.11(b) of this Indenture) to be “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.
(b)    Subject to Section 10.2, each Guarantor will not, and Parent Guarantor will not permit any Guarantor to, consolidate, merge or amalgamate with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(i)    (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or, in the case of a Guarantor organized or existing under the laws or any other jurisdiction, the laws of such jurisdiction or any member of the European Union (as it is constituted on the Issue Date) (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
(B) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;
(C) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and
(D) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with this Indenture; or
(ii)    such sale or disposition or consolidation, amalgamation or merger is made in compliance with Section 3.7.
Notwithstanding the foregoing, Parent Guarantor may designate any Guarantor (including any Person that becomes a Guarantor pursuant to Section 3.11(b) of this Indenture) to be “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.

(c)    Subject to Article X, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, consolidate or amalgamate with an Affiliate of Parent Guarantor incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof or the District of Columbia or any member of the European Union on the Issue Date, so long as the principal amount of Indebtedness of Parent Guarantor and the Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Indenture), (2) a Guarantor may (a) consolidate, merge or amalgamate with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, the Issuer or a Guarantor or (b) dissolve if such Guarantor sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person in compliance with Section 3.7 and after giving effect to such sale, assignment, transfer, lease, conveyance or disposition has no (or a de minimis amount of) assets, (3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia or any member of the European Union on the Issue Date, (4) a Guarantor may change its name and (5) any Restricted Subsidiary may merge, amalgamate or consolidate into any Guarantor; provided, in the case of this clause (5), that the surviving Person (i) is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or any member of the European Union or the jurisdiction of organization of such Restricted Subsidiary or Guarantor and (ii) is or becomes a Guarantor upon consummation of such merger, amalgamation or consolidation.
(d)    For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Parent Guarantor, which properties and assets, if held by Parent Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Parent Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Parent Guarantor.
ARTICLE V

REDEMPTION OF NOTES
SECTION 5.1.    Optional Redemption.
(a)    The Notes of any series may be redeemed, in whole at any time, or in part from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 6 of the form of Note set forth in Exhibit A-1 hereto for the Dollar Notes and in Exhibit A-2 hereto for the Euro Notes, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the Redemption Date.
(b)    In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, any notice in respect of such redemption shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been met by providing notice to the noteholders.
(c)    Unless the Issuer defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

SECTION 5.2.    Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions. If the Issuer elects to redeem Notes pursuant to Section 5.1, the Issuer shall furnish to the Trustee and the applicable Paying Agent, at least two Business Days for Global Notes and 10 calendar days for Definitive Notes before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price. The Issuer may also include a request in such Officer’s Certificate that the Trustee or the applicable Paying Agent give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 5.4. The Issuer shall deliver to the Trustee or the applicable Paying Agent, as applicable, such documentation and records as shall enable the Trustee or the applicable Paying Agent, as applicable, to select the Notes to be redeemed pursuant to Section 5.3.
SECTION 5.3.    Selection by Applicable Paying Agent of Notes to Be Redeemed. If less than all of the Notes of a series are to be redeemed at any time, the applicable Paying Agent shall select the Notes of such series for redemption in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee or the applicable Paying Agent knows of such listing), or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee and the applicable Paying Agent shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and (i) in the case of global Dollar Notes, the procedures of DTC, and (ii) in the case of global Euro Notes, the procedures of Euroclear and Clearstream in minimum denominations of $150,000 and in integral multiples of $1,000 in excess thereof, in the case of global Dollar Notes, and €100,000 and in integral multiples of €1,000 in excess thereof, in the case of global Euro Notes; provided that the selection of Notes for redemption shall not result in a Holder of Notes with a principal amount of Notes less than the minimum denomination. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the applicable Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on, the Notes to be redeemed.
The Trustee and the applicable Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
SECTION 5.4.    Notice of Redemption. The Issuer shall mail or cause to be mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC or the applicable Clearing System, as applicable, a notice of redemption to each Holder whose Notes are to be redeemed not less than ten nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued pursuant to Article VIII or, in the case of a redemption that is subject to one or more conditions precedent, if the Redemption Date is extended as permitted under this Indenture. At the Issuer’s written request, the Trustee or the applicable Paying Agent may give notice of redemption in the Issuer’s name and at the Issuer’s expense.
All notices of redemption shall be prepared by the Issuer and shall state:
(a)    the Redemption Date,
(b)    the redemption price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any,
(c)    if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(d)    in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,
(e)    that on the Redemption Date the redemption price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,
(f)    the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,
(g)    the name and address of the Paying Agent,
(h)    that Notes called for redemption must be surrendered to the applicable Paying Agent to collect the redemption price,
(i)    the CUSIP, ISIN or Common Code number, as applicable, and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes, and
(j)    the Section of this Indenture pursuant to which the Notes are to be redeemed.
At the Issuer’s request, the Trustee or the applicable Paying Agent shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee or the applicable Paying Agent, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee or the applicable Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Such Officer’s Certificate shall state that all conditions precedent to the delivery of such notice have been complied with.
For Euro Notes that are represented by Global Notes held on behalf of Euroclear or Clearstream, the foregoing notices may be given by delivery of the relevant notices to Euroclear or Clearstream, as applicable, for communication to entitled account Holders in substitution for the aforesaid mailing.
SECTION 5.5.    Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time for the Dollar Notes and London time for the Euro Notes), on any Redemption Date, the Issuer shall deposit with the Trustee or with the applicable Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6.    Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.
SECTION 5.7.    Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee (or Authenticating Agent, as applicable) upon receipt of an Authentication Order shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in (a) with respect to the Dollar Notes, a minimum principal amount of $150,000 and integral multiples of $1,000 in excess thereof and (b) with respect to the Euro Notes, a minimum principal amount of €100,000 and integral multiples of €1,000 in excess thereof.
SECTION 5.8.    Offer to Repurchase. In the event that, pursuant to Section 3.7, the Issuer is required to commence an offer to all Holders to purchase the Notes (an “Offer to Repurchase”), it shall follow the procedures specified below:
(a)    The Offer to Repurchase shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such Pari Passu Indebtedness, if any (in each instance, on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Offer to Repurchase. Payment for any Notes so purchased shall be made pursuant to Section 3.1.
(b)    If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Repurchase.
(c)    Upon the commencement of an Offer to Repurchase, the Issuer shall send, by first class mail, a notice to the Trustee, the applicable Paying Agent and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Repurchase. The notice, which shall govern the terms of the Offer to Repurchase, shall state:
(i)    that the Offer to Repurchase is being made pursuant to this Section 5.8 and Section 3.7, and the length of time the Offer to Repurchase shall remain open;
(ii)    the Offer Amount, the purchase price and the Purchase Date;
(iii)    that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Repurchase shall cease to accrue interest after the Purchase Date;

(v)    that Holders electing to have a Note purchased pursuant to an Offer to Repurchase may elect to have Notes purchased in (a) with respect to the Dollar Notes, a minimum principal amount of $150,000 and integral multiples of $1,000 in excess thereof only and (b) with respect to the Euro Notes, a minimum principal amount of €100,000 and integral multiples of €1,000 in excess thereof only;
(vi)    that Holders electing to have Notes purchased pursuant to any Offer to Repurchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, the applicable Depositary, if appointed by the Issuer, or the applicable Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(vii)    that Holders shall be entitled to withdraw their election if the Issuer, the applicable Depositary or the applicable Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;
(viii)    that, if the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness, if any, surrendered by Holders thereof exceeds the Offer Amount, the Trustee or the applicable Paying Agent shall select the Notes and, if applicable, the Issuer shall select such Pari Passu Indebtedness to be purchased or prepaid, on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness, if any, surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in (a) with respect to the Dollar Notes, minimum denominations of $150,000, or integral multiples of $1,000 in excess thereof and (b) with respect to the Euro Notes, minimum denominations of €100,000, or integral multiples of €1,000, shall be purchased); and
(ix)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
(d)    On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Repurchase, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee or to the applicable Paying Agent, the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 5.8. The Issuer, the applicable Depositary, the Common Depositary or each of the applicable Paying Agents, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Offer to Repurchase on the Purchase Date.

ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.1.    Events of Default. Each of the following is an Event of Default with respect to the Notes:
(i)    a default in any payment of interest on any Note when due, continued for 30 days;
(ii)    a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption (in the case of optional redemption, to the extent such Event of Default arises from the failure to pay the redemption price that is then due and is not subject to any conditions in connection with such optional redemption that have not been satisfied), upon required purchase, upon acceleration or otherwise;
(iii)    the failure by Parent Guarantor or any Restricted Subsidiary to comply for 60 days after receipt of written notice with any of its obligations, covenants or agreements (other than a default pursuant to Sections 6.1(i) or 6.1(ii)) contained in the Notes or this Indenture; provided that in the case of a failure to comply with Section 3.2, such period of continuance of such default or breach shall be 120 days;
(iv)    the failure by Parent Guarantor or any Restricted Subsidiary to pay the principal amount of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to Parent Guarantor or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or acceleration exceeds $100.0 million or its foreign currency equivalent;
(v)    Parent Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;
(2)    consents to the entry of an order for relief against it in any voluntary case;
(3)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(4)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(vi)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against Parent Guarantor or any Significant Subsidiary in an involuntary case;
(2)    appoints a Custodian of Parent Guarantor or any Significant Subsidiary or for any substantial part of its property; or
(3)    orders the winding up or liquidation of Parent Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(vii)    failure by Parent Guarantor or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(viii)    the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture), or any Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives written notice to such effect (other than by reason of the termination or discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such Default continues for ten days.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under Section 6.1(iii) shall not constitute an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of outstanding Notes notify the Issuer in writing of the default and such default is not cured within the time specified in Section 6.1(iii) after receipt of such notice; provided that if such default is only with respect to one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only Holders of at least 30.0% in principal amount of outstanding Notes of such series shall be required to notify the Issuer in writing of the default in accordance with this paragraph.
SECTION 6.2.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(v) or (vi) above with respect to Parent Guarantor or the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30.0% in principal amount of outstanding Notes by written notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest, on all Notes to be due and payable; provided that if such Event of Default is only with respect to one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only Holders of at least 30.0% in principal amount of outstanding Notes of such series shall be required to declare the principal of, premium, if any, and accrued but unpaid interest, on all Notes to be due and payable in accordance with this Section 6.2. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default arising from Section 6.1(v) or (vi) of Parent Guarantor or the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.3.    Other Remedies. If an Event of Default with respect to a series of Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantees.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4.    Waiver of Past Defaults. Holders of the Notes, by written notice to the Trustee may, in accordance with Section 9.2, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
In the event of any Event of Default arising from Section 6.1(iv), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to 20 days after such Event of Default arose, the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

SECTION 6.5.    Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. Prior to taking any action under this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.
SECTION 6.6.    Limitation on Suits. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)    Holders of at least 30.0% of the aggregate principal amount of the outstanding Notes of the applicable series have requested in writing the Trustee to pursue the remedy;
(iii)    such Holders have offered the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense;
(iv)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(v)    the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.
SECTION 6.7.    [Reserved].
SECTION 6.8.    Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.
SECTION 6.9.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders (pursuant to the written direction of Holders of a majority in principal amount of the then outstanding Notes of the applicable series) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10.    Priorities. The Trustee shall pay out any money or property received by it in the following order:
First: to the Trustee and Agents, as applicable, for amounts due under Section 7.6;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuer or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer (or Trustee) shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, or a suit by Holders of more than 10.0% in outstanding principal amount of the Notes.

ARTICLE VII
TRUSTEE
SECTION 7.1.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its rights and powers under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of clause (h) below.
(b)    Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge, the Trustee and the Agents, as applicable:
(i)    undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and
(ii)    in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantees as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    Each of the Trustee and the Agents, as applicable, shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this Section 7.1(c) does not limit the effect of Section 7.1(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by its respective Trust Officer or Trust Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee and the Agents, as applicable, shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)    The Trustee and the Agents shall not be liable for interest on any money received by it except as the Trustee and the Agents may agree in writing with the Issuer.

(e)    Neither the Trustee nor any Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency and trust for or with, any Person, including the Issuer and Parent Guarantor.
(f)    Money held in trust by the Trustee (in any capacity) or any Paying Agent need not be segregated from other funds except to the extent required by law.
(g)    The Trustee and any applicable Paying Agent hold all money as banker subject to the terms of this Indenture and, as a result, such money will not be held in accordance with the FCA Rules in relation to client money from time to time. For purposes of the foregoing provision, “FCA Rules” means the rules established by the FCA in the Financial Conduct Authority’s Handbook of rules and guidance from time to time.
(h)    No provision of this Indenture, the Notes or the Guarantees shall require the Trustee or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(i)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Agents, as applicable, shall be subject to the provisions of this Section 7.1.
(j)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee, security, prefunding or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
(k)    Money held for the benefit of Holders by any Agent need not be segregated from other funds except to the extent required by law.
SECTION 7.2.    Rights of Trustee.
(a)    The Trustee and the Agents may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee and the Agents need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of Parent Guarantor or the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence as determined in a final non-appealable decision of a court of competent jurisdiction.
(e)    Each of the Trustee and the Agents, as applicable, may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee and the Agents shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee and the Agents shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other paper or document, but the Trustee or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or an Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer shall have (x) received written notification from the Issuer or a Holder at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.
(h)    In no event shall the Trustee or an Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.
(j)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)    The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (B) to see to any insurance.
(l)    The right of the Trustee or an Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty.
(m)    In the event that the Trustee or any applicable Paying Agent receives conflicting, unclear or equivocal instructions, the Trustee or such applicable Paying Agent shall be entitled not to take any action until such instructions have been resolved or clarified to its satisfaction and neither the Trustee nor any applicable Paying Agent shall be or become liable in any way to any Person for any failure to comply with any such conflicting, unclear or equivocal instructions.
(n)    The Trustee shall not be liable or responsible for any action or inaction of any Agent (unless, subject to the terms hereof, the Trustee is acting in such capacity) or any Depositary, Common Depositary or Participant thereof.
(o)    The Trustee shall have no obligation to undertake any calculation or currency conversion or exchange hereunder or have any liability for any calculation, conversion or exchange performed in connection herewith or the transactions contemplated hereunder.

SECTION 7.3.    Individual Rights of Trustee. Subject to the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any applicable Paying Agent, applicable Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.
SECTION 7.4.    Disclaimer. Neither the Trustee nor any Agent shall be responsible for and neither of them makes any representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, neither of them shall be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and neither of them shall be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any applicable Paying Agent other than the Trustee.
SECTION 7.5.    Notice of Defaults. If a Default occurs and is continuing and is actually known to the Trustee, the Trustee shall deliver to each Holder notice of the Default within 90 days after it is known to the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.
SECTION 7.6.    Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) and the Agents from time to time such compensation for their services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee (acting in any capacity hereunder) or any predecessor Trustee in each of its capacities hereunder (including as an Agent or Registrar, if applicable), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee and the Agents shall notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee or an Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and the Agents may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or an Agent as a result of its own willful misconduct, negligence or bad faith.
To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.
The Issuer’s obligations pursuant to this Section and any lien arising hereunder shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or an Agent. When the Trustee or an Agent incurs expenses after the occurrence of a Default specified in Section 6.1(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
Pursuant to Section 10.1, the obligations of the Issuer hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7.    Replacement of Trustee. %3. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.9;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. All costs reasonably incurred in connection with any resignation or removal hereunder shall be borne by the Issuer.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10.0% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Article 7 shall continue for the benefit of the retiring or removed Trustee or for the benefit of the Trustee or any removed or retiring Trustee following termination of this Indenture.
(b)    Any Agent may resign its appointment upon not less than 30 days’ notice to the Issuer; provided, however, that:
(i)    if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, such resignation will not take effect until the 30th day following such date;
(ii)    such resignation shall not take effect until a successor has been duly appointed by the Issuer, and notice of such appointment has been given to the Holders.
(c)    If any Agent gives notice of its resignation in accordance with Section 7.7(b) and a successor thereto has not been duly appointed by the Issuer by the 10th day before the expiry of such notice, such Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the other Agents and the Holders, whereupon the Issuer, the other Agents and the successor appointed pursuant to this Section 7.7(c) shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture. None of Section 7.7(b) or Section 7.7(c) shall apply to the Trustee acting in any such Agent capacities.

SECTION 7.8.    Successor Trustee by Merger. If the Trustee, consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.9.    Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
SECTION 7.10.    Limitation on Duty of Trustee. The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantees by the Issuer, the Guarantors or any other Person.

SECTION 7.11.    Preferential Collection of Claims Against the Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12.    Reports by Trustee to Holders of the Notes. Within 60 days after each August 15, beginning with August 15, 2017, the Trustee shall deliver to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
The Issuer shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.1.    Discharge of Liability on Notes; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a series when:
(a)    either (i) all the Notes of such series theretofore authenticated and delivered (other than Notes pursuant to Section 2.7 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee or the applicable Paying Agent, as applicable, for cancellation or (ii) all of the Notes of such series not previously delivered to the Trustee or the applicable Paying Agent, as applicable, for cancellation (a) have become due and payable, (b) shall become due and payable at their Stated Maturity within one year or (c) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee or the applicable Paying Agent, as applicable, for the giving of notice of redemption by the Trustee or the applicable Paying Agent in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or applicable Paying Agent funds in cash (a) with respect to the Dollar Notes, in U.S. Dollars and U.S. Government Obligations and (b) with respect to Euro Notes, Euros and Euro-denominated European Government Obligations, or, in either case, a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee or the applicable Paying Agent, as applicable, for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee or the applicable Paying Agent, as applicable, to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b)    the Issuer and/or the Guarantors have paid all other sums payable under this Indenture with respect to such series of Notes; and
(c)    Parent Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
Subject to Sections 8.1(c) and 8.2, the Issuer at any time may terminate (i) all of its obligations under the Notes of a series and this Indenture (with respect to such Notes) and have each Guarantor’s obligation discharged with respect to its Guarantee and cure any then-existing Events of Default (“legal defeasance option”) or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.17 and the operation of Section 4.1 (other than Sections 4.1(a)(i), (ii) and (vi)) and Sections 6.1(iii) (with respect to any Default under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.17), 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries of Parent Guarantor only ), 6.1(vi) (with respect to Significant Subsidiaries of Parent Guarantor only) and 6.1(vii) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding their prior exercise of the covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes of a series and this

Indenture (with respect to such Notes) by exercising the legal defeasance option or the covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.
If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.1(iii) (with respect to any Default by Parent Guarantor or any of its Restricted Subsidiaries with any of their obligations under Article III other than Sections 3.1, 3.11, 3.15), 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries of Parent Guarantor only (other than the Issuer)), 6.1(vi) (with respect to Significant Subsidiaries of Parent Guarantor only (other than the Issuer)) or 6.1(vii).
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminate.
(d)    Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6, 7.7 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.6, 8.5 and 8.6 shall survive such satisfaction and discharge.
SECTION 8.2.    Conditions to Defeasance.
(a)    The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Issuer irrevocably deposits or causes to be deposited (a) for purposes of the Dollar Notes, in trust with the Trustee cash in U.S. Dollars or U.S. Government Obligations, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, and (b) for purposes of the Euro Notes, with the applicable Paying Agent cash in Euros, Euro-denominated European Government Obligations, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be (provided that if such redemption is made pursuant to Paragraph 6(b) of the form of Note set forth in Exhibit A-1 hereto for the Dollar Notes and in the form of Exhibit A-2 hereto for the Euro Notes (or any corresponding paragraph of a Global Note or a Definitive Note), (x) the amount of money or U.S. Government Obligations or Euro-denominated European Government Obligations, as applicable, that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Issuer in good faith, and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date);
(ii)    the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all such Notes to maturity or redemption, as the case may be;
(iii)    91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(v) or (vi) with respect to Parent Guarantor or the Issuer occurs which is continuing at the end of the period;
(iv)    the deposit does not constitute a default under any other agreement binding on Parent Guarantor or the Issuer;
(v)    the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment advisor under the Investment Advisors Act of 1940;
(vi)    in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(vii)    in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(viii)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of
Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article V.
SECTION 8.3.    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the applicable Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.
SECTION 8.4.    Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee or the applicable Paying Agent shall deliver or pay to the Issuer from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or the applicable Paying Agent, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee or the applicable Paying Agent shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.4.
Subject to any applicable abandoned property law, the Trustee and the applicable Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.
SECTION 8.5.    Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee or the applicable Paying Agent against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.6 Reinstatement~~Reinstatement~~. If the Trustee or the applicable Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and each Guarantor under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the applicable Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer or any of the Guarantors has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS
SECTION 9.1.    Without Consent of Holders. Notwithstanding Section 9.2 hereof, this Indenture, the Notes and Guarantees may be amended or supplemented by the Issuer, any Guarantor (with respect to this Indenture or a Guarantee to which it is a party) and the Trustee without notice to or consent of any Holder:
(i)    to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate delivered to the Trustee by or on behalf of Parent Guarantor or the Issuer;
(ii)    to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the Guarantees or the Notes to the “Description of Notes” in the Offering Memorandum or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the “Description of Notes” relating to the issuance of such Additional Notes, solely to the extent that such “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes, as contemplated by Section 2.2;
(iii)    to comply with the Section 4.1;
(iv)    to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this Indenture and the Notes or Guarantee, as the case may be;
(v)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(vi)    (A) to add or release Guarantees in accordance with the terms of this Indenture with respect to the Notes ~~or~~, (B) to add additional co-issuers of the Notes to the extent it does not result in adverse tax consequences to the Holders or (C) to designate a Guarantor as “Parent Guarantor” under the Indenture pursuant to a New Parent Guarantor Designation;
(vii)    to secure the Notes;
(viii)    to add to the covenants of the Issuer and/or Parent Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;
(ix)    to make any change that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate by or on behalf of Parent Guarantor or the Issuer certifying the absence of such adverse effect;
(x)    to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;
(xi)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(xii)    to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or
(xiii)    to provide for or confirm the issuance of Additional Notes.

SECTION 9.2.    With Consent of Holders.
(a)    This Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing or past Default or Event of Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding other than the Notes beneficially owned by Parent Guarantor or its Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) shall be required, (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different from and materially adverse relative to the manner in which such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) shall be required and (z) for purposes of determining whether the requisite consents have been obtained, the Euro Notes shall be converted to a U.S. dollar basis using an exchange rate as of a recent practicable date (as determined in the good faith of the Issuer). However, without the consent of each Holder of a Note affected (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):
(i)    reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(ii)    reduce the rate of or extend the time for payment of interest on any Note;
(iii)    reduce the principal of or change the Stated Maturity of any Note;
(iv)    waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;
(v)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 5.1;
(vi)    make any Note payable in money other than that stated in such Note;
(vii)    impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(viii)    make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (i) through (vii) above;
(ix)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes; or
(x)    make the Notes or any Guarantee subordinated in right of payment to any other obligations.
(b)    It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of any of the covenants contained in Article III of this Indenture shall be deemed to impair or affect any rights of Holders of Notes to receive payment of principal of, or premium, if any, or interest on the Notes.
(c)    After an amendment under this Section 9.2 becomes effective, the Issuer shall (or shall cause the Trustee, at the expense of and at the written request of the Issuer, to) mail to the Holders of Notes affected thereby a notice briefly describing such amendment. The failure of the Issuer to mail such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3.    Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (ix) of Section 9.2(a), in which case the amendment or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.
SECTION 9.4.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.5.    Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officer’s Certificate of Parent Guarantor or the Issuer and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, that all conditions precedent to such amendment required by this Indenture have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture or designating a Guarantor as “Parent Guarantor” under this Indenture pursuant to a New Parent Guarantor Designation.

ARTICLE X

GUARANTEES
SECTION 10.1.    Guarantees.
(a)    Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, as guarantor and not as a surety, with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuer under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.
(b)    Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.
(c)    Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
(d)    Except as set forth in Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(e)    Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 4.1, Section 10.2 and Article VIII. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f)    In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
(g)    Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
(h)    Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.
(i)    None of the Issuer or the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.
(j)    Each Guarantee shall be subject to limitations in accordance with local law in the jurisdiction of organization of the applicable Guarantor and defenses generally available to guarantors in such jurisdiction. For the avoidance of doubt, such limitations and defenses may include, but are not limited to, (i) those related to fraudulent conveyance, fraudulent transfer, voidable preference, financial assistance, corporate purpose, corporate benefit, capital maintenance, earnings stripping, retention of title claims and similar laws, regulations and defenses affecting the rights of creditors generally, (ii) such limitations and defenses as are described in the Offering Memorandum under the caption “Limitations on Validity and Enforceability of the Guarantees and the Security Interests” and (iii) other considerations under applicable law.
(k)    If and to the extent that a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) is liable under the Guarantees or any other provision of the Notes or this Indenture, for obligations other than obligations of one of its wholly owned subsidiaries (being obligations of its direct or indirect parent companies (an up-stream guarantee) or sister companies (a cross-stream guarantee)) (for purposes of this clause (k), the “Restricted Obligations”), and that the making of a payment in fulfilling Restricted Obligations would under Swiss corporate law (inter alia, prohibiting capital repayments or restricting distributions) at the time payment is due, not be permitted, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under Swiss corporate law; provided that such limited amount shall at no time be less than such Swiss Guarantor's distributable capital at the time or times payment is requested from the relevant Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release such Swiss Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in the Notes or this Indenture shall be construed in a manner consistent with the provisos herein contained.
In case a Swiss Guarantor who must make a payment in respect of Restricted Obligations under its Guarantee is obliged to withhold Swiss Withholding Tax (Verrechnungssteuer) in respect of such payment, such Swiss Guarantor shall:
(i)    procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;
(ii)    if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);
(iii)    notify the Trustee that such notification, or as the case may be, deduction has been made and provide the Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;
(iv)    in the case of a deduction of Swiss Withholding Tax:
(1)    use its best efforts to ensure that any Person other than the Trustee which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (A) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (B) pay to the Trustee upon receipt any amounts so refunded; and
(2)    if the Trustee is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, shall provide the Trustee those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, in order to enable the Trustee to prepare a claim for refund of Swiss Withholding Tax.
If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with the previous paragraph (b) above, the Trustee shall be entitled to further enforce the Guarantees or any other indemnity granted by the respective Swiss Guarantor under the Notes or this Indenture and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable capital of the respective Swiss Guarantor as set out in paragraph (a) above.
If and to the extent a demand for payment against a Swiss Guarantor is made by the Trustee and if and to the extent required under Swiss mandatory law (with regards to restricting distributions) applicable at the relevant time, in order to allow the Trustee to obtain a maximum benefit under the Guarantees, the relevant Swiss Guarantor shall, and any parent company of the Swiss Guarantor being a party to this Indenture shall procure that the Swiss Guarantor will, promptly implement all such measures and/or promptly procure the fulfillment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:
(i)    preparation of an up-to-date audited balance sheet of the Swiss Guarantor;
(ii)     obtain a confirmation of the auditors of the Swiss Guarantor confirming the maximum amount of the freely distributable capital of the relevant Swiss Guarantor;
(iii)    approval by a shareholders' meeting of the Swiss Guarantor of the capital distribution;
(iv)    to the extent permitted by applicable law write up or realize any of the Swiss Guarantor's assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the Swiss Guarantor's business (nicht betriebsnotwendig); and
(v)    all such other measures necessary or useful to allow the Swiss Guarantor to make the payments and perform the obligations hereunder with a minimum of limitations.

(l)    The obligations and liabilities of each Guarantor incorporated in Sweden (each a “Swedish Guarantor”) incurred under its Guarantee shall be limited if (and only if) ~~and to the extent~~ required by an application of the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) ~~regulating (i)~~governing distribution of assets (Chapter 17, Sections 1-4 ~~(or its equivalent from time to time)) and (ii) unlawful financial assistance and other prohibited loans and guarantees (Chapter 21, Section 5 (or its equivalent from time to time))~~of the Swedish Companies Act) and also taking into account any other security granted and/or guarantee given by such Swedish Guarantor subject to the corresponding limitation, and it is understood that the obligations and liabilities of each such Swedish Guarantor in its capacity as Guarantor under its Guarantee shall only ~~applies~~apply to the extent permitted by the ~~aforementioned~~above-mentioned provisions ~~of the Swedish Companies Act~~, and the obligations and liabilities shall be limited in accordance herewith.
(m)    The obligations and liabilities of any Guarantor incorporated in France (each such Guarantor, a “French Guarantor”) under the Notes or this Indenture and in particular under this Article X shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L.225-216 of the French Code de Commerce and/or would constitute a misuse of corporate assets within the meaning of articles L.242-6 or L.244-1 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by French courts.
(i)     The obligations and liabilities of each French Guarantor under this Article X for the obligations under the Notes or this Indenture of any other obligor which is not a Subsidiary of such French Guarantor shall be limited, at any time to an amount equal to the proceeds from the offering of the Notes which the Issuer has applied for the direct or indirect benefit of each French Guarantor through the intercompany loan agreements and cash pooling arrangements that are outstanding on the date a payment is requested to be made by such French Guarantor under this Article X; it being specified that any payment made by a French Guarantor under this Article X in respect of the obligations of the Issuer shall reduce pro tanto the outstanding amount due by such French Guarantor under the intercompany loan agreements or cash pooling arrangements referred to above and that any repayment of the intercompany loans or of the cash pooling arrangements by the French Guarantor shall reduce pro tanto the amount payable under this Article X.
(ii)    The obligations and liabilities of each French Guarantor under this Article X for the obligations under the Notes or this Indenture of any other obligor which is its Subsidiary shall not be limited, and shall therefore cover all amounts due by such obligor. However, where such Subsidiary is itself a Guarantor that guarantees the obligations of an obligor that is not a Subsidiary of the relevant French Guarantor, the amounts payable by such French Guarantor under this paragraph (iii) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (ii) above.
(n)    With respect to any Guarantor incorporated or established in Germany in the legal form of a limited liability company (GmbH) or a limited partnership with a limited liability company as general partner (GmbH & Co. KG) (each a “German Guarantor”), the following shall apply:
(i)    Definitions
“Net Assets” means an amount equal to the sum of the amounts of the German Guarantor's (or, in the case of a GmbH & Co. KG, its general partner's) assets (consisting of all assets which correspond to the items set forth in section 266 paragraph 2 A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch – “HGB”)) less the aggregate amount of such German Guarantor's (or, in the case of a GmbH & Co. KG, its general partner's) liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 paragraph 3 B, C, D and E HGB), save that any obligations (Verbindlichkeiten) of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner) (A) owing to a direct or indirect shareholder of the relevant German Guarantor which are subordinated pursuant to section 39 paragraph 1 no. 5 or section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) and including obligations under guarantees for obligations which are so subordinated or (B) incurred in violation of any of the provisions of this Indenture (unless neither with wilful misconduct nor gross negligence) shall be disregarded.
The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the German Guarantor

(or, in the case of a GmbH & Co. KG, its general partner) in the preparation of its most recent annual balance sheet (Jahresbilanz).
“Protected Capital” means in relation to a German Guarantor the aggregate amount of:
(A)    its (or, where the German Guarantor is a GmbH & Co. KG, its general partner's) share capital (Stammkapital) as registered in the commercial register (Handelsregister) provided that any increase registered after the date of the Indenture (or in case of a New Guarantor, the date it has become a party to the Indenture) shall not be taken into account unless (i) if the increase has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) such increase has been effected with the prior written consent of the Trustee and, in any case, (ii) only to the extent it is fully paid up; and
(B)    its (or when applicable where the German Guarantor is a GmbH & Co. KG, its general partner's) amount of profits (Gewinne) which are not available for distribution to its shareholder(s) in accordance with section 268 paragraph 8 HGB.
“Up-stream and/or Cross-stream Guarantee” means the Guarantee (which, for the purpose of this Schedule 1, shall also include any other obligation of the German Guarantor to reimburse costs or pay indemnities under or in connection with the Indenture) if and to the extent the Guarantee secures the obligations of a Guarantor which is a shareholder of the German Guarantor (and/or, in the case of a GmbH & Co. KG, of its general partner) or an affiliated company (verbundenes Unternehmen) of such shareholder within the meaning of section 16, 17 or 18 of the German Stock Corporation Act (Aktiengesetz) (other than the German Guarantor and its Subsidiaries and, in the case of a GmbH & Co. KG, the general partner and its Subsidiaries), provided that it shall not constitute an Up-stream or Cross-stream Guarantee if and to the extent the Guarantee guarantees amounts outstanding under the Indenture in relation to any financial accommodation made available under the Indenture to any Issuer and on-lent to, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries (and, where the German Guarantor is a GmbH & Co. KG, to, or for the benefit of, its general partner or any of its Subsidiaries) and still outstanding from time to time.
(ii)    This Section applies if and to the extent the Guarantee is given by a German Guarantor and is an Up-stream and/or Cross-stream Guarantee.
(iii)    The Trustee (acting for the Holders of the Notes) agrees that the enforcement of the Guarantee given by a German Guarantor shall be limited if:
(A)    (and to the extent that) the Guarantee constitutes an Upstream- and/or Cross-Stream Guarantee; and
(B)    payment under the Guarantee would otherwise
(1)    have the effect of reducing the German Guarantor's (or, where the German Guarantor is a GmbH & Co. KG, its general partner's) Net Assets to an amount that is lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner's) Protected Capital or, if the amount of the Net Assets is already lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner's) Protected Capital, cause the Net Assets to be further reduced; and
(2)    thereby give rise to a violation of the capital maintenance requirement as set out in section 30 paragraph 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung); and
(C)    the relevant German Guarantor has complied with its obligation to deliver the Management Determination and the Auditor's Determination, in each case together with an up-to-date balance sheet, in accordance with the requirements set out in paragraphs (iv) and (v) below.
(iv)    Within ten (10) Business Days after a Holder of the Notes has made a demand under the Guarantee, the German Guarantor shall provide a certificate signed by its managing director(s) (Geschäftsführer) confirming in writing if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee and an enforcement of the Guarantee would have the effects referred to in paragraph (c) (ii) above (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, its general partner) and a detailed calculation, based on the provisions of this Supplemental Indenture of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner). The relevant German

Guarantor shall fulfill its obligations under the Guarantee within three (3) Business Days of providing the Management Determination (and each Holder of the Notes and/or the Trustee shall be entitled to enforce the Guarantee) in an amount which pursuant to the Management Determination would not cause the effects set out in paragraph (iii) (B) above (irrespective of whether or not the Trustee agrees with the Management Determination).
(v)    If the Trustee (acting on the instructions of the Holder of the Notes) disagrees with the Management Determination, it may within fifteen (15) Business Days of its receipt request the German Guarantor to deliver, at its own cost and expense, within thirty (30) Business Days of such request an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner), drawn-up by an auditor appointed by the German Guarantor in consultation with the Trustee, together with a detailed calculation, based on the provisions of this Indenture, of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) (the “Auditor's Determination”). The German Guarantor shall fulfill its obligations under the Guarantee within three (3) Business Days of providing the Auditor's Determination (and each Holder of the Notes and/or the Trustee shall be entitled to enforce the Guarantee) in an amount which pursuant to the Auditor's Determination would not cause the effects set out in paragraph (iii) (b) above.
(vi)    No reduction of the amount enforceable pursuant to this clause (n) will prejudice the right of the Holders of the Notes and/or the Trustee to continue to enforce the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims guaranteed.
(vii)    Each German Guarantor shall (and, in the case of a German Guarantor in the form of a GmbH & Co. KG, shall procure that its general partner will) do everything commercially justifiable and legally permitted to avoid the enforcement of the Guarantee becoming limited pursuant to the terms of this Schedule and shall in particular, after the occurrence and continuation of an Event of Default and exercise by the Trustee of any of its rights under Section 6.3 of this Indenture and within three (3) months after a written request of the Trustee realize at least at market value any of its (and, in the case of a GmbH & Co. KG, any of its general partner's) assets that are not necessary, as determined by the relevant German Guarantor in its sole discretion, for its business (nicht betriebsnotwendig) (or, in the case of a GmbH & Co. KG, that of its general partner) and is shown in its (or, in the case of a GmbH & Co. KG, its general partner's) balance sheet with a book value that is in the reasonable opinion of the Trustee significantly lower than the market value.
(o)    %4. Notwithstanding anything to the contrary contained in this Indenture, the aggregate maximum amount payable by any Guarantor incorporated in Luxembourg (each, a “Luxembourg Guarantor”) in respect of the aggregate amount of its Guarantee obligations under this Indenture for the obligations of any Issuer which is not its direct or indirect subsidiary shall be limited at any time to an amount (the “Amount”) not exceeding the higher of:
(A)    95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the subordinated debt (dettes subordonnées) owed by such Luxembourg Guarantor (excluding however any amounts borrowed by such Luxembourg Guarantor as per Section 10.1(o)(ii)) (the “Luxembourg Subordinated Debt”), as referred to in annex I ~~(“Annex I”) to the grand-ducal regulation~~to the Grand-Ducal Regulation dated 18 December 2015 ~~determining~~setting out the form and content of the presentation of the balance sheet and profit and loss account ~~implementing Articles 34, 35, 46 and 47 of the Luxembourg law dated~~, enforcing the Law of 19 December 2002 ~~concerning~~on the ~~trade~~register of commerce and companies ~~register~~ and the accounting and annual accounts of undertakings, as amended (~~the~~ “~~Regulation~~Annex I”)~~,~~ at the date of ~~this~~the Seventh Supplemental Indenture; and
(B)    95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the Luxembourg Subordinated Debt as referred to in Annex I ~~of the Regulation~~ at the date the guarantee is called.
(ii)    The above limitation shall not apply to any amounts (if any) issued by the Issuer under this Indenture where the issued amounts have been directly or indirectly lent or otherwise made available by the Issuer to a Luxembourg Guarantor or to any direct or indirect subsidiary of a Luxembourg Guarantor~~;~~.
(iii)    Any Amount called under the Guarantee of a Luxembourg Guarantor is to be deducted from the Amount as defined in the Subsidiary Guaranty (as defined in the Senior Credit Agreement) and from the Amount as defined in the Existing Secured Notes Indenture at the moment of such calling.
(a)    %4. The obligations, covenants, acknowledgments, consents, agreements, representations and warranties contained in the Notes or this Indenture shall, with respect to any Guarantor which is (A) a public company or (B) a company incorporated in Singapore whose holding company is a public company (each such Guarantor, a “Relevant Singapore Guarantor”), only be effective and deemed to be given by such Relevant Singapore Guarantor on and from, but not prior to, such time that the Singapore Whitewash Process is completed in accordance with the applicable provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”); and
(i)    The obligations of any Relevant Singapore Guarantor under the Notes or this Indenture shall not at any time extend to or include any liability or obligation which would, if so extended to or included, result in any violation of Section 76 of the Singapore Companies Act.
(ii)    For the purposes of this Section 10.1(p),
(A)    “holding company” has the meaning given to it in the Singapore Companies Act;
(B)    “public company” has the meaning given to it in the Singapore Companies Act; and
(C)    “Singapore Whitewash Process” means the approval by the shareholders and/or (as the case may be) the board of directors of the relevant Relevant Singapore Guarantor of the provision of financial assistance (being financial assistance which would otherwise be prohibited by Section 76 of the Singapore Companies Act) by that Relevant Singapore Guarantor in relation to its undertaking of any obligations under the Notes or this Indenture, and the satisfaction by that Relevant Singapore Guarantor of all other conditions required to be fulfilled under Singapore law prior to the provision of such financial assistance by that Relevant Singapore Guarantor, in accordance with the requirements of Section 76 of the Singapore Companies Act.

SECTION 10.2.    Limitation on Liability; Termination, Release and Discharge.
(a)    Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or the laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(b)    A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture shall be released and discharged upon:
(1) the sale, exchange, disposition or other transfer (including through merger, consolidation or dissolution) of (x) the Capital Stock of such Guarantor, if after such transaction the Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor if such sale, exchange, disposition or other transfer (including through merger, consolidation or dissolution) is made in compliance with this Indenture;
(2) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 3.4, Section 3.14 and the definition of “Unrestricted Subsidiary;”
(3) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 3.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary or the repayment of Indebtedness, in each case, which resulted in the obligation to guarantee the Notes, except if a release or discharge is by or as a result of payment in connection with the enforcement of remedies under such other guarantee;
(4) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s Obligations under this Indenture are satisfied and discharged in accordance with the terms of this Indenture; or
(5) the release or discharge of the Guarantee by, or direct obligation of, such Guarantor of the Obligations under the Senior Credit Agreement, except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation.
A Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing either the Senior Credit Agreement or the Existing Secured Notes Indenture or other exercise of remedies in respect thereof.
(c)    ~~The Guarantee of Parent shall be released if the Issuer exercises its legal defeasance option or covenant defeasance option pursuant to Section 8.1 or if the Issuer’s obligations under this Indenture are discharged in accordance with this Indenture.~~[Reserved].
(d)    If any Guarantor is released from its Guarantee, any of its Subsidiaries that are Guarantors shall be released from their Guarantees, if any.
(e)    In the case of Section 10.2(b), the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(f)    The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3.    Right of Contribution. Each Guarantor hereby agrees that to the extent that any such Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Guarantee, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who have not paid their proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
SECTION 10.4.    No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

INTENTIONALLY OMITTED
ARTICLE XII

MISCELLANEOUS
SECTION 12.1.    Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing. Notices personally delivered will be deemed given at the time delivered by hand. Notices given by facsimile or email will be deemed given when receipt is acknowledged. Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:
if to the Issuer or any Guarantor:
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Fax: (215) 255-7949
Tel: (215) 255-4322
Attention to: General Counsel

if to the Trustee:

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Facsimile: (203) 453-1183
Attention: Corporate Capital Markets
if to Citigroup AG:
Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main, Germany
Facsimile: +49 69 2222 9586
Attention: Agency & Trust

if to Citibank N.A.:
Citibank N.A., London Branch
Citigroup Centre, 33 Canada Square,
London E14 5LB, United Kingdom
Facsimile: + 353 1 622 2210
Attention: Agency & Trust

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the applicable Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
The Trustee and each Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee or each Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or any such Agent in its discretion elects to act upon such instructions, the Trustee’s or each Agent’s understanding of such instructions shall be deemed controlling. The Trustee and each Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or each Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and each Agent, including without limitation the risk of the Trustee and each Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the applicable Depositary, Common Depositary or Clearing System, as applicable (or its designee) pursuant to the standing instructions from such applicable Depositary, Common Depositary or Clearing System, as applicable.
SECTION 12.2.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except in connection with (x) the original issuance of Notes on the date hereof and (y), with respect to clause (ii) below, the execution of any amendment or supplement adding a new Guarantor under this Indenture), the Issuer shall furnish to the Trustee:
(i)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)    an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.3.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and also shall include:
(i)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.
SECTION 12.4.    [Reserved].
SECTION 12.5.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The applicable Registrar and the applicable Paying Agent may make reasonable rules for their functions.
SECTION 12.6.    Days Other than Business Days. If a payment date, Redemption Date or purchase date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 12.7.    Governing Law. This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 12.8.    Jurisdiction and Service. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantees, Parent Guarantor and each Guarantor that is organized under laws other than those of the United States or a state or territory thereof or the District of Columbia hereby (i) irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States (ii) waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees in such courts on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, (iii) designate and appoint the Issuer as their authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and (iv) agree that service of any process, summons, notice or document by U.S. registered mail addressed to the Issuer, with written notice of said service to such Person at the address of the Issuer set forth in Section 12.1, shall be effective service of process for any such legal action or proceeding brought in any such court.
SECTION 12.9.    Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10.    No Recourse Against Others. No manager, managing director, incorporator, director, officer, employee or Holder of any Equity Interests of Parent Guarantor, the Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
SECTION 12.11.    Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.12.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture.
SECTION 12.13.    Variable Provisions. For purposes of the Dollar Notes, the Issuer initially appoints the Trustee as Paying Agent and Registrar and Notes Custodian with respect to any Global Notes.
SECTION 12.14.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.16.    USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
SECTION 12.17.    Information Reporting and Collection. Each of the Issuer, Citigroup AG and Citibank N.A. (each, a “Reporting Party”) shall, within ten Business Days of a written request by another Reporting Party, supply to that other Reporting Party such forms, documentation and other information relating to it, its operations, or the Notes as that other Reporting Party reasonably requests for the purposes of that other Reporting Party’s compliance with Applicable Law and shall notify the relevant other Reporting Party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such Reporting Party is (or becomes) inaccurate in any material respect; provided, however, that no Reporting Party shall be required to provide any forms, documentation or other information pursuant to this Section 12.17 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such Reporting Party and cannot be obtained by such Reporting Party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such Reporting Party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Section 12.17, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any Reporting Party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any Reporting Party that is customarily entered into by institutions of a similar nature.

SECTION 12.18.    Tax Forms. Upon the request of the Issuer, the Paying Agent for the Euro Notes shall deliver to the Issuer a properly completed and duly signed original copy of IRS Form W-9 (or any successor form).
SECTION 12.19.    Withholding.
(a)    Notwithstanding any other provision of this Indenture, the Paying Agent for the Euro Notes shall make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax to the extent so required by Applicable Law, in which event such Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 12.19. For purposes of this Section 12.19, “Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.
(b)    In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to the Paying Agent for the Euro Notes on the Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement and the Trust Deed. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 12.19.
SECTION 12.20.    Illegality. Notwithstanding anything else herein contained, any Agent for the Euro Notes may refrain without liability from doing anything that would or reasonably might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Germany, the United States or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
SECTION 12.21.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the applicable Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.22.    Australian Code of Banking Practice. The parties hereto agree that the Australian Code of Banking Practice does not apply to this Indenture or the Notes.
ARTICLE XIII

MEASURING COMPLIANCE
SECTION 13.1.    Compliance in Connection with Certain Investments and Repayments.
(a)    With respect to any Investment or acquisition, in each case, for which Parent Guarantor or any Subsidiary of Parent Guarantor may not terminate its obligations (or may not do so without incurring significant expense) due to a lack of financing for such Investment or acquisition (whether by merger, consolidation or other business combination or the acquisition of Capital Stock or otherwise), as applicable, which may be conditional, has been delivered, in each case for purposes of determining:
(1)    whether any Indebtedness (including Acquired Indebtedness) that is being incurred in connection with such Investment or acquisition is permitted to be incurred in compliance with Section 3.3;
(2)    whether any Lien being incurred in connection with such Investment or acquisition or to secure any such Indebtedness is permitted to be incurred in accordance with Section 3.5 or the definition of “Permitted Liens”;
(3)    whether any other transaction undertaken or proposed to be undertaken in connection with such Investment or acquisition complies with the covenants or agreements contained in this Indenture or the Notes; and

(4)    any calculation of the ratios, including Fixed Charge Coverage Ratio, Consolidated Total Net Debt Ratio, Consolidated Senior Secured Net Debt Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Net Tangible Assets, Consolidated Total Assets and/or Pro Forma Cost Savings and, whether a Default or Event of Default exists in connection with the foregoing, at the option of Parent Guarantor, using the date that the definitive agreement for such Investment or acquisition is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if Parent Guarantor elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Fixed Charge Coverage Ratio, Consolidated Total Net Debt Ratio, Consolidated Senior Secured Net Debt Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Net Tangible Assets, Consolidated Total Assets and/or Pro Forma Cost Savings of Parent Guarantor from the Transaction Agreement Date to the date of consummation of such Investment or acquisition, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Investment or acquisition or in connection with compliance by Parent Guarantor or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other transaction undertaken in connection with such Investment or acquisition is permitted to be Incurred and (b) until such Investment or acquisition is consummated or such definitive agreements are terminated, such Investment or acquisition and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment or acquisition) that are consummated after the Transaction Agreement Date and on or prior to the date of consummation of such Investment or acquisition and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the date of consummation of such Investment or acquisition. The compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.
(b)    For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Parent Guarantor.
(c)    For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
AXALTA COATING SYSTEMS, LLC
By:    /s/ Robert W. Bryant
Name:    Robert W. Bryant
Title:     Executive Vice President and Chief     Financial Officer
AXALTA COATING SYSTEMS
AUSTRALIA PTY LTD
By:    /s/ Steven Stillone
Name:    Steven Stillone
Title:     Company Director
By:    /s/ Gregory Taylor
Name:    Gregory Taylor
Title:     Director
AXALTA COATING SYSTEMS
BRAXIL LTDA
By:    /s/ Luciano Ruggieri Salmeron
Name:    Luciano Ruggieri Salmeron
Title:     Director
By:    /s/ Renato Cesar Waetge
Name:    Renato Cesar Waetge
Title:     Director
AXALTA COATING SYSTEMS
CANADA COMPANY
By:    /s/ Brent Jamieson
Name:    Brent Jamieson
Title:     President
AXALTA COATING SYSTEMS
FRANCE HOLDING SAS
By:    /s/ Pascal Nicard

Name:    Pascal Nicard
Title:     Président
AXALTA COATING SYSTEMS
DEUTSCHLAND HOLDING GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS
VERWALTUNGS GMBH
which in turn is represented
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director
AXALTA COATING SYSTEMS GERMANY
BETEILIGUNGS GMBH
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director

AXALTA COATING SYSTEMS GERMANY
GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS
DEUTSCHLAND HOLDING GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS
VERWALTUNGS GMBH
which in turns is represented
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro

Title:	Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes

Title:	Managing Director
AXALTA COATING SYSTEMS LOGISTIK
GERMANY GMBH & CO. KG
represented by its general partner
AXALTA COATING SYSTEMS
VERWALTUNGS GMBH
which in turns is represented
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director

AXALTA COATING SYSTEMS
VERWALTUNGS GMBH
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director
SPIES HECKER GMBH
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director
STANDOX GMBH
By:    /s/ Ignacio Roman-Navarro
Name:    Ignacio Roman-Navarro
Title:     Managing Director
By:    /s/ Norbert Weckes
Name:    Norbert Weckes
Title:     Managing Director
AXALTA COATING SYSTEMS
IRELAND LIMITED
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Director

AXALTA COATING SYSTEMS
FINANCE 1 S.Á.R.L.
Société à responsabilité limitée
Registered office : 10A, rue Henri M. Schnadt, L-
2530 Luxembourg, Grand Duchy of Luxembourg
Share capital : 13,200,003 EUR
RCS number : B173442
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Manager
AXALTA COATING SYSTEMS
FINANCE 2 S.Á.R.L.
Société à responsabilité limitée
Registered office : 10A, rue Henri M. Schnadt, L-
2530 Luxembourg, Grand Duchy of Luxembourg
Share capital : 2,500,007 EUR
RCS number : B174719
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Manager
AXALTA COATING SYSTEMS
FINANCE 3 S.Á.R.L.
Société à responsabilité limitée
Registered office : 10A, rue Henri M. Schnadt, L-2530 Luxembourg, Grand Duchy of Luxembourg
Share capital : 12,500 EUR
RCS number : B 192339
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Manager

AXALTA COATING SYSTEMS LUXEMBOURG
HOLDING 2 S.Á.R.L.
Société à responsabilité limitée
Registered office : 10A, rue Henri M. Schnadt, L-2530 Luxembourg, Grand Duchy of Luxembourg
Share capital : 8,020,006 EUR
RCS number : B173385
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Manager
AXALTA COATING SYSTEMS LUXEMBOURG
HOLDING S.Á.R.L.
Société à responsabilité limitée
Registered office : 10A, rue Henri M. Schnadt, L-2530 Luxembourg, Grand Duchy of Luxembourg
Share capital : 5,000,004 EUR
RCS number : B171370
By:    /s/ Nicolas Pigeon
Name:    Nicolas Pigeon
Title:     Manager
AXALTA COATING SYSTEMS MÉXICO,
S. de R.L. de C.V.
By:    /s/ Miguel D. Paredes Fuentes
Name:    Miguel D. Paredes Fuentes
Title:     Legal Director & Secretary of the BoD
AXALTA COATING SYSTEMS SERVICIOS MÉXICO, S. de R.L. de C.V.
By:    /s/ Miguel D. Paredes Fuentes
Name:    Miguel D. Paredes Fuentes
Title:     Legal Director & Secretary of the BoD

AXALTA COATING SYSTEMS ASIA HOLDING B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven
Name:    Annemiek van Leuven
Title:     Managing Director
AXALTA COATING SYSTEMS BENELUX B.V.
By:    /s/ Dirk M. Lippens
Name:    Dirk M. Lippens
Title:     Managing Director
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
AXALTA COATING SYSTEMS DUTCH HOLDING 1 B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven
Name:    Annemiek van Leuven
Title:     Managing Director
AXALTA COATING SYSTEMS DUTCH HOLDING 2 B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven

Name:    Annemiek van Leuven
Title:     Managing Director

AXALTA COATING SYSTEMS DUTCH HOLDING B B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven
Name:    Annemiek van Leuven
Title:     Managing Director
AXALTA COATING SYSTEMS EMEA HOLDING B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven
Name:    Annemiek van Leuven
Title:     Managing Director
AXALTA COATING SYSTEMS LA
HOLDING II B.V.
By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director
By:    /s/. Annemiek van Leuven
Name:    Annemiek van Leuven
Title:     Managing Director
METALAK B.V.
By:    /s/ Dirk M. Lippens
Name:    Dirk M. Lippens
Title:     Managing Director

By:    /s/ M. Apeldoorn
Name:    M. Apeldoorn
Title:     Managing Director

LIMITED LIABILITY COMPANY “AXALTA COATING SYSTEMS RUS”
By:    /s/ Alexy Aleksandrovich Vodinsky
Name:    Alexy Aleksandrovich Vodinsky
Title:     General Director
AXALTA COATING SYSTEMS SINGAPORE HOLDING PTE. LTD.
By:    /s/ Sethi Sobers
Name:    Sethi Sobers
Title:     Director
AXALTA COATING SYSTEMS SCANDINAVIA HOLDING AB
By:    /s/ Kenneth Gullstrand
Name:    Kenneth Gullstrand
Title:     Board Member
By:    /s/ Mats Edlund
Name:    Mats Edlund
Title:     Board Member
AXALTA COATING SYSTEMS SWEDEN AB
By:    /s/ Mats Edlund
Name:    Mats Edlund
Title:     Board Member
By:    /s/ Kenneth Gullstrand
Name:    Kenneth Gullstrand
Title:     Board Member
AXALTA POWDER COATING SYSTEMS NORDIC AB

By:    /s/ Björn Wagner
Name:    Björn Wagner
Title:     Director

AXALTA COATING SYSTEMS GmbH
By:    /s/ Matthias Schönberg
Name:    Matthias Schönberg
Title:     Director
AXALTA COATING SYSTEMS INTERNATIONAL HOLDING GmbH
By:    /s/ Matthias Schönberg
Name:    Matthias Schönberg
Title:     Director
AXALTA COATING SYSTEMS INTERNATIONAL Sàrl
By:    /s/ Daniëlle Blomert
Name:    Daniëlle Blomert
Title:     Director
AXALTA COATING SYSTEMS
SWITZERLAND Sàrl
By:    /s/ Daniëlle Blomert
Name:    Daniëlle Blomert
Title:     Director
AXALTA POLYMER POWDERS
SWITZERLAND Sàrl
By:    /s/ Olivier Michel Jean Edmond Cohu
Name:    Olivier Michel Jean Edmond Cohu
Title:     Director
By:    /s/ Daniëlle Blomert
Name:    Daniëlle Blomert

Title:     Managing Director
AXALTA COATING SYSTEMS UK (2) LIMITED
By:    /s/ James Blenkinsopp
Name:    James Blenkinsopp
Title:     Director
AXALTA COATING SYSTEMS UK HOLDING LIMITED
By:    /s/ James Blenkinsopp
Name:    James Blenkinsopp
Title:     Director
AXALTA COATING SYSTEMS UK LIMITED
By:    /s/ James Blenkinsopp
Name:    James Blenkinsopp
Title:     Director
AXALTA POWDER COATING SYSTEMS UK LIMITED
By:    /s/ James Blenkinsopp
Name:    James Blenkinsopp
Title:     Director
AXALTA COATING SYSTEMS IP CO. LLC
AXALTA COATING SYSTEMS U.S. HOLDINGS, INC.
AXALTA COATING SYSTEMS U.S., INC.
AXALTA COATING SYSTEMS USA HOLDINGS, INC.
AXALTA POWDER COATING SYSTEMS USA, LLC
CHEMSPEC USA, LLC
COATINGS FOREIGN IP CO. LLC
By:    /s/ Robert W. Bryant
Name:    Robert W. Bryant
Title:     Executive Vice President and Chief     Financial Officer

WILMINGTON TRUST NATIONAL ASSOCIATION, as trustee
By:    /s/ Joseph P. O’Donnell
Name:    Joseph P. O’Donnell
Title:     Vice President

[Signature Page to the Indenture]

CITI BANK N.A., LONDON BRANCH, as Euro Notes Paying Agent and Euro Notes Authenticating Agent
By:    /s/ Stuart Sullivan
Name:    Stuart Sullivan
Title:     Vice President
CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG, as Euro Notes Registrar
By:    /s/ Siegfried Roos
Name:    Siegfried Roos
Title:
By:    /s/ Gabriele Fisch
Name:    Gabriele Fisch
Title:

[Signature Page to the Indenture]

EXHIBIT A-1

[FORM OF FACE OF NOTE]
Global Note Legend, if applicable
Private Placement Legend, if applicable
Temporary Regulation S Legend, if applicable

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No. [___]	Principal Amount $[________________], as revised by the Schedule of Increases or Decreases in the Global Note attached hereto

CUSIP NO. _________________

AXALTA COATING SYSTEMS, LLC
4.875% Senior Note due 2024
Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware, promises to pay to Cede & Co., or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on August 15, 2024.
Interest Payment Dates: February 15 and August 15.
Record Dates: February 1 and August 1.
Additional provisions of this Note are set forth on the other side of this Note.

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AXALTA COATING SYSTEMS, LLC
By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By: _______________________________
    Authorized Signatory    Date:

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[FORM OF REVERSE SIDE OF NOTE]
4.875% Senior Note due 2024

1.	Interest
Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.
The Issuer shall pay interest semiannually on February 15 and August 15 of each year, with the first interest payment to be made on February 15, 2017. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 16, 2016. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at 2.00% per annum in excess of the above rate and shall pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.	Method of Payment
By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the applicable Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date. Holders must surrender Notes to the applicable Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the applicable Paying Agent by the transfer of immediately available funds to the accounts specified by the applicable Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the applicable Paying Agent by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar
Initially, Wilmington Trust, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at 246 Goose Lane, Suite 105, Guilford, CT 06437 (“Trustee”), shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Parent Guarantor or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

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The Issuer issued the Notes under an Indenture dated as of August 16, 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors party thereto, the Trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are senior unsecured obligations of the Issuer. This Note is one of the 4.875% Senior Notes due 2024 referred to in the Indenture. The Notes include (i) $500,000,000 aggregate principal amount of the Issuer’s 4.875% Senior Note due 2024 issued under the Indenture on August 16, 2016 (herein called “Initial Notes”) and (ii) if and when issued, additional Notes of the Issuer that may be issued from time to time under the Indenture subsequent to August 16, 2016 (herein called “Additional Notes”).

5.	Guarantee
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally Guaranteed (and future guarantors shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis, subject to the limitations described in Article X of the Indenture.

6.	Optional Redemption
(a)    On and after August 15, 2019, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Year	Percentage
2019	103.656%
2020	102.438%
2021	101.219%
2022 and thereafter	100.000%

(b)    At any time prior to August 15, 2019, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

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(c)    At any time and from time to time, upon notice as described in Section 5.4 of the Indenture, prior to August 15, 2019, the Issuer may redeem in the aggregate up to 40.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount equal to the net cash proceeds of one or more Equity Offerings by Parent Guarantor or any direct or indirect parent of Parent Guarantor, to the extent the net cash proceeds thereof are contributed to the common equity capital of Parent Guarantor or used to purchase Capital Stock (other than Disqualified Stock) of Parent Guarantor from it, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 104.875% plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided further, that for purposes of calculating the principal amount of the Notes able to be redeemed with the net cash proceeds of such Equity Offering or Equity Offerings, such amount shall include only the principal amount of the Notes to be redeemed plus the premium on such Notes to be redeemed; and provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated.
(d)    At any time, the Issuer or a third party will have the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date) following the consummation of a Change of Control if at least 90.0% of the Dollar Notes outstanding prior to such date of purchase are purchased pursuant to a Change of Control Offer with respect to such Change of Control Offer.
(e)    In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
(f)    Unless the Issuer defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(g)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Article V of the Indenture.

7.	Change of Control; Asset Sales
(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder will have the right to require the Issuer to repurchase all or any part (in minimum denominations of $150,000 and in integral multiples of $1,000 in excess thereof; provided that the Notes submitted or selected for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $150,000) of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount of

A-7

the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
(b)    Any Change of Control Offer may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such Change of Control Offer or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the purchase date, or by the purchase date so delayed.
(c)    In the event of an Asset Sale Offer that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuer shall be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) and 5.8 of the Indenture at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date). Holders that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuer, the applicable Depositary, if appointed by the Issuer, or the applicable Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date.

8.	Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of principal amount of $150,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The applicable Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The applicable Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

9.	Persons Deemed Owners
The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or the applicable Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.	Discharge and Defeasance

A-8

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Waiver
The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

13.	Defaults and Remedies
Events of Default shall be as set forth in Article VI of the Indenture.
If an Event of Default occurs and is continuing, the Trustee or Holders of at least 30.0% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuer or Parent Guarantor are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.	Trustee Dealings with the Issuer
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others
No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in Parent Guarantor, Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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16.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

19.	Successor Entity
When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

20.	Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ____________agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ______________     Your Signature: __________________
Signature Guarantee: _________________________
    (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of the Note shall be $ [_____________]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐ 3.7	☐ 3.9
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $150,000 or integral multiples of $1,000 in excess thereof): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: ____________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

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EXHIBIT A-2

[FORM OF FACE OF NOTE]
Global Note Legend, if applicable
Private Placement Legend, if applicable
Temporary Regulation S Legend, if applicable

No. [___]	Principal Amount €[________________], as revised by the Schedule of Increases or Decreases in the Global Note attached hereto

Common Code _________________

AXALTA COATING SYSTEMS, LLC
4.250% Senior Notes due 2024
Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware, promises to pay to CITIVIC NOMINEES LIMITED, or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on August 15, 2024.
Interest Payment Dates: February 15 and August 15.
Record Dates: February 1 and August 1.
Additional provisions of this Note are set forth on the other side of this Note.

AXALTA COATING SYSTEMS, LLC
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
Citibank N.A., London Branch

as Authenticating Agent for Wilmington Trust,
National Association, as Trustee, certifies that this
is one of the Notes referred to in the Indenture.

acting by its designated signatory

By: _______________________________
    Authorized Signatory    Date:

[FORM OF REVERSE SIDE OF NOTE]
4.250% Senior Notes due 2024

1.	Interest
Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.
The Issuer shall pay interest semiannually on February 15 and August 15 of each year, with the first interest payment to be made on February 15, 2017. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 16, 2016. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at 2.00% per annum in excess of the above rate and shall pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.	Method of Payment
By no later than 10:00 a.m. (London time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the applicable Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date. Holders must surrender Notes to the applicable Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the applicable Paying Agent by the transfer of immediately available funds to the accounts specified by the Common Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the applicable Paying Agent by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar
Initially, Citibank N.A., London Branch, organized as a national banking association formed under the laws of the United States of America having in Great Britain a principal branch office at Citigroup Centre, Canada Square, London E14 5LB, United Kingdom, with company number FC001835 and branch number BR001018, shall act as Paying Agent for the Notes, and Citigroup Global Markets Deutschland AG, duly organized and existing under the laws of Germany and having a registered office at Reuterweg 16, D-60323 Frankfurt am Main, Germany, shall act as Registrar for the Notes. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Parent Guarantor or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture
The Issuer issued the Notes under an Indenture dated as of August 16, 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors party thereto, Wilmington Trust, National Association as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as paying agent and authenticating agent. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are senior unsecured obligations of the Issuer. This Note is one of the 4.250% Senior Notes due 2024 referred to in the Indenture. The Notes include (i) €335,000,000 aggregate principal amount of the Issuer’s 4.250% Senior Notes due 2024 issued under the Indenture on August 16, 2016 (herein called “Initial Notes”) and (ii) if and when issued, additional Notes of the Issuer that may be issued from time to time under the Indenture subsequent to August 16, 2016 (herein called “Additional Notes”).

5.	Guarantees
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally Guaranteed (and future guarantors shall unconditionally Guarantee), jointly and severally, such obligations on a senior secured basis, subject to the limitations described in Article X of the Indenture.

6.	Optional Redemption
(a)    On and after August 15, 2019, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Year	Percentage
2019	103.188%
2020	102.125%
2021	101.063%
2022 and thereafter	100.000%

(b)    At any time prior to August 15, 2019, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)    At any time and from time to time, upon notice as described in Section 5.4 of the Indenture, prior to August 15, 2019, the Issuer may redeem in the aggregate up to 40.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount equal to the net cash proceeds of one or more Equity Offerings by Parent Guarantor or any direct or indirect parent of Parent Guarantor, to the extent the net cash proceeds thereof are contributed to the common equity capital of Parent Guarantor or used to purchase Capital Stock (other than Disqualified Stock) of Parent Guarantor from it, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 104.250% plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided further, that for purposes of calculating the principal amount of the Notes able to be redeemed with the net cash proceeds of such Equity Offering or Equity Offerings, such amount shall include only the principal amount of the Notes to be redeemed plus the premium on such Notes to be redeemed; and provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated.
(d)    At any time, the Issuer or a third party will have the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date) following the consummation of a Change of Control if at least 90.0% of the Notes outstanding prior to such date of purchase are purchased pursuant to a Change of Control Offer with respect to such Change of Control Offer.

(e)    In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
(f)    Unless the Issuer defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(g)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Article V of the Indenture.

7.	Change of Control; Asset Sales
(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Issuer to repurchase all or any part (in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof; provided that the Notes submitted or selected for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of

€100,000) of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
(b)    Any Change of Control Offer may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such Change of Control Offer or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the purchase date, or by the purchase date so delayed.
(c)    In the event of an Asset Sale Offer that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuer shall be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) and 5.8 of the Indenture at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date). Holders that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuer, a Common Depositary, if appointed by the Issuer, or the applicable Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date.

8.	Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of principal amount of €100,000 and whole multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The applicable Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The applicable Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

9.	Persons Deemed Owners
The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or the applicable Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer irrevocably deposits in trust with the Trustee money or euro-denominated European Government Obligations or a combination thereof (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Waiver
The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

13.	Defaults and Remedies
Events of Default shall be as set forth in Article VI of the Indenture.
If an Event of Default occurs and is continuing, the Trustee or Holders of at least 30.0% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuer or Parent Guarantor are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.	Trustee Dealings with the Issuer
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others
No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in Parent Guarantor, Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.	Common Codes
The Issuer has caused Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

19.	Successor Entity
When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

20.	Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ____________agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ______________     Your Signature: __________________
Signature Guarantee: _________________________
    (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of the Note shall be € [_____________]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of applicable Registrar or Registrar’s agent

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐ 3.7	☐ 3.9
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of €100,000 or integral multiples of €1,000 in excess thereof): €

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: ____________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B-1
FORM OF CERTIFICATE OF TRANSFER

Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Facsimile: (203) 453-1183
Attention: Corporate Capital Markets
Re: 4.875% Senior Notes due 2024
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages thereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]

1.
☐    Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.
☐    Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.
☐    Check and complete if Transferee shall take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b)	☐ such Transfer is being effected to the Issuer, Parent Guarantor or a subsidiary thereof;
or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

(d)
☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $150,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)
☐    Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)
☐    Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)
☐    Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐    a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ IAI Global Note (CUSIP [ ]), or
(b)    ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)    ☐    a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]), or

(iv)	☐ IAI Global Note (CUSIP [ ]), or
(b)    ☐    a Restricted Definitive Note; or
(c)    ☐    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT B-2
FORM OF CERTIFICATE OF TRANSFER

Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel

Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main, Germany
Facsimile: +49 69 2222 9586
Attention: Agency & Trust
Re: 4.250% Senior Notes due 2024
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages thereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €____ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]

1.
☐    Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.
☐    Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.
☐    Check and complete if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b)	☐ such Transfer is being effected to the Issuer, Parent Guarantor or a subsidiary thereof;
or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4.	☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)
☐    Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)
☐    Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)
☐    Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐    a beneficial interest in the:

(i)	☐ 144A Global Note (Common Code [ ]), or

(ii)	☐ Regulation S Global Note (Common Code [ ]), or
(b)    ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)    ☐    a beneficial interest in the:

(i)	☐ 144A Global Note (Common Code [ ]), or

(ii)	☐ Regulation S Global Note (Common Code [ ]), or

(iii)	☐ Unrestricted Global Note (Common Code [ ]), or
(b)    ☐    a Restricted Definitive Note; or
(c)    ☐    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C-1
FORM OF CERTIFICATE OF EXCHANGE

Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Facsimile: (203) 453-1183
Attention: Corporate Capital Markets

Re: 4.875% Senior Notes due 2024
(CUSIP [    ])
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

EXHIBIT C-2
FORM OF CERTIFICATE OF EXCHANGE

Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main, Germany
Facsimile: +49 69 2222 9586
Attention: Agency & Trust

Re: 4.250% Senior Notes due 2024
(Common Code [     ])
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]
By:
    Name:
    Title:

Dated:

EXHIBIT D-1

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Facsimile: (203) 453-1183
Attention: Corporate Capital Markets
Re: 4.875% Senior Notes due 2024
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $         aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Dollar Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Dollar Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Dollar Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Dollar Notes or any interest therein, we shall do so only (A) to the Issuer, Parent Guarantor or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Dollar Notes, at the time of transfer of less than $150,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Dollar Notes or beneficial interest therein, we shall be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Dollar Notes purchased by us shall bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Dollar Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Dollar Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

    [Insert Name of Accredited Investor]
By:
    Name:
    Title:

Dated:

EXHIBIT D-2

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt am Main, Germany
Facsimile: +49 69 2222 9586
Attention: Agency & Trust

Re: 4.250% Senior Notes due 2024
Reference is hereby made to the Indenture, dated as of August 16, 2016 (the “Indenture”), among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of €         aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Euro Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Euro Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Euro Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Euro Notes or any interest therein, we shall do so only (A) to the Issuer, Parent Guarantor or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional

D-1

“accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Euro Notes, at the time of transfer of less than €100,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Euro Notes or beneficial interest therein, we shall be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Euro Notes purchased by us shall bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Euro Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Euro Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

    [Insert Name of Accredited Investor]
By:
    Name:
    Title:

Dated:

EXHIBIT E-1
Form of Supplemental Indenture

THIS [●] SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”), is by and among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, certain guarantors listed on the signature pages thereto, the Trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent, are parties to an indenture dated as of August 16, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 4.875% Senior Notes due 2024 (the “Notes”);
WHEREAS, [Section 3.11 – Additional Guarantors] of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and
WHEREAS, pursuant to [Section 9.1 - Amendments Without Consent of Holders] of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreements to Become Guarantors. (a) Each of the New Guarantors hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in [Article X-Guarantees] of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.
(b)    [Local law limitations to be inserted, if applicable.]
3.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in Parent Guarantor, the Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    Notices. For purposes of [Section 12.1-Notices] of the Indenture, the address for notices to each of the New Guarantors shall be:
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
6.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
8.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors and the Issuer.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
AXALTA COATING SYSTEMS, LLC

By:
    Name: [    ]
    Title: [    ]
[•], as a New Guarantor

By:
    Name: [    ]
    Title: [    ]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
    Name: [    ]
    Title: [    ]

EXHIBIT E-2

Form of Supplemental Indenture

THIS [●] SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”), is by and among Axalta Coating Systems, LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, certain guarantors listed on the signature pages thereto, the Trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as a paying agent and authenticating agent, are parties to an indenture dated as of August 16, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 4.250% Senior Notes due 2024 (the “Notes”);
WHEREAS, [Section 3.11 – Additional Guarantors] of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and
WHEREAS, pursuant to [Section 9.1 - Amendments Without Consent of Holders] of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreements to Become Guarantors. (a)Each of the New Guarantors hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in [Article X-Guarantees] of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.
(b)    [Local law limitations to be inserted, if applicable.]
3.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in Parent Guarantor, the Issuer, any Subsidiary or any direct or indirect parent of Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    Notices. For purposes of [Section 12.1-Notices] of the Indenture, the address for notices to each of the New Guarantors shall be:
Axalta Coating Systems, LLC
Two Commerce Square
2001 Market Street, 36th Floor
Philadelphia, PA 19103
Facsimile: (215) 255-7949
Attention: General Counsel
6.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
8.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors and the Issuer.
[remainder of page intentionally blank]
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
AXALTA COATING SYSTEMS, LLC

By:
    Name: [    ]
    Title: [    ]
[•], as a New Guarantor

By:
    Name: [    ]
    Title: [    ]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
    Name: [    ]
    Title: [    ]

D-2